Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    --------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933

                                    --------

                              CENTER BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

New Jersey                             6021                    52-1273725
------------                           ----                    ----------
(State or other                 (Primary Standard               (I.R.S.
jurisdiction of                     Industrial                  Employer
incorporation or               Classification No.)           Identification
organization)                                                   Number)


                               2455 Morris Avenue
                              Union, NJ 07083-0007
                                  908-688-9500
    -----------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                  John J. Davis
                      President and Chief Executive Officer
                              Center Bancorp, Inc.
                               2455 Morris Avenue
                          Union, New Jersey 07083-0007

                                ----------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   Copies to:

Peter H. Ehrenberg, Esq.                         Michael M. Horn, Esq.
Lowenstein Sandler PC                            McCarter & English, L.L.P.
65 Livingston Avenue                             Four Gateway Center
Roseland, New Jersey 07068                       100 Mulberry St.
(973) 597-2500                                   Newark, NJ 07102
                                                 (973) 639-3039

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and upon completion of the merger of Red Oak Bank with and into the registrant.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
 Title of
each class                          Proposed       Proposed
   of               Amount           maximum       maximum       Amount
securities           to be       offering price   aggregate        of
to be            registered(1)    per unit(1,2)    offering      fee(2)
registered                                         price(2)
--------------------------------------------------------------------------------

Common stock,     1,041,898        $5.77          $6,011,752     $707.58
without par
value

------------------------------------------

(1) Based on the maximum number of shares of the registrant's common stock that may be issued in connection with the proposed merger of Red Oak Bank with and into a subsidiary of the registrant, assuming that all stock options granted by Red Oak Bank are exercised. In accordance with Rule 416, this registration statement shall also register any additional shares of the registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the merger agreement.

(2) Estimated solely for the purpose of calculating the registration fee for the filing on Form S-4 pursuant to Rule 457(f)(2) under the Securities Act based on the book value of Red Oak Bank Common Stock as of December 31, 2004, the most recent practicable date prior to the filing of this Registration Statement.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to such Section 8(a), may determine.

                               [RED OAK BANK LOGO]

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

      The board of directors of Red Oak Bank has approved the merger of Red Oak Bank with and into Union Center National Bank, a subsidiary of Center Bancorp, Inc. In the merger, Red Oak Bank shareholders will have the right to elect to receive either cash or shares of Center common stock in exchange for their shares of Red Oak Bank common stock, subject to allocation procedures that we have described in the attached proxy statement and prospectus. Red Oak Bank shareholders who exchange their shares for cash will receive $12.06 for each Red Oak Bank share. Red Oak Bank shareholders who exchange their shares for Center common stock will receive 0.9227 of a share of Center common stock for each Red Oak Bank share.

      Center's common stock is quoted on the Nasdaq National Market System under the symbol "CNBC". On March 21, 2005, the closing sale price of Center common stock on the Nasdaq National Market System was $12.66.

      The merger cannot be completed unless Red Oak Bank's shareholders approve it. You will be asked to vote on the merger at our annual meeting. Red Oak Bank's board of directors unanimously recommends that you vote to approve the merger. Each member of your board of directors has agreed to vote his shares in favor of the merger.

      The date, time and place of the meeting are as follows:

            ___________, 2005
            10:00 A.M.
            North Pavilion of The Park Avenue Club, 184 Park Avenue, Florham Park, New Jersey 07932

      Only shareholders of record as of March 24, 2005 are entitled to attend and vote at the meeting.

      Your vote is very important. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger.


                                    Dale G. Potter
                                    Chairman and Chief Executive Officer
                                    Red Oak Bank

      Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The shares of Center common stock to be issued in the merger are not savings accounts, deposits or other obligations of a bank or depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

      Investing in Center common stock involves risks that are described in "Risk Factors" beginning on page 22.

      This proxy statement and prospectus is dated ________, 2005, and is first being mailed to Red Oak Bank shareholders on or about _________, 2005.

                                  Red Oak Bank
                                 190 Park Avenue
                              Post Office Box 1326
                          Morristown, New Jersey 07962

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD ________, _______, 2005

To the Shareholders of Red Oak Bank:

      The Annual Meeting of Shareholders of Red Oak Bank will be held at the North Pavilion of The Park Avenue Club, 184 Park Avenue, Florham Park, New Jersey, at 10:00 A.M. on ________, __, 2005 to consider and vote on the following matters:

      1. To approve an Amended and Restated Agreement and Plan of Merger, dated as of March 3, 2005, by and among Red Oak Bank, Center Bancorp, Inc. and Union Center National Bank, providing for:

      o     the merger of Red Oak Bank with and into Union Center National Bank;
            and

      o the automatic conversion of all of the outstanding capital stock of Red Oak Bank into either cash or shares of Center common stock or a combination of cash and shares of Center common stock, pursuant to election and allocation procedures described in the merger agreement.

      2. The election of directors to the board of directors of Red Oak Bank, to hold office until the merger is completed, or, if the merger agreement is terminated for any reason, for a term of one year.

      3. Such other business as shall properly come before the annual meeting, which may include a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the merger agreement and the merger.

      Shareholders of record as of the close of business on March 24, 2005 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the annual meeting, please execute the enclosed proxy and return it to us. You may revoke your proxy at any time prior to its exercise by delivering to us a later-dated proxy or by delivering a written notice of revocation to us prior to or at the annual meeting.

      This meeting involves a matter of major importance to all shareholders. You are urged to read and carefully consider the attached proxy statement and prospectus, as well as the annexes.

      Red Oak Bank's board of directors unanimously recommends that shareholders vote "FOR" approval of the merger agreement and the merger and "FOR" the election of the board of directors' nominees.

                                By Order of the Board of Directors

                                Richard G. Whitehead
                                Secretary

_________, 2005

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                      REFERENCES TO ADDITIONAL INFORMATION

      This proxy statement and prospectus provides you with detailed information about the merger agreement and the merger that will be submitted for shareholder approval at the Red Oak Bank annual meeting. We encourage you to read this entire document carefully.

      This proxy statement and prospectus incorporates by reference important business and financial information about Center that is not included in or delivered with this document. You can obtain free copies of this information by writing or calling:

                  Anthony C. Weagley, Chief Financial Officer
                  Center Bancorp, Inc.
                  2455 Morris Avenue
                  Union, New Jersey 07083
                  Telephone: 908-688-9500
                  Email: tonyweagley@ucnb.com

      See "Where You Can Find More Information" at page 94 for additional information.

      Red Oak Bank has historically provided its shareholders with summary annual and quarterly financial reports. To obtain free copies of the most recent annual and quarterly financial reports regarding Red Oak Bank, you may write or call:

                  Dale G. Potter, Chief Executive Officer
                  Red Oak Bank
                  190 Park Avenue
                  Post Office Box 1326
                  Morristown, New Jersey 07962
                  Telephone: 973-451-9141, ext. 301
                  Email: dalepotter@redoakbank.com


      In order to obtain timely delivery of these documents, you should request the information regarding Center and Red Oak Bank by _________, 2005.

      We have not authorized anyone to provide you with any information other than the information included in this document and the documents to which we refer you. If someone provides you with other information, please do not rely on it as being authorized by us.

      This proxy statement and prospectus offers only the cash and shares of Center common stock offered in the merger, and offers such shares only where it is legal to do so.

      This proxy statement and prospectus has been prepared as of _________, 2005. Changes that may have occurred in the affairs of Center Bancorp, Union Center National Bank or Red Oak Bank since that date are not reflected in this document.

                                TABLE OF CONTENTS

REFERENCES TO ADDITIONAL INFORMATION ...................................     -i-

QUESTIONS AND ANSWERS ABOUT THE MERGER .................................      1

SUMMARY ................................................................      7

FORWARD-LOOKING INFORMATION ............................................     20

RISK FACTORS ...........................................................     22

THE MEETING ............................................................     28

      o     When and Where the Annual meeting will be Held .............     28

      o     What will be Voted on at the Annual meeting ................     28

      o     Shareholders Entitled to Vote ..............................     28

      o     Number of Shares that Must be Represented for a
              Vote to be Taken .........................................     29

      o     Vote Required; Voting Agreements ...........................     29

      o     Voting your Shares .........................................     29

      o     Changing your Vote .........................................     30

      o     Solicitation of Proxies and Costs ..........................     30

      o     Principal Shareholders .....................................     31

THE MERGER .............................................................     32

      o     Background of the Merger ...................................     32

      o     Red Oak Bank's Reasons for the Merger ......................     35

      o     Recommendation of Red Oak Bank's board of directors ........     37

      o     Opinion of Red Oak Bank's Financial Advisor ................     37

      o     Center's Reasons for the Merger ............................     44

      o     Terms of the Merger ........................................     46

                  Effect of the Merger .................................     46

                  What You Will Receive in the Merger ..................     46

                  Election Form; Exchange of Shares ....................     47

                  Stock Options ........................................     49

                  Center Common Stock ..................................     50

      o     Effective Date .............................................     50

      o     Representations and Warranties .............................     50

      o     Conduct of Business Pending the Merger .....................     52

      o     Conditions to the Merger ...................................     56

      o     Amendment; Waiver ..........................................     59

      o     Termination ................................................     59

      o     Termination Fee ............................................     63

      o     Nasdaq Listing .............................................     63

      o     Expenses ...................................................     63

      o     Exchange of Red Oak Bank Stock Certificates and
              Payment of Consideration .................................     63

      o     Regulatory Approvals .......................................     64

      o     Interests of Management and Others in the Merger ...........     65

      o     Accounting Treatment .......................................     67

      o     Material Federal Income Tax Consequences ...................     67

      o     Resale of Center Common Stock ..............................     69

      o     Shareholders' Agreement ....................................     71

      o     Rights of Dissenting Red Oak Bank Shareholders .............     71

INFORMATION WITH RESPECT TO CENTER BANCORP AND UNION
  CENTER NATIONAL BANK .................................................     73

INFORMATION WITH RESPECT TO RED OAK BANK ...............................     74

DESCRIPTION OF CENTER CAPITAL STOCK ....................................     75

      o     Common Stock ...............................................     75

            o     Dividends ............................................     75

            o     Voting Rights ........................................     76

            o     Pre-Emptive Rights; Redemption .......................     77

            o     Liquidation Rights ...................................     77

      o     Preferred Stock ............................................     77

      o     Anti-Takeover Provisions in the Certificate of
              Incorporation and New Jersey Law Provisions ..............     78


COMPARISON OF SHAREHOLDERS' RIGHTS .....................................     79

ELECTION OF DIRECTORS ..................................................     85

LEGAL MATTERS ..........................................................     94

EXPERTS ................................................................     94

OTHER BUSINESS .........................................................     94

WHERE YOU CAN FIND MORE INFORMATION ....................................     94

ANNEXES

A.    Amended and Restated Agreement and Plan of Merger

B.    Shareholders' Agreement

C.    Opinion of The Kafafian Group

D.    Section 215a of the National Bank Act (dissenters' rights)

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT IS THE PURPOSE OF THIS DOCUMENT?

      A: This document serves as both a proxy statement of Red Oak Bank and a prospectus of Center. As a proxy statement, it is being provided to you because Red Oak Bank's board of directors is soliciting your proxy for use at the Red Oak Bank annual meeting of shareholders at which the Red Oak Bank shareholders will consider and vote on the merger agreement among Red Oak Bank, Center and Center's Union Center National Bank subsidiary and will elect directors. As a prospectus, it is being provided to you because Center is offering to exchange shares of its common stock and cash for your shares of Red Oak Bank common stock upon completion of the merger.

Q: WHY ARE RED OAK BANK AND UNION CENTER NATIONAL BANK PROPOSING TO MERGE?

      A: We are proposing to merge Red Oak Bank with and into Union Center National Bank because we believe that combining the strengths of our two banks is in the best interests of each of our institutions, our shareholders and our customers. Please see "The Merger - Red Oak Bank's Reasons for the Merger" and "The Merger - Recommendation of Red Oak Bank's board of directors" at pages 35 to 37 for the various factors considered by Red Oak Bank's board of directors in recommending that Red Oak Bank's shareholders vote "FOR" the proposal to approve the merger agreement and the merger.

Q: WHAT WILL I RECEIVE IN THE MERGER?

      A: Upon completion of the merger, Red Oak Bank shareholders will either receive cash or stock, or a combination of cash and stock, depending upon the results of an election procedure that we have described in this proxy statement and prospectus. Red Oak Bank shareholders will receive $12.06 in cash for each share of Red Oak Bank common stock that is converted into cash. Shares of Red Oak Bank common stock which are converted into Center common stock will be converted into 0.9227 of a share of Center common stock.

      Subject to certain tax considerations, 50% of Red Oak Bank's shares outstanding immediately prior to the completion of the merger will be converted into Center common stock and 50% of such Red Oak Bank shares will be converted into cash. If holders of more than 50% of Red Oak Bank's shares outstanding immediately prior to the completion of the merger elect to receive Center common stock or cash, the exchange agent will reduce the number of shares of Red Oak Bank common stock so converted to 50% by a pro rata reduction. Thus, by way of example and subject to certain tax considerations, if holders of 75% of Red Oak Bank's shares outstanding immediately prior to the completion of the merger elect to receive cash, then, for each such holder, two thirds of such holder's shares will be converted into cash and one third of such holder's shares will be converted into Center common stock. See "The Merger-What You Will Receive in the Merger," beginning at page 46.

Q: WHY WAS THE MERGER AGREEMENT AMENDED?

      A: When we signed the merger agreement on December 17, 2004, we were unsure of the costs that Red Oak Bank would incur as result of the termination of a data processing agreement that it entered into more than a year ago. As initially executed, the merger agreement provided for an adjustment in the merger consideration depending upon the actual amount of the termination expense. When we resolved that issue, we entered into an amended and restated agreement and plan of merger, dated as of March 3, 2005, applying an agreed-upon adjustment and eliminating this contingency from the merger agreement. Except where we have expressly indicated otherwise, all references in this prospectus and proxy statement to the "merger agreement" are references to the amended and restated agreement and plan of merger that we executed on March 3, 2005. We have attached to this proxy statement and prospectus a copy of the amended and restated merger agreement as Annex A.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

      A: We expect that for federal income tax purposes, the merger will be a taxable event to those Red Oak Bank shareholders who receive cash in whole or in part in exchange for their Red Oak Bank common stock, and the merger will not be a taxable event to those Red Oak Bank shareholders who receive solely Center common stock in exchange for their Red Oak Bank common stock.

      We each will have no obligation to complete the merger unless tax counsel provides a legal opinion that the common stock exchange portion of the merger (as opposed to the payment of cash) will qualify as a transaction that is generally tax-free for federal income tax purposes. The legal opinion will not bind the Internal Revenue Service, however, and the Internal Revenue Service could take a different view of the transaction.

      We urge you to consult your tax advisor to gain a full understanding of the tax consequences of the merger to you. Tax matters are very complicated, and in many cases, the tax consequences of the merger will depend on your particular facts and circumstances. See "THE MERGER - Certain Federal Income Tax Consequences," beginning at page 67.

Q: DO I HAVE RIGHTS TO DISSENT FROM THE MERGER?

      A: Yes. If the merger is completed, only those holders of Red Oak Bank common stock who do not vote in favor of the merger agreement and the merger will have certain rights under federal law to demand appraisal of their shares. Under Section 215a of the National Bank Act, Red Oak Bank shareholders who demand appraisal of their shares and comply with the applicable statutory procedures will be entitled to receive a statutory determination of the fair value of their shares. The value so determined could be more or less than, or equal to, the price per share to be paid in the merger. Section 215a of the National Bank Act is attached to this proxy statement and prospectus as Annex D. See "THE MERGER -- Rights of Dissenting Red Oak Bank Shareholders".

Q: ARE THERE ANY REGULATORY OR OTHER CONDITIONS TO THE MERGER OCCURRING?

      A: Yes. The merger must be approved by the Office of the Comptroller of the Currency and a notice filing must be made with the New Jersey Department of Banking and Insurance. In addition, the merger must be approved by the holders of two thirds of the outstanding common stock of Red Oak Bank. As of the date of this proxy statement and prospectus, an application for approval has been filed with the Comptroller of the Currency; approval is pending.

      Center shareholders are not required to approve the merger agreement or the merger; accordingly, Center shareholders will not vote on this proposal.

      Completion of the merger is also subject to certain other conditions, including no material adverse change in the financial condition of Red Oak Bank. See "The Merger - Conditions to the Merger," beginning at page 56.

Q: WHAT DOES THE RED OAK BANK BOARD OF DIRECTORS RECOMMEND?

      A: Red Oak Bank's board of directors has unanimously approved the merger agreement and the merger and believes that the proposed merger is in the best interests of Red Oak Bank and its shareholders. Accordingly, Red Oak Bank's board of directors unanimously recommends that you vote "FOR" approval of the merger agreement and the merger.

Q: ARE THERE RISKS ASSOCIATED WITH CENTER'S COMMON STOCK OR THE MERGER?

      A: Yes. For a description of some of the risks, see "Risk Factors," beginning at page 22.

Q: WHAT DO I NEED TO DO NOW?

      A: After you have carefully read this proxy statement and prospectus, you should indicate on your proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the Red Oak Bank annual meeting. In addition, you may attend the Red Oak Bank annual meeting in person and vote, whether or not you have signed and mailed your proxy card. If you sign, date and return your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement and the merger.

Q: AM I REQUIRED TO SUBMIT MY ELECTION FORM WHEN I SUBMIT MY PROXY CARD?

      A: No. We have enclosed an Election Form for your use in making an election to receive either cash or Center common stock or a combination of cash and Center common stock pursuant to the merger agreement. The Election Forms must be received by Registrar and Transfer Company, the exchange agent, no later than the close of business three business days prior to the date on which we complete the merger. Assuming that all regulatory approvals are received at least 15 days prior to the annual meeting and assuming that our shareholders approve the merger agreement and the merger, we hope to consummate the merger immediately after the annual meeting is conducted. Thus, you should make sure that the exchange agent receives your Election Form at least three business days before the annual meeting. If you do not submit an Election Form or if you submit an Election Form after the deadline, your shares will be deemed to be "No Election Shares" for purposes of the allocation procedures described in this proxy statement and prospectus. We cannot tell you at this point whether No Election Shares will receive cash or Center common stock in the merger. See "THE MERGER - Terms of the Merger - Election Form; Exchange of Shares" beginning on page __.

Q: MUST MY ELECTION FORM COVER ALL OF MY RED OAK BANK SHARES?

      A: Yes. Each holder of Red Oak Bank shares may submit only one Election Form. The only exception is for shareholders who hold shares on behalf of others. Shareholders who hold Red Oak Bank shares as nominees, trustees or in other representative capacities may submit multiple Election Forms, provided that each such Election Form covers all the shares of Red Oak Bank common stock held by such representative for a particular beneficial owner.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

      A: Yes. There are two ways for you to revoke your proxy and change your vote. First, you may send a later-dated, signed proxy card before our annual meeting. Second, you may revoke your proxy by written notice (which you may personally deliver at the annual meeting) to the Secretary of Red Oak Bank at any time prior to the vote on the merger agreement and the merger. If you deliver such a notice or if you do not submit a proxy, you may vote your shares at the annual meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q: CAN I CHANGE MY ELECTION FORM AFTER I HAVE MAILED IT TO THE EXCHANGE AGENT?

      A: Yes, provided that you deliver a notice of revocation to the exchange agent prior to the election deadline, which will be the close of business on the third day prior to the date on which the merger is completed. You may deliver a new Election Form with your notice of revocation, provided that both documents are received prior to the election deadline.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

      A: You should only submit your Red Oak Bank stock certificate when you submit your Election Form. If you do not submit an Election Form, Center will mail to you instructions for exchanging your stock certificates promptly after the merger is completed.

Q: IS THERE OTHER INFORMATION I SHOULD CONSIDER?

      A: Yes. Much of the business and financial information about Center that may be important to you is not included in this document. Instead, that information is incorporated by reference to documents separately filed by Center with the Securities and Exchange Commission. This means that Center may satisfy its disclosure obligations to you by referring you to one or more documents separately filed by it with the SEC. See "Where You Can Find More Information" beginning at page 94, for a list of documents that Center has incorporated by reference into this proxy statement and prospectus and for instructions on how to obtain copies of those documents. The documents are available to you without charge.

Q: WHY HAVEN'T YOU INCLUDED A SUBSTANTIAL AMOUNT OF FINANCIAL INFORMATION ABOUT RED OAK BANK IN THIS DOCUMENT?

      A: As a Red Oak Bank shareholder, you receive annual and summary unaudited quarterly financial information as distributed by Red Oak Bank to its shareholders. In considering the proposed merger, we believe you are in more need of information concerning Center. Due to the size of Center relative to the size of Red Oak Bank, financial information about Red Oak Bank is not material to the Center financial information. Furthermore, financial information about Red Oak Bank is not required to be provided in this proxy statement and prospectus by any applicable law or regulation. However, if you require copies of Red Oak Bank's most recent annual and quarterly financial reports to shareholders, you may obtain them from Red Oak Bank. See "References to Additional Information" on page i.

Q: WHAT IF THERE IS A CONFLICT BETWEEN DOCUMENTS?

      A: You should rely on the LATER FILED DOCUMENT. Information in this proxy statement and prospectus may update information contained in one or more of the Center documents incorporated by reference. Similarly, information in documents that Center may file after the date of this proxy statement and prospectus may update information contained in this proxy statement and prospectus or information contained in previously filed documents.

Q: WHEN DO YOU EXPECT TO MERGE?

      A: We are working toward completing the merger as quickly as possible. We cannot close the merger until

            o 15 days after we receive all necessary bank regulatory approvals; and

            o     after our shareholders approve the merger.

      We expect to complete the merger during the second quarter of 2005.

Q: WHY ARE WE ELECTING THE ENTIRE BOARD OF DIRECTORS AT THIS TIME?

      A: Red Oak Bank's directors serve on a annual basis. Their term of office was scheduled to end in April 2005. The directors being elected at our meeting will hold office until the earlier of the effective date of the merger or, if the merger is not completed, until their term expires in 2006.

Q: WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS PROXY STATEMENT AND PROSPECTUS?

      A: If you have questions about the annual meeting or if you need additional copies of this proxy statement and prospectus, you should contact:


                           Dale G. Potter, Chief Executive Officer
                           Red Oak Bank
                           190 Park Avenue
                           Post Office Box 1326
                           Morristown, New Jersey 07962
                           Telephone: 973-451-9141, ext. 301
                           Email: dalepotter@redoakbank.com

                                     SUMMARY

      This summary highlights selected information from this proxy statement and prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents we refer to in this document before you decide how to vote. These references will give you a more complete description of the transaction we are proposing. We have included page references in this summary to direct you to more complete descriptions of the topics provided elsewhere in this proxy statement and prospectus.

THE COMPANIES (See page 74 for Red Oak Bank and page 73 for Center and Union Center National Bank)

Red Oak Bank
190 Park Avenue
Post Office Box 1326
Morristown, New Jersey 07962
Telephone: 973-451-9100

      Red Oak Bank is a banking corporation organized in 1999 under the banking laws of the State of New Jersey. Red Oak Bank offers a variety of banking services, including consumer and small business deposit products, mortgage, consumer and commercial lending. As of December 31, 2004, Red Oak Bank had assets of $94.3 million, loans, net of an allowance for loan losses, of $83.7 million, deposits of $73.1 million, and shareholders' equity of $12.0 million.

Center Bancorp, Inc.
2455 Morris Avenue
Union, New Jersey 07083
Telephone: 908-688-9500

      Center Bancorp, Inc. is a New Jersey business corporation and a registered bank holding company. Center provides a diversified range of financial services in the communities in which it operates, principally through its Union Center National Bank subsidiary. Union Center National Bank offers a broad range of lending, leasing, depository, and related financial services to individuals and small to medium sized businesses in its northern New Jersey market area. In the lending area, these services include short and medium term loans, lines of credit, letters of credit, inventory and accounts receivable financing, real estate construction loans and mortgage loans. Depository products include: demand deposits, savings accounts, and time accounts. In addition, Center offers collection, wire transfer, and night depository services.

      As of December 31, 2004, Center had consolidated assets of $1.0 billion, consolidated loans, net of an allowance for loan and lease losses, of $373.5 million, consolidated deposits of $702.3 million, and consolidated shareholders' equity of $68.6 million.

Union Center National Bank
2455 Morris Avenue
Union, New Jersey 07083
Telephone: 908-688-9500

      Union Center National Bank is a national bank headquartered in Union, New Jersey. Union Center National Bank is engaged in the commercial and retail banking business from thirteen banking locations in northern New Jersey. Banking centers are located in Union Township (6 locations), Berkeley Heights, Madison, Millburn/Vauxhall, Morristown (2 locations), Springfield, and Summit, New Jersey.

THE MERGER (See page 32)

      Center will acquire Red Oak Bank by merging Red Oak Bank with and into Union Center National Bank. Red Oak Bank will cease to exist, and Red Oak Bank's banking business will be conducted by Union Center National Bank as the surviving bank in the merger.

      A copy of the merger agreement is attached to this proxy statement and prospectus as Annex A.

      Red Oak Bank shareholders will either receive cash or stock, or a combination of cash and stock, depending upon the results of an election procedure that we have described in this proxy statement and prospectus. Shareholders will receive $12.06 in cash for each share of Red Oak Bank common stock that is converted into cash. Shares of Red Oak Bank common stock which are converted into Center common stock will be converted into 0.9227 of a share of Center common stock.

      Subject to certain tax considerations, 50% of Red Oak Bank's shares outstanding immediately prior to the completion of the merger will be converted into Center common stock and 50% of such Red Oak Bank shares will be converted into cash. If holders of more than 50% of Red Oak Bank's shares outstanding immediately prior to the completion of the merger elect to receive Center common stock or cash, the exchange agent will reduce the number of shares of Red Oak Bank common stock so converted to 50% by a pro rata reduction. Thus, by way of example and subject to certain tax considerations, if holders of 75% of Red Oak Bank's shares outstanding immediately prior to the completion of the merger elect to receive cash, then, for each such holder, two thirds of such holder's shares will be converted into cash and one third of such holder's shares will be converted into Center common stock. The percentage of shares converted into Center common stock may be increased if necessary in order for the parties to receive a tax opinion that we have described elsewhere in this proxy statement and prospectus. (See pages 57 and 68)

      The exchange ratios will be adjusted proportionately if Center makes any stock splits, stock dividends or similar distributions.

      Center will not issue any fractions of a share of common stock. Rather, Center will pay cash, without interest, for any fractional share interest any Red Oak Bank shareholder would otherwise receive in the merger.

TAX CONSEQUENCES (See page 67)

      We expect that for federal income tax purposes, the merger will be a taxable event to those Red Oak Bank shareholders who receive cash in whole or in part in exchange for their Red Oak Bank common stock, and the merger will not be a taxable event to those Red Oak Bank shareholders who receive solely Center common stock in exchange for their Red Oak Bank common stock.

      We each will have no obligation to complete the merger unless tax counsel provides a legal opinion that the common stock exchange portion of the merger, as opposed to the payment of cash, will qualify as a transaction that is generally tax-free for federal income tax purposes. The legal opinion will not bind the Internal Revenue Service, however, and the Internal Revenue Service could take a different view of the transaction.

      We urge you to consult your tax advisor to gain a full understanding of the tax consequences of the merger to you. Tax matters are very complicated, and, in many cases, the tax consequences of the merger will depend on your particular facts and circumstances.

REASONS FOR PROPOSING THE MERGER (See page 35 for Red Oak Bank and page 44 for Center)

      Red Oak Bank's board of directors has unanimously approved the merger and the merger agreement and believes that the proposed merger is in the best interests of Red Oak Bank and its shareholders. If the merger is completed and you acquire Center common stock in the merger, you will own stock in a larger and more diversified corporation. Center common stock is traded on the Nasdaq National Market System while there is a limited trading market for Red Oak Bank common stock.

      In unanimously approving the merger agreement, your board considered, among other things, the terms of the merger agreement, including the financial terms, the income tax consequences of the transaction, the historical market prices of Center common stock, the historical cash dividends paid on Center common stock, the competitive environment facing Red Oak Bank and the business and prospects of Red Oak and Center.

      Center's board of directors focused principally on Red Oak Bank's growth potential and Red Oak Bank's franchise in Morristown, New Jersey. Center currently has two banking offices in Morristown, New Jersey.

RED OAK BANK'S BOARD RECOMMENDATION TO YOU (See page 37)

      The board of directors of Red Oak Bank unanimously approved the merger agreement and the merger, and unanimously recommends that you vote "FOR" approval of these matters.

RED OAK BANK'S FINANCIAL ADVISOR HAS CONCLUDED THAT THE CONSIDERATION THAT RED OAK BANK SHAREHOLDERS WILL RECEIVE IN THE MERGER IS FAIR (See page 37)

      The Kafafian Group, financial advisor to Red Oak Bank, has provided a written fairness opinion, dated December 17, 2004 and updated on March 18, 2005, to Red Oak Bank's board of directors that, as of that date and as updated, the aggregate consideration to be paid in the merger is fair to Red Oak Bank and its shareholders from a financial point of view. A copy of the fairness opinion, as updated, is attached to this proxy statement and prospectus as Annex C. You should read the fairness opinion in its entirety.

      Red Oak Bank has paid The Kafafian Group a fee of $30,393, including fees for updating the fairness opinion and reimbursement of expenses.

ANNUAL MEETING OF RED OAK BANK SHAREHOLDERS TO BE HELD ___________, 2005 (See page 28)

      The annual meeting of Red Oak Bank's shareholders will be held at Red Oak Bank's offices at 90 Park Avenue, Hanover, New Jersey on _______, _________ 2005, at 10:00 a.m., local time.

      At the annual meeting, Red Oak Bank will ask you:

            o To approve the merger agreement, which will approve the merger of Red Oak Bank with and into Union Center National Bank, and related matters;

            o To elect directors who will serve until the merger is completed or if, for any reason, the merger agreement is terminated, until the 2006 annual meeting of Red Oak Bank's shareholders; and

            o To act on any other matters that may be put to a vote at the annual meeting, which may include a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the merger agreement and the merger.

WHO CAN VOTE (See page 28)

      You are entitled to vote at the annual meeting if you owned shares of Red Oak Bank common stock at the close of business on the record date of March 24, 2005. You will have one vote for each share of Red Oak Bank common stock that you owned on that date. On that date, there were ________ shares of Red Oak Bank common stock outstanding.


      You may vote either by attending the annual meeting and voting your shares, or by completing the enclosed proxy card and mailing it to Red Oak Bank in the enclosed envelope.

      Red Oak Bank is seeking your proxy to use at the annual meeting. We have prepared this proxy statement and prospectus to assist you in deciding how to vote and whether or not to grant your proxy to Red Oak Bank. Please indicate on your proxy card how you want to vote. Then sign, date and mail the proxy card as soon as possible so that your shares will be represented at the annual meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote "FOR" approval of the merger agreement and the merger and "FOR" the election of Red Oak Bank's board of directors' nominees. If you sign a proxy, you may revoke it by written notice to the Secretary of Red Oak Bank at any time before it is voted at the annual meeting.

      You cannot vote shares held by your broker in "street name." Only your broker can vote those shares, with your instructions. If you do not provide your broker with instructions on how to vote your shares, your broker will not be permitted to vote your shares with respect to the proposal to approve the merger agreement and merger.

VOTING MATTERS (See page 29)

      The approval of the merger agreement and the merger will require the affirmative vote, in person or by proxy, of the holders of two thirds of the outstanding shares of Red Oak Bank common stock. The election of directors will require the affirmative vote of holders of a plurality of the shares of Red Oak Bank common stock represented and entitled to vote at the annual meeting. Each holder of shares of Red Oak Bank common stock outstanding on the record date will be entitled to one vote for each share held of record. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present and will have the same effect as a vote against the merger. Assuming that a quorum is present, abstentions and broker non-votes will have no impact on the election of directors.

      Center's shareholders will not vote on the merger.

SHARES OWNED BY RED OAK BANK DIRECTORS AND EXECUTIVE OFFICERS AND THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER (See page 29)

      On the record date, directors and executive officers of Red Oak Bank, together with their affiliates, had sole or shared voting power over ________ shares of Red Oak Bank common stock, or approximately __% of the shares of Red Oak Bank common stock outstanding on the record date.

      Certain directors and executive officers of Red Oak Bank have entered into an agreement with Center in which they have agreed to vote all shares of Red Oak Bank common stock which they own in favor of the merger agreement and the merger. A total of 572,258 shares of Red Oak Bank common stock, or 27.5% of the shares of Red Oak Bank common stock outstanding as of December 31, 2004, are covered by that agreement.

      On the record date, Center's directors and executive officers, and their immediate family members and entities they control, did not own any shares of Red Oak Bank common stock, and Center holds no shares of Red Oak Bank common stock other than shares held in a fiduciary capacity for others.

INTERESTS OF RED OAK BANK DIRECTORS AND MANAGEMENT IN THE MERGER (See page 65)

      The directors and executive officers of Red Oak Bank have interests in the merger as directors and employees that are different from your interests as a Red Oak Bank shareholder. These interests include, among others:

            o Red Oak Bank's Chairman and CEO is a party to a Change in Control Agreement with Red Oak Bank under which he will receive certain benefits if he is terminated without cause following the merger. These benefits include a lump sum payment equal to three times his current annual base salary plus other benefits. In addition, subsequent to the signing of the merger agreement, Center and such individual agreed that such individual will be employed as a consultant to Center following completion of the merger at an annual rate of $100,000 plus customary benefits.

            o Each of Red Oak Bank's three other executive officers are a party to a Change in Control Agreement with Red Oak Bank under which he will receive certain benefits if he is terminated without cause following the merger. These benefits include a lump sum payment equal to two times his current annual base salary plus other benefits.

            o The merger agreement provides that Center will indemnify the directors and officers of Red Oak Bank against certain liabilities for a six-year period following completion of the merger. Center is also required to continue to cover Red Oak Bank's directors' and officers' liability insurance, subject to certain customary limitations.

            o At the March 24, 2005 record date, directors and executive officers of Red Oak Bank and their affiliates beneficially owned _________ shares or ____% of the outstanding Red Oak Bank common stock.

            o At the election of each director, officer and other optionee, each Red Oak Bank stock option outstanding immediately before the merger is completed will be converted into an option to purchase Center common stock.

      For additional information on the benefits of the merger to Red Oak Bank's management, see pages 65-66.

MERGER EXPECTED TO OCCUR IN THE SECOND QUARTER OF 2005 (See page 50)

      The merger of Red Oak Bank with and into Union Center National Bank will become final when a notice of the merger is filed with the Office of the Comptroller of the Currency. That certificate may not be filed until all bank regulatory approvals have been received, a 15 day waiting period has expired and Red Oak Bank's shareholders approve the merger at the annual meeting. We currently anticipate that the merger will be completed in the second quarter of 2005, although delays could occur.

      We cannot assure you that we can obtain the necessary regulatory or shareholder approvals or that the other conditions precedent to the merger can or will be satisfied.

REGULATORY APPROVAL MUST BE OBTAINED AND OTHER CONDITIONS MUST BE SATISFIED BEFORE MERGER WILL BE COMPLETED (See page 56)

      Our obligations to complete the merger are subject to various conditions that are usual and customary for this kind of transaction, including obtaining approval from the Office of the Comptroller of the Currency and filing a notice with the New Jersey Department of Banking and Insurance. As of the date of this proxy statement and prospectus, an application for regulatory approval has been submitted to the Office of the Comptroller of the Currency; approval is pending. In addition to the required regulatory filings and approval, the merger will only be completed if certain conditions, including the following, are met or, where permissible, waived:

            o Red Oak Bank shareholders approve the merger agreement and the merger at the annual meeting.

            o Red Oak Bank and Center each receive an opinion of counsel with respect to certain tax matters.

            o Neither of Red Oak Bank or Center has breached any of our respective representations or obligations under the merger agreement.

The merger agreement attached to this proxy statement and prospectus as Annex A describes other conditions that must be met or waived before the merger may be completed.

AMENDMENT OR TERMINATION OF THE MERGER AGREEMENT IS POSSIBLE (See page 59)


      The merger agreement may be amended by our written agreement. We can amend the agreement to a certain extent without shareholder approval, even if you have already approved the merger.

      We may agree to terminate the merger agreement and not complete the merger at any time before the merger is completed. We each can unilaterally terminate the merger in certain circumstances. These include a failure to complete the merger by September 17, 2005, unless the reason the merger has not been completed is the failure to perform by the party seeking to terminate the merger agreement.

      In addition, Red Oak Bank may terminate the merger agreement if:

            o for a specified 20 trading day period, the average closing sale price of Center common stock on the Nasdaq National Market System is less than $10.46; and

            o such average closing sale price of Center common stock under-performs the average stock price of certain peer banking institutions by more than 10%, as measured in accordance with the merger agreement; and

            o in response to its receipt of a notice of termination from Red Oak Bank, Center does not increase the number of shares of Center common stock issuable for each share of Red Oak Bank common stock in the merger to the extent required by the merger agreement.

RIGHTS OF CENTER SHAREHOLDERS DIFFER FROM THOSE OF RED OAK BANK SHAREHOLDERS (See pages 79)

      When the merger is completed, you will automatically become a Center shareholder unless your Red Oak Bank shares are converted entirely into cash under the merger agreement. The rights of Center shareholders differ from the rights of Red Oak Bank shareholders in certain important ways. Many of these have to do with provisions in New Jersey law and Center's certificate of incorporation and by-laws that differ from those of Red Oak Bank's certificate of incorporation and by-laws. Some of these provisions are intended to make a takeover of Center harder if Center's board of directors does not approve it.

RED OAK BANK SHAREHOLDERS HAVE DISSENTERS' RIGHTS (See page 71)

      Under Section 215a of the National Bank Act, Red Oak Bank's shareholders will have dissenters' appraisal rights in connection with the merger.

STOCK CERTIFICATES TO BE SUBMITTED WITH THE ELECTION FORMS OR AFTER THE MERGER IS COMPLETE (See page 47)

      Shareholders of record as of the record date for the annual meeting will receive an Election Form together with this proxy statement and prospectus. Persons who become shareholders of record after the record date will also be provided with Election Forms from time to time prior to the completion of the merger. In order to make an effective election to receive cash or stock in the merger, it will be necessary for you to submit your Red Oak Bank stock certificate to the exchange agent, together with your Election Form. If you do not submit an Election Form, then, promptly after the merger is completed, you will receive a letter and instructions on how to surrender your Red Oak Bank stock certificates in exchange for Center stock certificates and/or cash. You will need to carefully review and complete these materials and return them as instructed along with your stock certificates for Red Oak Bank common stock.

      If you do not have stock certificates but hold shares of Red Oak Bank common stock with your broker in "street name," you will need to provide your broker with instructions regarding your election. If you do not instruct your broker to make an election, your broker will automatically exchange your shares upon completion of the merger.

MARKET PRICE AND DIVIDEND INFORMATION

      Red Oak Bank

      The shares of Red Oak Bank common stock are traded sporadically on the over the counter bulletin board, also referred to by us as the OTCBB. The following table sets forth the high and low closing sale prices for shares of Red Oak Bank common stock for the periods indicated, as reported by Bloomberg LP.

                                                    High              Low

YEAR ENDED DECEMBER
31, 2003:

Quarter ended March 31                             $7.26             $6.35
Quarter ended June 30                               6.80              5.67
Quarter ended September 30                          7.44              5.80
Quarter ended December 31                           9.52              6.94

YEAR ENDED DECEMBER
31, 2004:

Quarter ended March 31                              9.52              7.38
Quarter ended June 30                               9.28              8.71
Quarter ended September 30                          8.48              7.62
Quarter ended December 31                          12.00              7.43

YEAR ENDING DECEMBER
31, 2005:

Quarter ending March 31                            12.10             11.65
(through March 21, 2005)


      On December 17, 2004, the last full trading day prior to announcement of the execution of the merger agreement as initially executed, the reported high and low sales prices and the last sale price of Red Oak Bank common stock on the OTCBB were as follows:

                                           December 17, 2004

                                         High                 Low                Last Sale Price
                                         ----                 ---                ---------------
Red Oak Bank........................    $8.90                 $8.50                   $8.90

      On _______, 2005, the last full trading day prior to the date of this proxy statement and prospectus, the reported high and low sales prices and the last sale price of Red Oak Bank common stock on the OTCBB were as follows:


                                            _________________, 2005

                                         High                 Low                Last Sale Price
                                         ----                 ---                ---------------
Red Oak Bank........................

Shareholders are urged to obtain current market quotations for shares of Red Oak Bank common stock.

      Red Oak Bank has not declared or paid any dividends. The merger agreement prohibits Red Oak Bank from paying dividends at any time through and including the closing of the merger.

      As of December 31, 2004, there were 2,078,727 shares of Red Oak Bank common stock outstanding, held of record by approximately 330 shareholders. As of December 31, 2004, there were also options outstanding covering 179,639 additional shares of Red Oak Bank common stock.

      Center

      The shares of Center common stock are traded on the National Market tier of the Nasdaq Stock Market, also referred to by us as the Nasdaq National Market System. The following table sets forth the high and low closing trade prices for shares of Center common stock and the cash dividends declared per share by Center for the periods indicated:

------------------------------- ----------------------- ------------------------ -------------- --------------
                                         2004                    2003                2004           2003
------------------------------- ---------- ------------ ------------- ---------- -----------------------------
                                  HIGH         LOW          HIGH         LOW       CASH DIVIDEND PER SHARE
                                                                                           DECLARED
------------------------------- ---------- ------------ ------------- ---------- ------------ ----------------
Fourth Quarter                   $13.51      $11.65        $20.45      $15.36      $0.090         $0.0857
Third Quarter                    $13.49      $11.22        $18.42      $14.09      $0.090         $0.0857
Second Quarter                   $15.33      $11.18        $16.29      $12.92      $0.090         $0.0857
First Quarter                    $18.66      $14.99        $13.81      $11.31      $0.0857        $0.0809
------------------------------- ---------- ------------ ------------- ---------- ------------ ----------------


YEAR ENDING DECEMBER 31, 2005:
--------------------------------------------------------------------------------
                                  HIGH          LOW        CASH DIVIDEND PER
                                                            SHARE DECLARED
------------------------------------
First Quarter
(through March 21, 2005)         $13.35       $12.40            $0.09

--------------------------------------------------------------------------------


      On December 17, 2004, the last full trading day prior to announcement of the execution of the merger agreement, the reported high and low sales prices and the last sale price of Center common stock on the Nasdaq National Market System were as follows:


                                                  December 17, 2004

                                         High                 Low          Last Sale Price
                                         ----                 ---          ---------------
Center.......................            $13.62              $13.35            $13.41


      On _______, 2005, the last full trading day prior to the date of this proxy statement and prospectus, the reported high and low sales prices and the last sale price of Center common stock on the Nasdaq National Market System were as follows:

                                             __________, 2005

                                         High                 Low          Last Sale Price
                                         ----                 ---          ---------------

Center......................


Shareholders are urged to obtain current market quotations for shares of Center common stock.

      As of December 31, 2004, there were 9,922,356 shares of Center common stock outstanding, held of record by 529 shareholders, and outstanding options that were exercisable on that date, or within 60 days after that date, for 161,956 additional shares of Center common stock.

      Holders of Center common stock are entitled to receive dividends, when declared by Center's board of directors, out of funds that are legally available for dividends. Center primarily obtains funds for the payment of dividends from dividends paid by Union Center National Bank. Union Center National Bank is subject to certain statutory and regulatory restrictions on the amount of dividends it can pay to Center.

      Center maintains a dividend reinvestment plan available to shareholders who elect to reinvest cash dividends for the purchase of additional shares of Center common stock. The plan contains a voluntary cash payment feature.

SUMMARY HISTORICAL FINANCIAL DATA FOR CENTER

      The following table sets forth selected consolidated financial data for each of the periods indicated. The financial data is derived from Center's audited consolidated financial statements.

                                                                AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                             --------------------------------------------------------------------------------
                                                  2004             2003             2002             2001             2000
                                             --------------------------------------------------------------------------------
BALANCE SHEET DATA
Total assets                                 $ 1,009,015      $   922,289      $   823,436      $   689,603      $   569,553
Loans, net of costs (fees)                       377,304          349,525          229,051          211,236          198,949
Total investment securities                      577,686          519,234          537,619          417,274          330,267
Total deposits                                   702,272          632,921          616,351          497,833          425,296
Total shareholders' equity                        68,643           54,180           51,054           44,296           39,182
INCOME STATEMENT DATA
Net interest income                               26,081           23,193           25,947           22,362           19,472
Provision for loan losses                            752              522              360              656              363
                                             --------------------------------------------------------------------------------
Net interest income after provision
   for loan and leases losses                     25,329           22,671           25,587           21,706           19,109
Other income                                       3,388            3,247            3,335            2,488            1,633
Gains (losses) on sales of investment                148              266              592              181              (78)
securities

Other expenses                                    19,471           18,336           17,198           15,216           13,347
                                             --------------------------------------------------------------------------------
Income before income taxes                         9,246            7,582           11,724            8,978            7,395
Income tax expense                                 1,624            1,163            3,721            2,967            2,390
                                             --------------------------------------------------------------------------------
Net income                                   $     7,622      $     6,419      $     8,003      $     6,011      $     5,005
                                             ================================================================================

PERFORMANCE RATIOS
Cash dividends paid                                3,238            3,014            2,747            2,338            2,265
Return on average assets                             .81%             .74%            1.07%             .99%             .94%
Return on average tangible equity                  13.67%           12.87%           17.33%           14.86%           14.43%
Average shareholder's equity to average assets      6.14%            5.96%            6.46%            7.02%            6.97%
Net interest margin (tax equivalent                 3.19%            3.04%            3.80%            4.00%            3.98%
basis)(1)

Allowance for loan losses to total loans            1.00%             .86%            1.09%            1.04%             .83%
Non-performing loans to total loans                    0%            .001%            .100%            .055%            .149%
CAPITAL RATIOS
Tier 1 leverage ratio                               8.22%            7.44%            7.29%            7.77%            6.60%
Tier 1 risk-based capital ratio                    14.03%           13.22%           12.20%           12.37%           13.24%
Total risk-based capital ratio                     14.68%           13.81%           12.73%           13.13%           13.79%

PER-SHARE DATA
Weighted average shares outstanding (2):
  Basic                                        9,218,933        8,899,164        8,813,156        8,687,242        8,738,869
  Diluted                                      9,274,006        8,992,354        8,884,012        8,759,642        8,784,806
Book value per common share (2)              $      6.92      $      6.06      $      5.77      $      5.07      $      4.54
Closing stock price (2)                      $     13.11      $     18.71      $     11.23      $      8.61      $      9.17
Earnings per share (2):
  Basic                                      $      0.83      $      0.72      $      0.91      $      0.69      $      0.57
  Diluted                                    $      0.82      $      0.71      $      0.90      $      0.69      $      0.57
Cash dividend per common share (2)

      (1) Net interest margin is tax-equivalent net interest income divided by average interest-earning assets.

      (2) All common share and per share amounts have been restated for stock dividends in 2004,2003,2002,and 2001.

SELECTED HISTORICAL FINANCIAL DATA FOR RED OAK BANK

      The following table sets forth selected financial data for each of the periods indicated. The financial data is derived from Red Oak Bank's audited financial statements.

                                                            AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                             -----------------------------------------------------------------------------------
                                                 2004              2003             2002              2001              2000
                                             -----------------------------------------------------------------------------------
BALANCE SHEET DATA (IN THOUSANDS)

Total assets                                 $    94,272      $    89,104      $    69,150       $    61,043       $    39,530
Loans, net of costs (fees)                        83,720           74,044           62,668            47,954            26,234
Total investment securities                        5,077           10,263            3,958             7,746             6,398
Total deposits                                    73,087           70,141           60,399            55,237            32,442
Total shareholders' equity                        12,002           11,245            5,504             5,614             6,874
INCOME STATEMENT DATA (IN THOUSANDS)

Net interest income                                3,463            2,934            2,029             1,066             1,015
Provision for loan losses                            231              319              203               540               166
                                             -----------------------------------------------------------------------------------
Net interest income after provision
   for loan and leases losses                      3,232            2,615            1,826               526               849
Other income                                          80              116              123                84                58
Gains (losses) on sales of investment                  0                0               50               (49)                0
securities

Other expenses                                     2,556            2,230            2,088             1,873             1,955
                                             -----------------------------------------------------------------------------------
Income before income taxes                           756              501              (89)           (1,312)           (1,048)
Income tax expense                                     0                0                0                 0                 0
                                             -----------------------------------------------------------------------------------
Net income                                   $       756      $       501      $       (89)      $    (1,312)      $    (1,048)
                                             ===================================================================================

PERFORMANCE RATIOS
Cash dividends paid                                    0                0                0                 0                 0
Return on average assets                             .82%             .63%            (.89%)           (2.61%)           (3.39%)
Return on average tangible equity                   6.51%            5.99%           (1.61%)          (21.02%)          (14.17%)
Percent stockholders equity to assets              12.73%           12.62%            7.96%             9.20%            17.39%
Net interest margin (tax equivalent                 3.73%            3.77%            3.14%             1.99%             3.61%
basis)(1)

Allowance for loan losses to total loans            1.56%            1.50%            1.28%             1.11%             1.10%
Non-performing loans to total loans                  .50%               0%               0%                0%                0%
CAPITAL RATIOS
Tier 1 leverage ratio                              12.53%           12.61%            7.76%             9.15%            18.96%
Tier 1 risk-based capital ratio                    14.44%           15.18%            9.19%            12.86%            14.93%
Total risk-based capital ratio                     15.69%           16.43%           10.44%            14.10%            15.56%

PER-SHARE DATA

Weighted average shares outstanding (2):
  Basic                                        2,078,727        1,481,259        1,113,859         1,113,859         1,113,859
  Diluted                                      2,095,678        1,483,356        1,113,859         1,113,859         1,113,859
Book value per common share (2)              $      5.77      $      5.68      $      5.45       $      5.83       $      7.14
Closing stock price (2)                      $     11.80      $      8.57      $      6.57       $      5.61       $      6.15
Earnings per share (2):
  Basic                                      $      0.36      $      0.34      $     (0.08)      $     (1.18)      $     (0.94)
  Diluted                                    $      0.36      $      0.34      $     (0.08)      $     (1.18)      $     (0.94)
Cash dividend per common share (2)

      (1) Net interest margin is net interest income divided by average interest-earning assets.

      (2) All common share and per share amounts have been restated for stock dividends in 2004, 2003 and 2002.

                           FORWARD-LOOKING INFORMATION

      This proxy statement and prospectus, including information incorporated by reference in this document, contains forward-looking statements with respect to the financial condition, results of operations and business of each of Red Oak Bank, Center and Union Center National Bank. These include statements relating to revenues, cost savings and anticipated benefits resulting from the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "projects" or similar words or expressions.

      These forward-looking statements involve substantial risks and uncertainties. There are many factors that may cause actual results to differ materially from those contemplated by such forward-looking statements. In addition to the factors disclosed by us elsewhere in this document, the following factors, among others, could cause our actual results to differ materially and adversely from our forward-looking statements: uncertainties relating to general economic conditions; uncertainties relating to the determination of our provisions for loan losses and allowances for loan losses; uncertainties relating to our analysis of the assessment of rate sensitive assets and rate sensitive liabilities and relating to the extent to which market factors indicate that a financial institution such as Union Center National Bank or Red Oak Bank should match such assets and liabilities; the impact of competition among financial institutions and between financial institutions and other sources of credit; changes to the presentation of financial results and financial condition resulting from the adoption of new accounting principles or upon the advice of our independent auditors or the staff of various regulatory agencies; unanticipated demands upon our liquidity; unanticipated failure or malfunction of our information systems; changes in, or failure to comply with, governmental regulations; the costs and other effects of administrative and legal proceedings; the continued financial viability of our borrowers; the continued financial viability of the issuers of securities within our investment portfolio; labor and employment benefit costs; changes in the conditions of the capital markets in general and in the capital markets for financial institutions in particular and the impact of the United States' international relations on such markets; the ability of Union Center National Bank to integrate Red Oak
Bank promptly into its overall business and plans if the merger is completed; the extent and timing of legislative and regulatory actions and reforms; and other factors referenced in Center's Annual Report on Form 10-K for the year ended December 31, 2004. We have also described certain risks, including risks pertaining directly to the merger, under "Risk Factors" beginning on page 22 of this proxy statement and prospectus.

      Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. We caution Red Oak Bank shareholders not to place undue reliance on such statements. These statements speak only as of the date of this proxy statement and prospectus or, if made in any document incorporated by reference, as of the date of that document.

      All written or oral forward-looking statements attributable to Center, Union Center National Bank, Red Oak Bank or any person acting on their behalf made after the date of this proxy statement and prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Center, Union Center National Bank nor Red Oak Bank undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this proxy statement and prospectus or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

      By approving the merger, Red Oak Bank shareholders may, even if they elect to receive cash, ultimately receive Center common stock and thus will be investing in Center's common stock. An investment in Center's common stock involves a degree of risk. In addition to the other information included in this document, including the matters addressed in "FORWARD-LOOKING INFORMATION" immediately preceding this section, you should carefully consider the matters described below in determining whether to approve the merger agreement.

IF YOU ELECT TO RECEIVE CASH IN THE MERGER, YOU MAY NOT EXCLUSIVELY RECEIVE CASH; SIMILARLY, IF YOU ELECT TO RECEIVE CENTER COMMON STOCK IN THE MERGER, YOU MAY NOT RECEIVE EXCLUSIVELY CENTER COMMON STOCK.

      Although you will be given the right to elect to receive cash or Center common stock in the merger, it is possible that you will not receive the form of consideration that you have requested. There are two factors that could cause you to receive a form of consideration that you did not choose:

            o The merger agreement provides that subject to certain tax constraints that we have described below, 50% of the outstanding Red Oak Bank shares will be converted into cash and 50% of such shares will be converted into Center common stock. If holders of more than 50% of the outstanding Red Oak Bank shares elect to receive cash, there will be a pro rata reduction that will result in certain of such holders' shares being converted into Center common stock. Similarly, if holders of more than 50% of the outstanding Red Oak Bank shares elect to receive Center common stock, there will be a pro rata reduction that will result in certain of such holders' shares being converted into cash.

            o If the aggregate amount of cash paid in the merger substantially exceeds the value of the Center common stock that is issued in the merger, Center's counsel may be unable to issue the tax opinion which constitutes a condition of closing. The merger agreement provides that if tax counsel cannot provide the tax opinion for this reason, the percentage of the consideration payable in the form of cash will be decreased to the extent necessary to enable counsel to render that opinion. In turn, the portion of a Red Oak Bank shareholder's shares to be converted into cash may be reduced if tax considerations require a decrease in the percentage of the aggregate consideration payable in the form of cash.

IF ANY PART OF THE CONSIDERATION YOU RECEIVE IS CENTER COMMON STOCK, YOU ARE AT RISK FOR DECLINES IN THE MARKET PRICE OF THE CENTER COMMON STOCK.

      You can expect that there will be some delay after the merger is completed and before you will receive your Center stock certificates. The aggregate market price of the stock that you ultimately receive from Center may be substantially less than the aggregate market price of your shares valued on the basis of the closing price on the date the merger agreement was signed, the date of the Red Oak Bank annual meeting and the effective date of the closing. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Center's business, operations and prospects, developments in pending legal proceedings and regulatory considerations. Many of these factors are beyond Center's control. We urge you to obtain current market quotations for Center common stock.

YOU WILL HAVE LESS INFLUENCE AS A SHAREHOLDER OF CENTER THAN AS A SHAREHOLDER OF RED OAK BANK.

      The shareholders of Red Oak Bank currently have the right to control Red Oak Bank through their ability to elect the board of directors of Red Oak Bank and vote on other matters affecting Red Oak Bank. The merger will transfer control of Red Oak Bank to Center. After completion of the merger, former Red Oak Bank shareholders will own less than 10% of Center's outstanding common stock, excluding stock options. Consequently, the former Red Oak Bank shareholders will exercise much less influence over the management and policies of Center than they currently exercise over the management and policies of Red Oak Bank.

THE MARKET PRICE OF THE SHARES OF CENTER COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE SHARES OF RED OAK BANK COMMON STOCK.

      Upon completion of the merger, certain holders of Red Oak Bank common stock will become holders of Center common stock. Center's current businesses and markets differ from those of Red Oak Bank and, accordingly, the results of operations of Center after the merger may be affected by factors different from those currently affecting the results of operations of Red Oak Bank. For a discussion of Center's business and of certain factors to consider in connection with that business, see the documents incorporated by reference into this document and referred to under "Where You Can Find More Information," beginning at page 94.

CENTER'S ABILITY TO PAY DIVIDENDS DEPENDS PRIMARILY ON DIVIDENDS FROM ITS PRINCIPAL BANKING SUBSIDIARY, WHICH ARE SUBJECT TO REGULATORY LIMITS.

      Center is a bank holding company and its operations are conducted by direct and indirect subsidiaries, each of which is a separate and distinct legal entity. Substantially all of Center's assets are held by its direct and indirect subsidiaries.

      Center's ability to pay dividends depends on its receipt of dividends from its direct and indirect subsidiaries. Its banking subsidiary, Union Center National Bank, is its primary source of dividends. Dividend payments from its banking subsidiary are subject to legal and regulatory limitations, generally based on net profits and retained earnings, imposed by the various banking regulatory agencies. The ability of banking subsidiaries to pay dividends is also subject to their profitability, financial condition, capital expenditures and other cash flow requirements. At December 31, 2004, approximately $18.1 million was available without the need for regulatory approval, for the payment of dividends to Center from its subsidiaries. There is no assurance that Center's subsidiaries will be able to pay dividends in the future or that Center will generate adequate cash flow to pay dividends in the future. Center's failure to pay dividends on its common stock could have a material adverse effect on the market price of its common stock.

FAILURE TO COMPLETE THE MERGER COULD SEVERELY DISADVANTAGE RED OAK BANK

      In order to complete the merger, Red Oak Bank must focus on meeting all merger conditions. If for any reason the merger does not occur, that failure could adversely affect Red Oak Bank's business and make it difficult for Red Oak Bank to attract other acquisition partners.

IF THE MERGER HAS NOT OCCURRED BY SEPTEMBER 17, 2005, EITHER CENTER OR RED OAK BANK IS GENERALLY FREE TO CHOOSE NOT TO PROCEED WITH THE MERGER.

      Either Center or Red Oak Bank may terminate the merger agreement if the merger has not been completed by September 17, 2005, unless the reason the merger has not been completed is the failure to perform by the party seeking to terminate the merger agreement. In addition, if the conditions to a party's obligations to close are not capable of being satisfied on or before September 17, 2005, such party may terminate the merger agreement. See "The Merger - Termination" beginning at page 59. There can be no assurance that all conditions to the merger will have been satisfied by September 17, 2005. See "The Merger - Conditions to the Merger," beginning at page 56.

IF WE DO NOT SUCCESSFULLY INTEGRATE OUR BUSINESSES, THE COMBINED COMPANY MAY BE ADVERSELY AFFECTED

      The success of Center following the merger will depend, in part, on Center's ability to integrate Red Oak Bank into Union Center National Bank, including its ability to centralize certain administrative functions and eliminate unnecessary duplication of other functions. We cannot assure you that Union Center National Bank will be able to accomplish this integration successfully or effectively manage the combined company.

THE EXPECTED BENEFITS OF THE MERGER MAY NOT BE REALIZED IF WE DO NOT ACHIEVE CERTAIN COST SAVINGS AND OTHER BENEFITS

      Our belief that cost savings and revenue enhancements are achievable is a forward-looking statement that is inherently uncertain. The combined company's actual cost savings and revenue enhancements, if any, cannot be quantified at this time. Any actual cost savings or revenue enhancements will depend on future expense levels and operating results, the timing of certain events and general industry, regulatory and business conditions. Many of these events will be beyond the control of the combined company.

RED OAK BANK'S OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST AND WILL RECEIVE BENEFITS IN THE MERGER THAT OTHER RED OAK BANK SHAREHOLDERS WILL NOT RECEIVE

      Red Oak Bank's directors and executive officers may have conflicts of interest with respect to the merger because they will receive benefits from the merger that other Red Oak Bank shareholders will not receive.

CENTER IS SUBJECT TO INTEREST RATE RISK AND VARIATIONS IN INTEREST RATES MAY NEGATIVELY IMPACT OUR FINANCIAL PERFORMANCE.

      Center is unable to predict actual fluctuations of market interest rates with complete accuracy. Rate fluctuations are affected by many factors, including:

      o     inflation;

      o     recession;

      o     a rise in unemployment;

      o     tightening money supply; and

      o domestic and international disorder and instability in domestic and foreign financial markets.

Changes in the interest rate environment may reduce profits. Center expects that it will continue to realize income from the differential or "spread" between the interest it earns on loans, securities and other interest-earning assets, and the interest it pays on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. At present, Center is somewhat vulnerable to increases in interest rates because if rates increase significantly, Center's interest-earning assets may not reprice as rapidly as our interest-bearing liabilities. Changes in levels of market interest rates could materially and adversely affect Center's net interest spread, asset quality, levels of prepayments and cash flows as well as the market value of Center's securities portfolio and overall profitability.

CENTER'S ALLOWANCE FOR LOAN LOSSES MAY NOT BE ADEQUATE TO COVER ACTUAL LOSSES.

         Like all financial institutions, Center maintains an allowance for loan losses to provide for loan defaults and non-performance. If the allowance for loan losses is not adequate to cover actual loan losses, future provisions for loan losses could materially and adversely affect Center's operating results. Center's allowance for loan losses is determined by analyzing historical loan losses, current trends in delinquencies and charge-offs, plans for problem loan resolution, the opinions of Center's regulators, changes in the size and composition of the loan portfolio and industry information. Center also considers the impact of economic events, the outcome of which are uncertain. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond
Center's control, and these losses may exceed current estimates. Federal regulatory agencies, as an integral part of their examination process, review Center's loans and allowance for loan losses. While we believe that Center's allowance for loan losses in relation to Center's current loan portfolio is adequate to cover current losses, Center cannot assure you that it will not need to increase its allowance for loan losses or that regulators will not require Center to increase this allowance. Either of these occurrences could materially and adversely affect Center's earnings and profitability.

CENTER'S BUSINESS IS SUBJECT TO VARIOUS LENDING AND OTHER ECONOMIC RISKS THAT COULD ADVERSELY IMPACT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

      Changes in economic conditions, particularly an economic slowdown, could hurt Center's business. Center's business is directly affected by political and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in governmental monetary and fiscal policies and inflation, all of which are beyond Center's control. A deterioration in economic conditions, particularly within New Jersey, could result in the following consequences, any of which could hurt Center's business materially:

      o     loan delinquencies may increase;

      o     problem assets and foreclosures may increase;

      o     demand for Center's products and services may decline; and

      o collateral for loans made by Center may decline in value, in turn reducing Center's clients' borrowing power.

      A downturn in the real estate market could hurt Center's business. If there is a significant decline in real estate values in New Jersey, the collateral for Center's loans will provide less security. As a result, Center's ability to recover on defaulted loans by selling the underlying real estate would be diminished, and we would be more likely to suffer losses on defaulted loans.

CENTER  MAY  SUFFER  LOSSES  IN ITS  LOAN  PORTFOLIO  DESPITE  ITS  UNDERWRITING
PRACTICES.

      Center seeks to mitigate the risks inherent in its loan portfolio by adhering to specific underwriting practices. Although Center believes that its underwriting criteria are appropriate for the various kinds of loans that Center makes, Center may incur losses on loans that meet its underwriting criteria, and these losses may exceed the amounts set aside as reserves in Center's allowance for loan losses.

CENTER FACES STRONG COMPETITION FROM OTHER FINANCIAL INSTITUTIONS, FINANCIAL SERVICE COMPANIES AND OTHER ORGANIZATIONS OFFERING SERVICES SIMILAR TO THE SERVICES THAT CENTER PROVIDES.

      Many competitors offer the types of loans and banking services that we offer. These competitors include other national banks, savings associations, regional banks and other community banks. Center also faces competition from many other types of financial institutions, including finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. In this regard, Center's competitors include other state and national banks and major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations, offer a broader suite of services and mount extensive promotional and advertising campaigns.

                                   THE MEETING

WHEN AND WHERE THE ANNUAL MEETING WILL BE HELD

      Red Oak Bank will hold its Annual Meeting of Shareholders at the offices of Red Oak Bank at the North Pavilion of The Park Avenue Club, 184 Park Avenue, Florham Park, New Jersey, commencing at 10:00 a.m., local time, on _______, 2005.

WHAT WILL BE VOTED ON AT THE ANNUAL MEETING

      At the annual meeting, Red Oak Bank shareholders will consider and vote on proposals with respect to the following:

            o To approve the merger agreement, which will approve the merger of Red Oak Bank with and into Union Center National Bank and related matters;

            o To elect directors who will serve until the merger is completed or if, for any reason, the merger agreement is terminated, until the 2006 annual meeting of Red Oak Bank's shareholders; and

            o To act on any other matters that may be put to a vote at the annual meeting, which may include a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the merger agreement and the merger.

      If a quorum is not present, or if fewer shares of Red Oak Bank common stock are voted in favor of the merger agreement and the merger than the number required for approval, it is expected that the meeting will be adjourned to allow additional time for obtaining additional proxies. In that event, proxies will be voted to approve an adjournment, except for proxies as to which instructions have been given to vote against the merger agreement and the merger. The holders of a majority of the shares present at the meeting would be required to approve any adjournment of the meeting.

SHAREHOLDERS ENTITLED TO VOTE

      Red Oak Bank has set March 24, 2005 as the record date to determine which Red Oak Bank shareholders will be entitled to vote at the annual meeting. Only Red Oak Bank shareholders at the close of business on this record date will be entitled to vote at the annual meeting. As of the record date, there were __________ shares of Red Oak Bank common stock outstanding and entitled to be voted at the annual meeting, held by approximately _____ shareholders of record. Each holder of shares of Red Oak Bank common stock outstanding on the record date will be entitled to one vote for each share held of record.

NUMBER OF SHARES THAT MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

      In order to have a quorum, a majority of the total outstanding shares of Red Oak Bank common stock entitled to vote at the annual meeting must be represented at the meeting in person or by proxy.

      We will count as present at the annual meeting, for purposes of determining the presence or absence of a quorum:

      o Shares of Red Oak Bank common stock held by persons attending the Red Oak Bank annual meeting, whether or not they are voting, and

      o Shares of Red Oak Bank common stock for which Red Oak Bank has received proxies, including proxies with respect to which holders of those shares have abstained from voting.

VOTE REQUIRED; VOTING AGREEMENTS

      The approval of the merger agreement and the merger will require the affirmative vote, in person or by proxy, of the holders of two thirds of the outstanding shares of Red Oak Bank common stock, assuming that a quorum is present in person or by proxy. The election of directors will require the affirmative vote of holders of a plurality of the shares of Red Oak Bank common stock represented and entitled to vote at the annual meeting. Each holder of shares of Red Oak Bank common stock outstanding on the record date will be entitled to one vote for each share held of record. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present and will have the same effect as a vote against the merger. Assuming that a quorum is present, abstentions and broker non-votes will have no impact on the election of directors.

      Directors and executive officers of Red Oak Bank and their affiliates have agreed with Center to vote all shares of Red Oak Bank common stock for which they have voting power on the record date in favor of approval of the merger agreement and the merger. A total of 572,258 shares of Red Oak Bank common stock, or 27.5% of the shares of Red Oak Bank common stock outstanding as of December 31, 2004, are covered by that agreement. On the record date, such directors and executive officers and affiliates had sole or shared voting power over _________ shares of Red Oak Bank common stock, or approximately __% of the shares of Red Oak Bank common stock outstanding on the record date.

VOTING YOUR SHARES

      Red Oak Bank's board of directors is soliciting proxies from the Red Oak Bank shareholders. In addition, The Altman Group, Inc., a proxy solicitation firm has been engaged by Red Oak Bank to act as a proxy solicitor. This will give you an opportunity to vote at the Red Oak Bank annual meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions. If you vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the agent will vote the shares "FOR" approval of the merger agreement and the merger and "FOR" the election of the board of directors' nominees to the board of directors.

CHANGING YOUR VOTE

      Any Red Oak Bank shareholder may revoke a proxy at any time before or at the annual meeting in one or more of the following ways:

      o Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the annual meeting, to Richard G. Whitehead, Secretary of Red Oak Bank; or

      o     Submitting a later-dated proxy.

      You should send any written notice of revocation or subsequent proxy to Red Oak Bank, Attention: Richard G. Whitehead, Secretary, 190 Park Avenue, Post Office Box 1326, Morristown, New Jersey 07962, or hand deliver the notice of revocation or subsequent proxy to Mr. Whitehead before the taking of the vote at the annual meeting. Attendance at the annual meeting will not by itself constitute a revocation of a proxy.

SOLICITATION OF PROXIES AND COSTS

      Red Oak Bank will pay the costs of soliciting proxies. In addition to solicitation by mail, directors, officers and employees acting on behalf of Red Oak Bank may solicit proxies for the annual meeting in person or by telephone, telegraph, facsimile or other means of communication. Red Oak Bank will not pay any additional compensation to these directors, officers or employees for these activities, but may reimburse them for reasonable out-of-pocket expenses. Red Oak Bank will make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries, and Red Oak Bank will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

      In addition, The Altman Group, Inc., a proxy solicitation firm has been engaged by Red Oak Bank to act as a proxy solicitor and will receive fees estimated at $6,500, plus reimbursement of out-of-pocket expenses.

PRINCIPAL SHAREHOLDERS

      We set forth below the names of each of the shareholders of Red Oak Bank known by us to have beneficially owned more than five percent of Red Oak Bank's common stock as of December 31, 2004. We also set forth the number of shares of Red Oak Bank common stock owned by such shareholders on December 31, 2004 and such shareholders' percentage ownership. The term "beneficial ownership" includes not only shares held of record by and on behalf of the shareholder, but also shares which such shareholder has the right to acquire within sixty days after December 31, 2004:

-----------------------------------------------------------------------------------------------
SHAREHOLDER NAME AND ADDRESS      NUMBER OF SHARES          PERCENTAGE OF OUTSTANDING SHARES
-----------------------------------------------------------------------------------------------
C. Edward McConnell               116,537                   5.60%
14 Gaston Road
Morristown, NJ 07960
-----------------------------------------------------------------------------------------------
Anthony G. Gallo                  115,500                   5.54%
16 Lucinda Ct.
Edison, NJ  08820
----------------------------------------------------------------------------------------------

                                   THE MERGER

      The following information describes the material terms and provisions of the merger. This description is not complete. We qualify this discussion in its entirety by reference to the merger agreement which we incorporate by reference in this proxy statement and prospectus. A copy of the merger agreement is attached to this proxy statement and prospectus as Annex A. We urge you to read the full text of the agreement carefully.

      The merger agreement provides that:

            o Red Oak Bank will merge with and into Union Center National Bank; and

            o You, as a shareholder of Red Oak Bank, will receive, for each of your shares of Red Oak Bank common stock, either $12.06 in cash or $0.9227 of a share of Center common stock.

      Subject to certain tax considerations, 50% of Red Oak Bank's shares outstanding immediately prior to the completion of the merger will be converted into Center common stock and 50% of such Red Oak Bank shares will be converted into cash. If holders of more than 50% of Red Oak Bank's shares outstanding immediately prior to the completion of the merger elect to receive Center common stock or cash, the exchange agent will reduce the number of shares of Red Oak Bank common stock so converted to 50% by a pro rata reduction. Thus, by way of example and subject to certain tax considerations, if holders of 75% of Red Oak Bank's shares outstanding immediately prior to the completion of the merger elect to receive cash, then, for each such holder, two thirds of such holder's shares will be converted into cash and one third of such holder's shares will be converted into Center common stock. The percentage of shares converted into Center common stock may be increased if necessary in order for the parties to receive a tax opinion that we have described elsewhere in this proxy statement and prospectus.

      The board of directors of Red Oak Bank has unanimously approved and adopted the merger agreement and believes that the merger is in your best interests as a shareholder. Red Oak Bank's board of directors unanimously recommends that you vote "FOR" approval of the merger agreement and the merger.

      The directors of Red Oak Bank have interests in the merger as directors that are different from yours as a Red Oak Bank shareholder. These interests were considered by Red Oak Bank's board of directors before approving and recommending the merger agreement and the merger.

BACKGROUND OF THE MERGER

      From time to time, Red Oak Bank's board of directors has discussed steps necessary to increase shareholder value. In early 2004, Red Oak Bank's board of directors determined that it would be necessary to grow Red Oak Bank's assets and deposits in order to increase earnings, and thereafter actively considered various strategies to establish or acquire branches in order to accomplish this goal. Also during 2004, Red Oak Bank's board of directors began to consider the possibility of merging with another bank in order to increase shareholder value. These efforts began to accelerate during May and June 2004 when Red Oak Bank's board of directors, or its Resources and Planning Committee, met with representatives of Keefe Ventures, LLC to discuss various strategies to increase shareholder value, including strategies to improve fee income, add branches and merge with another bank.

      While these discussions were taking place, from time to time, Red Oak Bank received from representatives of other banking institutions preliminary expressions of interest in the possibility of engaging in a business combination with Red Oak Bank should Red Oak Bank be willing to consider such a transaction. Through the summer of 2004, Red Oak Bank responded to such expressions of
interest  by  affirming   its  strategy  to  create  value  as  an   independent
institution.

      On August 20, 2004, preliminary conversations were conducted between the chief executive officer of Red Oak Bank, Dale G. Potter, and Center's Chief Executive Officer, John J. Davis, about the possibility of a business combination.

      Center's chief executive officer and an investment banker, Richard Wines of McConnell, Budd & Romano, Inc., made a brief presentation to Center's board of directors about Red Oak Bank at a board of directors meeting held on September 23, 2004. Mr. Wines advised the Center board of directors that his firm would be unable to play any role on behalf of Center should Center decide to pursue such a combination, since one of the principals of Mr. Wines' firm is on the board of directors of Red Oak Bank. Center's board of directors determined at that time that Center had no interest in pursuing a business combination with Red Oak Bank. Following that meeting, Mr. Davis informed Mr. Potter that Center had no interest in pursuing a business combination with Red Oak Bank.

      During November 2004, Red Oak Bank's investment banker, Keefe Ventures, LLC, arranged for certain financial institutions to execute confidentiality agreements and then to receive an investment memorandum regarding Red Oak Bank. While Red Oak Bank and its investment banker contacted several financial institutions to determine if they might be interested in acquiring Red Oak Bank, no communication was sent to Center, based upon Red Oak Bank's understanding that Center had no interest in acquiring Red Oak Bank.

      On November 30, 2004, Center's board of directors conducted a meeting at which it heard a presentation by its financial advisor, Cohen Bros. Cohen Bros. identified several potentially attractive acquisition candidates for Center, including Red Oak Bank, which represented Cohen Bros.' primary recommendation. As a result of that meeting, Center's board of directors authorized management to commence preliminary discussions and due diligence reporting with Red Oak Bank. Mr. Davis contacted Mr. Potter on December 1, 2004 to advise him that Center wanted to re-commence discussions regarding a possible acquisition of Red Oak Bank by Center. At that point, Red Oak Bank's chief executive officer and investment banker explained to Center that a bidding process had commenced in early November and that final bids were due on December 2, 2004. Center was allowed additional time to submit its bid, and did so on December 3, 2004.

      On December 9, 2004, Center's securities counsel, Lowenstein Sandler PC, circulated a preliminary draft of the merger agreement. Center and Red Oak Bank then commenced daily negotiations and continued due diligence efforts which ultimately resulted in Center's and Red Oak Bank's entering into the merger agreement.

      On December 16, 2004, Center's board of directors conducted a special meeting. Anthony Weagley, Center's chief financial officer, Cassandra Toroian, a representative of Cohen Bros., and representatives of Lowenstein Sandler were also present. The principal purpose of the meeting was to provide the members of the Center board of directors with a summary of the merger agreement and related documents and a description of the outstanding issues then being negotiated by the parties' representatives. Management described the due diligence that had been performed to date. Counsel reviewed the terms of the merger agreement and the terms of a related shareholders' agreement to be executed by certain shareholders of Red Oak Bank. Counsel also reviewed with the Center board of directors members their fiduciary obligations. The board of directors discussed the history and status of the negotiations and discussed the relative benefits and disadvantages of the proposed transaction.

      On December 17, 2004, another special meeting of Center's board of directors was conducted. Anthony Weagley, Cassandra Toroian and representatives of Lowenstein Sandler were also present. The board of directors received an update on the negotiations and reviewed the matters that had been discussed one day earlier. After discussion, the merger agreement, the shareholders' agreement and the transactions contemplated by both agreements were unanimously approved by Center's board of directors.

      On December 17, 2004, a special meeting of Red Oak Bank's board of directors was held, at which certain executive officers and representatives of McCarter & English, The Kafafian Group and Keefe Ventures were present. Representatives of McCarter & English and Keefe Ventures described the history and status of the negotiations. Keefe Ventures reviewed the financial terms of the transaction and The Kafafian Group presented its opinion that the transaction was fair to Red Oak Bank shareholders from a financial point of view. Legal counsel reviewed the terms of the merger agreement. After discussion, the merger agreement and the transactions contemplated thereby were unanimously approved by Red Oak Bank's board of directors.

      The merger agreement and the shareholders' agreement were executed late in the evening on Friday, December 17, 2004. A joint press release announcing the merger was issued prior to the opening of the U.S. securities markets on December 20, 2004.

      During the negotiation of the merger agreement, the parties identified a contingency relating to the termination of a data processing agreement entered into by Red Oak Bank in September 2003. As executed by the parties on December 2004, the merger agreement provided for an adjustment in the number of shares of Center common stock to be issued and the amount of cash to be paid by Center based upon the manner in which this contingency was resolved. Subsequent to the execution of the merger agreement, Red Oak Bank entered into an amendment to the data processing agreement which resolved this contingency. As a result, the parties determined the amount of the necessary adjustment and, on March 3, 2005, entered into an amended and restated agreement and plan of merger reflecting this adjustment. All descriptions of the merger agreement in this proxy statement and prospectus, including Annex A, give effect to the execution of the amended and restated merger agreement and the resolution of this contingency.

RED OAK BANK'S REASONS FOR THE MERGER

      In reaching its decision to approve the merger agreement with Center and the related transactions, Red Oak Bank's board of directors considered the advice of management and Red Oak Bank's outside legal and financial advisors, and based its decision on a number of factors, including, without limitation, the following:

            o the terms of the merger agreement and the related transactions, including the financial terms of the transaction, the provisions relating to treatment of employees, and the fact that Center would be reimbursed for a portion of its expenses if the merger agreement were terminated in certain circumstances;

            o the enhanced liquidity associated with Center's common stock as compared with the limited trading market of Red Oak Bank's common stock;

            o Center's history of paying cash dividends and distributing stock dividends on its common stock;

            o the fact that, to the extent that Red Oak Bank shareholders receive Center shares in exchange for their shares of Red Oak Bank common stock, such exchange could be tax free to the Red Oak Bank shareholders as of the time of closing;

            o the terms of the exchange ratio applicable to the Red Oak Bank shareholders receiving Center common stock in the merger;

            o     the historical market prices of Center common stock;

            o the detailed financial analysis and other information presented by Red Oak Bank's financial advisor, Keefe Ventures, and the opinion of The Kafafian Group - including the assumptions and financial information and projections relied upon by it in arriving at such opinion - that the aggregate consideration to be received by the Red Oak Bank shareholders in the merger was fair to such shareholders;

            o the current and prospective economic and competitive environment facing the financial industry generally and Red Oak Bank in particular, including the ability of larger institutions to invest in technology, leverage fixed costs over larger markets, and provide a greater variety of products and services, and other benefits of operational scale;

            o the board's perception of the business and prospects of Center and the fact that Center is a larger and more diversified company than Red Oak Bank; and

            o     the  board  of  director's   perception   that  Center  had  a
                  commitment to community banking and customer-oriented culture that was consistent with Red Oak Bank's philosophy.

      All business combinations, including the merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Red Oak Bank's shareholders identified by Red Oak Bank's board and management include the following material matters, the order of which does not necessarily reflect their relative significance:

      o the fact that the termination fee provided for in the merger agreement and certain other provisions of the agreement might discourage third parties from seeking to acquire Red Oak Bank, in light of the fact that Center was unwilling to enter into the merger agreement absent such provisions;

      o the fact that not all Red Oak Bank shareholders will necessarily receive the form of consideration - that is, cash or Center common stock - that they elect to receive; and

      o the fact that Red Oak Bank shareholders who receive cash in the merger will not have the opportunity to participate in the growth of the combined business.

      In reaching the determination to approve the merger agreement and the related transactions, Red Oak Bank's board of directors did not quantify or otherwise attempt to assign any relative weight to the various factors it considered, and individual directors may have viewed certain factors more positively or negatively than others. In addition, there can be no assurances that the benefits of the merger perceived by Red Oak Bank's board of directors and described above will be realized or will outweigh the risks and uncertainties.

RECOMMENDATION OF RED OAK BANK'S BOARD OF DIRECTORS

      Red Oak Bank's board of directors has unanimously approved the merger and the merger agreement, and believes that the proposed merger is in the best interests of Red Oak Bank and its shareholders. Accordingly, Red Oak Bank's board of directors unanimously recommends that Red Oak Bank shareholders vote "FOR" approval of the merger agreement and the merger.

OPINION OF RED OAK BANK'S FINANCIAL ADVISOR

      Red Oak Bank retained The Kafafian Group, or TKG, as an independent financial advisor in connection with its consideration of a possible business combination involving Center. TKG is a well known bank advisory firm and was selected by Red Oak Bank based on its experience and expertise. TKG regularly engages in the evaluation of bank and bank holding company securities in connection with acquisitions and valuations for various other purposes. In the ordinary course of its financial advisory business, TKG is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

      At the request of Red Oak Bank's board of directors, representatives of TKG participated in the December 17, 2004 meeting at which the board of directors considered and approved the merger agreement. At that meeting, TKG delivered to Red Oak Bank's board of directors its oral opinion, subsequently confirmed in writing, that, as of such date, the merger consideration was fair, from a financial point of view, to Red Oak Bank shareholders. The Kafafian Group has also delivered to Red Oak Bank's board of directors a written opinion dated March 18, 2005, shortly prior to the date of this proxy statement and prospectus, which is substantially identical to the December 17, 2004 opinion. THE FULL TEXT OF TKG'S OPINION, AS UPDATED, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT AND PROSPECTUS. THE OPINION OUTLINES THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY TKG IN RENDERING THE OPINION. THE DESCRIPTION OF THE
OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. RED OAK BANK SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER. TKG'S OPINION WAS DIRECTED TO THE RED OAK BOARD AND WAS PROVIDED TO THE BOARD FOR ITS INFORMATION IN CONSIDERING THE MERGER. THE OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION TO RED OAK BANK SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF RED OAK BANK TO ENGAGE IN THE MERGER OR ANY OTHER ASPECT OF THE MERGER AND IS NOT A RECOMMENDATION TO ANY RED OAK BANK SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE ANNUAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER.

      In rendering its opinion, TKG, among other things:

            o     reviewed the merger agreement;

            o analyzed regulatory filings and other financial information concerning Red Oak Bank since 1999;

            o analyzed regulatory filings and other financial information concerning Center since 1999;

            o discussed past, present, and future financial performance and operating philosophies with Red Oak Bank and Center senior managements;

            o reviewed certain internal financial data and projections of Red Oak Bank and analyst estimates for Center;

            o compared the financial condition, financial performance, and market trading multiples of Red Oak Bank to similar financial institutions;

            o compared the financial condition, financial performance, and market trading multiples of Center to similar financial institutions;

            o reviewed reported price and trading activity for Red Oak Bank and compared it to the price and trading activity for similar financial institutions;

            o reviewed reported price and trading activity for Center and compared it to the price and trading activity for similar financial institutions;

            o compared the consideration to be paid to Red Oak Bank's shareholders pursuant to the merger agreement with the consideration paid by other acquirers in comparable acquisitions of other financial institutions;

            o reviewed the pro forma impact of the merger on the earnings and book value of the combined company and compared the contributions of each institution in a number of key financial categories to the combined company; and

            o     considered   other   financial    studies,    analyses,    and
                  investigations   and   reviewed   other   information   deemed
                  appropriate to render this opinion.

      TKG spoke with certain members of senior management and other representatives of Red Oak Bank and Center to discuss the foregoing as well as matters TKG deemed relevant. As part of its analyses, TKG took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in and knowledge of the banking industry. TKG's opinion is based upon conditions as they existed and could be evaluated on the respective dates thereof and the information made available to TKG through the respective dates thereof.

      TKG relied upon the accuracy and completeness of all of the financial and other information reviewed and/or discussed for the purposes of its opinion. TKG assumed that financial forecasts provided by Red Oak Bank were reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management. Any estimates contained in the analyses performed by TKG are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. TKG did not make any independent evaluation or appraisals of the assets or liabilities of Red Oak Bank and Center nor was it furnished with any such appraisals. TKG also assumed, without independent verification, that the aggregate allowances for loan losses for Red Oak Bank and Center were adequate.

      The summary set forth below does not purport to be a complete description of the analyses performed by TKG in connection with the merger. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, the opinion is not readily susceptible to summary description. TKG believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the opinion. No one component of the analyses performed by TKG was assigned a greater significance than another component. Taken as a whole, TKG believes that these analyses support the conclusion that the consideration to be paid to Red Oak Bank's shareholders is fair, from a financial point of view.

      The following table summarizes the material valuation methodologies and the range of values of Red Oak Bank common stock used by TKG in arriving at its opinion. The values for peer group and comparable transactions were arrived at by applying Red Oak Bank financial data to median peer group trading and comparable transaction acquisition multiples. The valuation methodologies are described below in greater detail.

------------------------------------------------------------------------------------
                                                                          IMPLIED
                                                                         VALUE PER
                                                                          COMMON
                                                                           SHARE
------------------------------------------------------------------------------------
Discounted cash flow analysis:
                       ...on a trading basis                              $6.61-$8.13
                       ...on an acquisition basis                        $8.58-$12.87

Peer group analysis:
                       ...national peers                                  $7.98-$8.83
                       ...regional peers                                  $7.21-$8.73

Comparable transaction analysis:
                       ...national transactions                           $4.85-$9.48
                       ...regional transactions                          $4.53-$14.21
                  Value of merger consideration                         $12.05-$12.35
------------------------------------------------------------------------------------

      Contribution Analysis - TKG reviewed the contribution made by each of Red Oak Bank and Center to various balance sheet items of the combined company based on balance sheet data at September 30, 2004. A similar contribution analysis was prepared for net income and income statement items based on the latest twelve months ended September 30, 2004. The analysis showed that:

            o Red Oak Bank shareholders would own between 9.1% and 9.3% of the combined company, depending upon whether the consideration was $12.05 or $12.35 per share, a range which existed under the merger agreement until the parties amended and restated the merger agreement on March 3, 2005;

            o Red Oak Bank would contribute 9.3% of the total assets of the combined company;

            o Red Oak Bank would contribute 18.3% of the total loans of the combined company;

            o Red Oak Bank would contribute 10.9% of the total deposits of the combined company;

            o Red Oak Bank would contribute 14.8% of the shareholders' equity of the combined company; and

            o Red Oak Bank would contribute 7.8% of the net income of the combined company.

      Discounted Cash Flow Analysis - TKG performed a discounted cash flow analysis of the future income streams of Red Oak Bank using projected earnings for 2005-2007 based on management's forecasts and Red Oak Bank's historical performance. Using these projections and market trading multiples from comparable institutions between 154% and 158% of tangible book value, and discount rates of between 8% and 12%, TKG calculated a range of net present values of Red Oak Bank common stock. This analysis assumed Red Oak Bank was not acquired but remained independent for the projection period. The analysis showed a present value per share of Red Oak Bank common stock of between $6.61 and $8.13.

      Using the aforementioned projections, TKG used acquisition multiples from comparable merger transactions between 200% and 250% of tangible book value and discount rates of between 8% and 12%. TKG then calculated a range of net present values of Red Oak Bank common stock. This analysis assumed Red Oak Bank was to be acquired at similar book value multiples as comparable merger transactions. The analysis showed a present value per share of Red Oak Bank common stock between $8.58 and $12.87.

      Although the discounted cash flow analysis is a widely used valuation methodology, it relies on numerous assumptions, including balance sheet and earnings growth rates, discount rates, and market trading multiples that may ultimately be materially different than those used in the analysis. Therefore, this analysis does not purport to be indicative of the actual values or expected values of Red Oak Bank common stock.

      Peer Group Analysis: Red Oak Bank - TKG compared selected balance sheet, asset quality, capitalization, profitability, and market trading ratios using financial data at or for the twelve months ended September 30, 2004 and market data as of December 15, 2004 for Red Oak Bank and two groups of similar financial institutions. Group 1 includes 14 commercial banks in the Mid-Atlantic Region with assets between $102.7 million and $294.0 million, deposits between $89.6 million and $252.5 million, and total equity/ assets greater than 10%. We refer to this group as the "Regional Peers". Group 2 includes 11 commercial banks nationally which were publicly traded since January 1, 1994 with assets between $109.5 million and $268.4 million, deposits between $87.9 million and $221.2 million, total equity/ assets greater than 10%. We refer to this group as the "National Peers". For purposes of this analysis, non-performing assets include non-accrual loans, restructured loans, other real estate owned, and loans greater than 90 days past due but still accruing. Peer statistics are medians.

------------------------------------------------------------------------------------------------------------------------------------
                  (financial data at or                          RED OAK               REGIONAL PEERS                NATIONAL PEERS
                  for the period ended
                  September 30, 2004)
------------------------------------------------------------------------------------------------------------------------------------
                  Loans/Deposits (%)                            114.27                        72.34                        81.38
                  Equity/Assets (%)                              12.25                        11.64                        13.08
                  NPAs/Assets (%)                                 0.01                         0.20                         0.10
                  Reserves/NPAs (%)                                 NM                       163.38                       193.09
                  Net Interest Margin (%)                         3.56                         3.79                         3.68
                  Non-interest                                    0.08                         0.66                         0.82
                  Income/Avg. Assets (%)
                  Non-interest                                    2.72                         2.72                         3.96
                  Expense/Avg. Assets (%)
                  Efficiency Ratio (%)                           73.76                        66.17                        81.60
                  Return on Avg. Assets                           0.67                         0.84                         0.46
                  (%)
                  Return on Avg. Equity                           5.38                         5.89                         4.39
                  (%)
                  Price to Earnings (x)                          31.03                        24.85                        27.50
                  Price to Book Value (%)                       159.57                       154.05                       151.80
                  Price to Tangible Book                        159.57                       154.85                       156.50
                  Value (%)
                  Current Dividend Yield                          0.00                         0.51                         0.00
                  (%)
---------------------------------------------------------------------------------------------------------------------------------

      Peer Group Analysis:  Center- TKG compared  selected balance sheet,  asset quality, capitalization, profitability, and market trading ratios using financial data at or for the twelve months ended September 30, 2004 and market data as of December 15, 2004 for Center and two groups of similar financial institutions. Group 1 includes eight commercial banks in the Mid-Atlantic Region with assets between $644.4 million and $1.2 billion, deposits between $429.0 million and $829.0 million, and total borrowings/ assets greater than 15%, We refer to these banks as our the "Regional Peers"). Group 2 includes 10 commercial banks nationally with assets between $630.2 million and $978.4 million, deposits between $401.5 million and $629.0 million, and total borrowings/ assets greater than 20%. For purposes of this analysis, non-performing assets include non-accrual loans, restructured loans, other real estate owned, and loans greater than 90 days past due but still accruing. Peer statistics are medians.

------------------------------------------------------------------------------------------------------------------------------------
                  (financial data at or for                                                   Regional Peers          National Peers
                  the period ended September                        Center
                  30, 2004)
------------------------------------------------------------------------------------------------------------------------------------
                  Loans/Deposits (%)                                  62.25                        87.26                      93.34
                  Borrowings/Assets (%)                               26.57                        23.92                      24.80
                  Equity/Assets (%)                                    7.27                         8.10                       8.29
                  NPAs/Assets (%)                                      0.00                         0.50                       0.49
                  Reserves/NPAs (%)                                      NM                       149.03                     151.32
                  Net Interest Margin (%)                              3.22                         3.54                       3.42
                  Non-interest Income/Avg.                             0.34                         0.94                       1.24
                  Assets (%)
                  Non-interest Expense/Avg.                            2.10                         3.02                       3.03
                  Assets (%)
                  Efficiency Ratio (%)                                67.13                        69.49                      70.79
                  Return on Avg. Assets (%)                            0.79                         0.88                       0.73
                  Return on Avg. Equity (%)                           12.15                        10.63                       9.21
                  Price to Earnings (x)                               16.58                        16.85                      16.20
                  Price to Book Value (%)                            194.07                       153.90                     174.15
                  Price to Tangible Book                             200.34                       181.10                     201.20
                  Value (%)
                  Current Dividend Yield (%)                           2.71                         2.93                       2.15
------------------------------------------------------------------------------------------------------------------------------------

         Comparable Transaction Analysis - TKG reviewed the pricing of two classes of merger and acquisition transactions. Group 1 were transactions announced after January 1, 2000, where the target institution was a profitable commercial bank in the Mid-Atlantic region with assets between $80 million and $400 million and an equity/asset ratio greater than 9%. The criteria resulted in a list of 11 merger and acquisition transactions, which we refer to as the "Regional Transactions". Group 2 were transactions announced after January 1, 2002, where the target institution was a profitable commercial bank with assets between $90 million and $300 million and an equity/asset ratio greater than 10%. The criteria resulted in a list of 11 merger and acquisition transactions, which we refer to as the "National Transactions". For purposes of this analysis, premium as a percent of core deposits equates to the amount paid over book value, or premium, divided by the target's core deposits, representing all deposits less time deposits greater than $100,000. Transaction multiples are calculated at the time the transactions were announced. TKG considered two scenarios, one where the cash consideration was $12.05 per share and the other where the cash consideration was $12.35 per share. The exchange ratio for the stock portion of the consideration was calculated using a market price for Center common stock of $13.07 per share. On December 15, 2004, the closing sales price of Center common stock, as reported on NASDAQ, was $13.26 per share, thereby increasing the weighted average per share consideration above that of the cash consideration.

--------------------------------------------------------------------------------------------------------------------------------
                              Center-Red Oak Bank     Center-Red Oak Bank                               National Transactions
                                    @ $12.05               @ $12.35           Regional Transactions
--------------------------------------------------------------------------------------------------------------------------------
     Price/Book (%)                  215.21                 220.56                     251.90                   167.64
     Price/Tangible Book (%)         215.21                 220.56                     251.90                   168.06
     Price/LTM Earnings (x)          41.85                   42.90                     15.62                    16.73
     Price/Deposits (%)              35.09                   35.96                     29.16                    22.29
     Premium/Core Deposits           23.35                   24.42                     19.63                    10.10
     (%)
--------------------------------------------------------------------------------------------------------------------------------


      No company or transaction in the preceding peer group and comparable transaction analyses is identical to Center, Red Oak Bank, or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematically precise; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. The ranges of valuation resulting from any particular analysis described above should not be taken to be TKG's view of the actual value of Red Oak Bank or Center.

      The above is only a summary description of the analyses and procedures performed by TKG in the course of arriving at its opinion. The text of the opinion of TKG, dated December 17, 2004 and updated on March 18, 2005, which sets forth the assumptions made and matters considered, is attached to this proxy statement and prospectus as Annex C. TKG's opinion is directed only to the "fairness" of the consideration received by Red Oak Bank shareholders and does not constitute a recommendation to any Red Oak Bank shareholder as to how such shareholder should vote with respect to the merger.

      With regard to The Kafafian Group's services in connection with the merger, Red Oak Bank has paid The Kafafian Group a fee of $30,393, including fees for updating the fairness opinion and expense reimbursements. In addition, Red Oak Bank has agreed to indemnify The Kafafian Group and certain related parties against certain liabilities, including liabilities under federal securities laws, incurred in connection with its services. The amount of The Kafafian Group's fee was determined by negotiation between Red Oak Bank and The Kafafian Group.

CENTER'S REASONS FOR THE MERGER

      The board of directors of Center has concluded that it is important to expand Center's asset size without threatening Union Center National's Bank's credit quality or changing underwriting standards. The acquisition of Red Oak Bank is expected to add approximately $94.3 million in assets and support Center's expansion in Morristown, New Jersey, where Center has two existing branch offices.

      In determining the terms of its proposal for Red Oak Bank and whether to enter into the merger agreement, Center's board of directors considered a number of factors, including the following:

            o     the   strategic   importance  to  Center  of  Red  Oak  Bank's
                  Morristown, New Jersey office;

            o the terms of the merger agreement and the related terms, including the financial terms of the transaction;

            o Red Oak Bank's community banking emphasis, which is consistent with Center's general business approach;

            o     the  financial   condition,   operating   results  and  future
                  prospects of Center and Red Oak Bank;

            o historical pro forma financial information on the merger, including, among other things, pro forma book value and earnings per share information, dilution analysis, and capital ratio impact information;

            o a review of comparable transactions, including comparison of the price being paid in the merger with the prices paid in other comparable financial institution mergers, expressed as, among other things, multiples of book value and earnings; and

            o management's view, based on, among other things, such comparable transactions review, that the exchange ratio and cash consideration paid is fair to Center and its shareholders from a financial point of view.

      In approving the transaction, the Center board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process. Individual directors may have given one or more factors more weight than other factors. The emphasis of the Center board's discussion, in considering the transaction, was on the strategic benefits and financial aspects of the transaction, particularly:

            o the importance to Center of expanding its franchise in Morristown, New Jersey;

            o a comparison of the expenses associated with the pending transaction with the expenses of opening new branches in Morristown, New Jersey;

            o perceived opportunities to increase the combined company's lending opportunities, and to reduce the combined company's operating expenses, following the merger; and

            o     the  potential  for  increased  earnings,   in  light  of  the
                  potential revenue enhancements and cost savings after the merger.

      As we have noted above, business combinations, including the merger, typically include certain risks and disadvantages. The material potential risks and disadvantages to Center identified by Center's board and management include the following material matters, the order of which does not necessarily reflect their relative significance:

            o there can be no assurance that the combined company will attain the type of revenue enhancements and cost savings necessary to justify the expenditure of funds and issuance of stock contemplated by the merger agreement;

            o utilizing cash for a portion of the merger consideration will negatively impact Center's capital;

            o since the exchange rate is fixed, Red Oak Bank shareholders who receive stock in the merger could receive more per share value than was anticipated at the time that the merger agreement was executed.

      There can be no certainty that the above benefits of the merger anticipated by the Center board will occur. Actual results may vary materially from those anticipated. For more information on the factors that could affect actual results, see "Forward-Looking Information" at page 20 and "Risk Factors" at page 22.

TERMS OF THE MERGER

      Effect of the Merger

      Upon completion of the merger, the separate legal existence of Red Oak Bank will cease. All property, rights, powers, duties, obligations, debts and liabilities of Red Oak Bank will automatically be deemed transferred to Union Center National Bank, as the surviving bank in the merger. Center and Union
Center National Bank will continue to be governed by their respective certificates of incorporation and by-laws as in effect immediately prior to the merger.

      What You Will Receive in the Merger

      In the merger, 50% of the outstanding Red Oak Bank common stock will be exchanged for cash and 50% will be converted into Center common stock. Center reserves the right to change these percentages in the limited circumstance in which maintaining the percentages would result in certain adverse tax consequences. Shareholders receiving cash in the merger will receive $12.06 for each share of Red Oak Bank common stock. Shareholders receiving Center common stock in the merger will receive 0.9227 of a share of Center common stock for each share of Red Oak Bank common stock that is converted into Center common stock in the merger.

      Subject to the tax consideration that we mentioned above, if holders of more than 50% of Red Oak Bank's shares outstanding immediately prior to the completion of the merger elect to receive Center common stock or cash, the exchange agent will reduce the number of shares of Red Oak Bank common stock so converted to 50% by a pro rata reduction. Thus, by way of example and subject to that tax consideration, if holders of 75% of Red Oak Bank's shares outstanding immediately prior to the completion of the merger elect to receive cash, then, for each such holder, two thirds of such holder's shares will be converted into cash and one third of such holder's shares will be converted into Center common stock.

      The closing price of Center common stock on ________, 2005, shortly before this proxy statement and prospectus was mailed to you, was $____.

      If there is a stock split, stock dividend or similar transaction affecting Center common stock prior to the closing, appropriate changes will be made in the table set forth above. Certain shares of Red Oak Bank common stock held by Red Oak Bank or by Center or its subsidiaries will be canceled in the merger and will not be converted into Center common stock.

      If your Red Oak Bank shares are converted into Center common stock, you will not receive any fractional shares of Center common stock. Instead you will receive, without interest, cash equal to the fractional share interest you otherwise would have received, multiplied by the value of Center common stock. For this purpose, Center stock will be valued at the closing sale price of one share of Center common stock on the Nasdaq National Market System on the closing date of the merger.

      The price of Center common stock at the time the merger takes effect may be higher or lower than the price: (1) when the merger agreement was signed; (2) when this proxy statement was mailed; (3) when the Red Oak Bank shareholders meet to vote on the merger; or (4) when Red Oak Bank shareholders receive Center stock certificates from the exchange agent following the merger. We urge you to obtain current market quotations for the Center common stock and the Red Oak Bank common stock.

      Election Form; Exchange of Shares

      Along with this proxy statement and prospectus, we have sent you a "form of election" that we refer to as the "Election Form". We will make additional copies of the Election Form available upon request. You should use this form to tell the exchange agent your preference to receive:

            o cash for all or a portion, as designated by you, of your Red Oak Bank shares; we will refer to all shares that are so designated as "Cash Election Shares";

                                      -or-

            o stock for all or a portion, as designated by you, of your Red Oak Bank shares; we will refer to all shares that are so designated as "Stock Election Shares";

Alternatively, you may signify to the exchange agent that you have no preference as to what you receive for your shares. We will refer to these shares as "Non-Election Shares". If a Red Oak Bank shareholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes such shareholder's Election Form and does not submit a new Election Form prior to the deadline for the submission of the Election Form, the shares of Red Oak Bank common stock held by such shareholder shall be designated "Non-Election Shares." Shareholders who make elections which together cover more than 100% of their Red Oak Bank shares will have 50% of their shares designated "Cash Election Shares" and 50% of their shares designated "Stock Election Shares." Shareholders who make an election for less than all of their shares will have the balance of their shares designated "Non-Election Shares".

      All elections must be made on an Election Form. To make an effective election, you must, in accordance with the Election Form, (i) complete properly and return the Election Form to the exchange agent and (ii) deliver to the exchange agent your Red Oak Bank stock certificates with respect to such shares and any other required documents, all prior to the election deadline, which will be the close of business on the third business day prior to the date on which the merger is completed. The merger could close as soon as immediately after the annual meeting. Thus, you should assume that the election deadline may be as soon as the close of business on _________, 2005, the third business day prior to the date scheduled for the annual meeting.

      A holder of shares of Red Oak Bank common stock having a preference as to the form of consideration to be received for his or her shares should make an election because shares as to which an election has been received will be given priority in allocating such consideration over shares as to which an election is not received. Neither Red Oak Bank nor Center nor their respective boards of directors will make any recommendation as to whether shareholders should elect to receive cash or stock in the merger. Each holder of Red Oak Bank common stock must make his or her own decision with respect to such election.

      Subject to adjustment to comply with certain tax requirements, the cash and stock consideration payable in the merger will be allocated as follows:

            o If holders of more than 50% of the outstanding Red Oak Bank shares elect to receive cash, then:

                  o     the Stock Election  Shares and the  Non-Election  Shares
                        will  be  converted   into  Center   common  stock  upon
                        completion of the merger;

                  o the exchange agent will select from among the holders of Cash Election Shares, on a pro rata basis, a sufficient number of such shares - which we will refer to as "Stock Designated Shares" - such that the sum of the number of Stock Designated Shares, Stock Election Shares and Non-Election Shares will equal 50% of the outstanding shares of Red Oak Bank common stock at the time the merger is completed, and all such Stock Designated Shares will be converted into Center common stock upon completion of the merger; and

                  o     the  Cash   Election   Shares  not   selected  as  Stock
                        Designated Shares will be converted into cash upon completion of the merger.

            o If holders of more than 50% of the outstanding Red Oak Bank shares elect to receive Center common stock, then:

                  o the Cash Election Shares and the Non-Election Shares will be converted into cash upon completion of the merger;

                  o the exchange agent will select from among the holders of Stock Election Shares, on a pro rata basis, a sufficient number of such shares - which we will refer to as "Cash Designated Shares" - such that the sum of the number of Cash Designated Shares, Cash Election Shares and Non-Election Shares will equal 50% of the outstanding shares of Red Oak Bank common stock at the time the merger is completed, and all such Cash Designated Shares will be converted into cash upon completion of the merger; and

                  o     the  Stock   Election   Shares  not   selected  as  Cash
                        Designated Shares will be converted into Center common stock upon completion of the merger.

            o If neither the Cash Election Shares nor the Stock Election Shares represent more than 50% of Red Oak Bank's outstanding shares, then:

                  o all Cash Election Shares will be converted into cash upon completion of the merger;

                  o all Stock Election Shares will be converted into Center common stock upon completion of the merger; and

                  o the Non-Election Shares will be converted into either cash or Center common stock by random selection by the exchange agent so that, as closely as possible, 50% of the outstanding shares are converted into cash and 50% of the outstanding shares are converted into Center common stock upon completion of the merger.

      Your Election Form will also serve as a letter of transmittal, which is the form you use to send your stock certificate to the exchange agent to be exchanged in the merger. The Election Form will have explicit instructions on how to exchange your Red Oak Bank stock certificates. Your certificates representing shares of Red Oak Bank common stock MUST be sent in with your Election Form. Do not send your stock certificates with your proxy card.

      After you surrender your Red Oak Bank stock certificates to the exchange agent and after the time the merger takes effect, you will receive cash and/or a certificate representing your shares of Center common stock. At the time any new stock certificate is issued, you will also receive a check in an amount equal to the value of any fractional shares you would have received, as described above.

      Stock Options

      As of the record date for the annual meeting, various directors, officers and employees of Red Oak Bank held options to purchase a total of ________ shares of Red Oak Bank common stock, all granted under Red Oak Bank's stock option plan. Each Red Oak Bank stock option which is converted into Red Oak Bank common stock prior to the effective time of the merger will be treated in the same manner as any other outstanding share of Red Oak Bank common stock. Holders of Red Oak Bank stock options who desire to exercise their stock options and file Election Forms should exercise their stock options in sufficient time to enable themselves to receive the stock certificates representing their newly issued shares of Red Oak Bank common stock and submit Election Forms prior to the Election Deadline.

      Red Oak Bank stock options which are not exercised prior to the effective time of the merger will be automatically converted into options to purchase Center common stock. For purposes of this prospectus and proxy statement, we refer to each existing Red Oak Bank stock option that is not exercised prior to the effective time of the merger as an "existing option" and each option to purchase Center common stock which is granted to replace an existing stock option as a "new stock option". Pursuant to the merger agreement, each existing stock option which is outstanding immediately prior to the effective time of the merger will be converted into a new stock option that will have terms and conditions identical to such existing stock option, except that:

            o the number of shares covered by such new option will equal the number of shares covered by such existing option multiplied by 0.9227;

            o the exercise price of such new option will equal the exercise price of such existing option divided by 0.9227;

            o the shares issuable upon exercise of such new option will be shares of Center common stock; and

            o the administrative body that will be responsible for interpreting the terms of such new option will be the compensation committee of Center's board of directors.

      Center Common Stock

      Each share of Center common stock outstanding immediately prior to completion of the merger will remain outstanding and will be unchanged by the merger.

EFFECTIVE DATE

      The merger will take effect when all conditions to the merger, including obtaining shareholder and regulatory approval, have been fulfilled or waived or as soon as practicable thereafter as we mutually select. Neither regulatory approval nor Red Oak Bank's shareholder approval can be waived. We presently expect to close the merger during the second quarter of 2005. See "THE MERGER--Conditions to the Merger" and "THE MERGER--Regulatory Approvals" at page
___.

REPRESENTATIONS AND WARRANTIES

      The merger agreement contains customary representations and warranties relating to, among other things:

      Red Oak Bank

      o     Organization of Red Oak Bank.

      o     Capital structure of Red Oak Bank.

      o     Due   authorization,    execution,    delivery,    performance   and
            enforceability of the merger agreement and interrelationship with other agreements.

      o Consents or approvals of regulatory authorities or third parties necessary to complete the merger.

      o     Accuracy   and   timeliness   of  reports   filed  with   regulatory
            authorities.

      o     Consistency  of  financial   statements   with  generally   accepted
            accounting principles and existence of suitable internal controls.

      o     Liabilities incurred since December 31, 2003.

      o     Brokers' fees.

      o Absence of any act, omission or event having a material adverse effect, since December 31, 2003, on Red Oak Bank's business, results of operations or financial condition.

      o     Absence  of  undisclosed   material   pending  or  threatened  legal
            proceedings.

      o     Filing of tax returns and payment of taxes.

      o Retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974.

      o Accuracy of information supplied by Red Oak Bank for inclusion in the registration statement filed under the Securities Act of 1933 in connection with the issuance of Center common stock in the merger, this proxy statement and prospectus, and all applications filed with regulatory authorities for approval of the merger.

      o     Compliance with applicable laws and regulations.

      o     Disclosure of material contracts.

      o     Absence of regulatory orders.

      o     Quality of title to assets and properties.

      o     Maintenance of adequate insurance.

      o     Absence   of   material   environmental   violations,   actions   or
            liabilities.

      o     Indemnification obligations of Red Oak Bank.

      o Validity and binding nature of loans reflected as assets in Red Oak Bank's financial statements.

      o Investment securities, deposits and other borrowings on Red Oak Bank's statement of condition.

      Center

      o     Organization of Center and its subsidiaries.

      o     Capital structure of Center.

      o     Due   authorization,    execution,    delivery,    performance   and
            enforceability of the merger agreement and interrelationship with other agreements.

      o Consents or approvals of regulatory authorities or third parties necessary to complete the merger.

      o     Accuracy of reports filed with regulatory authorities.

      o     Consistency  of  financial   statements   with  generally   accepted
            accounting principles and existence of suitable internal controls.

      o     Accuracy of reports filed by Center with the SEC.

      o Absence of material adverse changes, since December 31, 2003, in Center's consolidated business, results of operations or financial condition.

      o Accuracy of information supplied by Center for inclusion in the registration statement filed under the Securities Act of 1933 in connection with the issuance of Center common stock in the merger, this proxy statement and prospectus, and all applications filed with regulatory authorities for approval of the merger.

      o     Compliance with applicable laws and regulations.

      o     Absence of regulatory orders.

CONDUCT OF BUSINESS PENDING THE MERGER

      In the merger agreement, we each agreed to use commercially reasonable efforts to maintain and preserve intact our respective business organizations, properties, leases, employees and advantageous business relationships.

      In addition, Red Oak Bank agreed to conduct its business and to engage in transactions only in the ordinary and usual course consistent with past practices and prudent banking practice, except as otherwise required by the merger agreement or consented to by Center. Subject to certain exceptions referred to in the merger agreement, Red Oak Bank also agreed in the merger agreement that Red Oak Bank will not, without the written consent of Center:

      o     declare or pay any dividends on its capital stock;

      o     repurchase, redeem or otherwise acquire any of its capital stock;

      o issue any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, except for the issuance of shares of Red Oak Bank common stock upon the exercise of stock options outstanding on the date of the merger agreement;

      o     amend its certificate of incorporation or by-laws;

      o     make any capital expenditures in excess of $50,000 in the aggregate;

      o enter into any new line of business or offer any new products or services;

      o acquire any business or any material assets outside of the ordinary course of business;

      o take any action designed to preclude the parties from satisfying the conditions to closing described in the merger agreement;

      o change its methods of accounting, as in effect on December 31, 2003, except as required by changes in generally accepted accounting principles or regulatory accounting principles as concurred with in writing by Red Oak Bank's independent auditors;

      o     adopt, amend, or terminate any employee benefit plan;

      o other than normal salary increases in the ordinary course of business consistent with past practices, which increases do not exceed 4% of the annual rate of base salary, increase the compensation or fringe benefits of any director, officer or employee, pay any benefit not required by any plan or agreement, pay any bonus or grant any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares;

      o dispose of its material assets, properties or other rights or agreements;

      o other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money;

      o file any application to relocate or terminate the operations of any of its banking offices;

      o     create, renew, amend or terminate any material contract;

      o settle any claim in excess of $50,000 or involving any material restrictions on Red Oak Bank's operations;

      o other than in the ordinary course of business consistent with past practice, make any investment;

      o make any investment in any debt security, other than US government securities with final maturities not greater than five years;

      o except in the ordinary course of business consistent with past practices and in amounts less than $50,000, waive or release any material right;

      o other than in the ordinary course of business consistent with past practices and applicable legal requirements, make any loan of more than $1,250,000;

      o make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

      o make any construction loans outside the ordinary course of business consistent with past practices, make any real estate loans secured by undeveloped land or make any real estate loans secured by land located outside the State of New Jersey;

      o     establish any new branch or other office facilities;

      o elect to the board of directors any person who is not a current member of Red Oak Bank's board of directors;

      o make any material tax election or file any claim for a material income tax refund;

      o     take any other action outside of the ordinary course of business; or

      o     agree to do any of the foregoing.

      Red Oak Bank also agreed in the merger agreement, among other things:

      o to submit the proposed merger to its shareholders for approval at a shareholders' meeting to be held as soon as is reasonably practicable after the date on which the registration statement, of which this proxy statement and prospectus is a part, is declared effective by the SEC;

      o through Red Oak Bank's board of directors, subject to applicable fiduciary obligations, to recommend that Red Oak Bank's shareholders approve the merger agreement;

      o to cooperate with Center to conform certain policies and procedures to the policies and procedures followed by Center; and

      o to terminate the data processing agreement to which Red Oak Bank is currently a party and to pay an agreed upon termination fee.

      Red Oak Bank has also agreed not to solicit any proposal from a third party with respect to a merger, consolidation or similar transaction involving, or any purchase of, all or more than 10% of the assets or any equity securities of Red Oak Bank. We refer to any such proposal as an "acquisition proposal". Similarly, Red Oak Bank has agreed not to participate in any negotiations concerning, or provide any confidential information with respect to, an acquisition proposal. These obligations are subject to certain exceptions in the merger agreement designed to assure that Red Oak Bank's board of directors may exercise its fiduciary responsibilities in the event that a third party, acting on an unsolicited basis, makes an acquisition proposal prior to the time that Red Oak Bank's shareholders vote on the merger. In the event that Red Oak Bank receives any such proposal, Red Oak Bank is required to immediately disclose to Center the identity of the person making the proposal and the substance of such proposal.

      We jointly agreed, among other things:

      o to cooperate in preparing all regulatory and other filings to be made in connection with the merger;

      o     to provide access to each other and to each other's representatives;

      o subject to applicable provisions of the merger agreement, to use our reasonable best efforts to consummate the transactions contemplated by the merger agreement and to obtain any consent of any governmental entity or other third party which is required in connection with the merger;

      o to deliver to each other monthly, quarterly and, if applicable, annual financial statements; and

      o to agree upon the form and substance of any press release or public disclosure related to the proposed merger.

      Center has agreed:

      o to use its reasonable best efforts to cause the Center common stock to be issued in the merger to be approved for listing for quotation on the Nasdaq National Market System;

      o to permit the Red Oak Bank employees who remain in Center's employ after the merger is completed to participate in Center's employee benefit plans to the same extent as similarly situated employees of Center and generally to credit such employees with the years of service earned as employees of Red Oak Bank;

      o to provide such employees - other than employees with written employment agreements - with certain severance benefits if their employment is terminated without cause;

      o for a period of six years after completion of the merger, to indemnify any current or former director or officer of Red Oak Bank against any claim, including any claim which relates in any way to the merger, this proxy statement and prospectus, the merger agreement, any of the transactions contemplated by the merger agreement, such person's service as a member of the board of directors of Red Oak Bank, the events leading up to the execution of the merger agreement, any statement, recommendation or solicitation made in connection with the merger and any breach of any duty in connection with any of the foregoing, in each case to the extent that indemnification would have been permitted under any applicable law and Red Oak Bank's certificate of incorporation and by-laws had the merger not occurred; and

      o to cause the persons serving as officers and directors of Red Oak Bank immediately prior to the completion of the merger to be covered by directors and officers liability insurance for a period of six years after the closing, subject to a limitation on the amount which Center must spend for such insurance.

CONDITIONS TO THE MERGER

      Our obligations to effect the merger are subject to various conditions, including the following:

      Conditions Applicable to Red Oak Bank and Center

      o Red Oak Bank's shareholders shall have approved the merger agreement and the transactions contemplated by that agreement;

      o the registration statement of which this proxy statement and prospectus is a part shall not be subject to an order - typically referred to as a stop order - demanding that we cease using these documents;

      o we shall have received all necessary regulatory approvals, such approvals shall not be subject to any material conditions, any conditions relating to such approvals shall have been satisfied and all statutory waiting periods shall have expired;

      o no order, judgment or decree shall be outstanding that would have the effect of preventing completion of the merger;

      o no suit, action or other proceeding shall be pending or threatened by any governmental entity seeking to restrain or prohibit the merger;

      o no suit, action or other proceeding shall be pending before any court or governmental entity seeking to restrain or prohibit the merger or obtain other substantial monetary or other relief against one or more of the parties which Center or Red Oak Bank determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed;

      o     we  shall  have  received  from  Center's  counsel  the tax  opinion
            described   under  "THE   MERGER  -  Certain   Federal   Income  Tax
            Consequences"; and

      o the shares of Center common stock issuable in the merger shall have been authorized for listing for quotation on the Nasdaq National Market System, subject to official notice of issuance.

      Additional Conditions Applicable to Center

      In addition to the foregoing, Center's obligations to close the merger are also conditioned, among other things, on the following:

      o except for representations made as of a particular date, Red Oak Bank's representations shall be true and correct in all material respects (or in all respects for representations which are qualified as to materiality) at closing;

      o Red Oak Bank representations made as of a particular date shall be true and correct in all material respects (or in all respects for representations which are qualified as to materiality) as of such date;

      o     Red Oak Bank shall  have  performed  in all  material  respects  the
            covenants   which  it  is  required  to  perform  under  the  merger
            agreement;

      o Red Oak Bank shall have obtained all consents of any third parties, other than governmental entities, which are necessary to permit the completion of the merger, except for those which would not materially adversely affect Red Oak Bank or Center if not obtained;

      o none of such consents shall contain any term or condition which would materially adversely affect Center;

      o no more than 104,000 shares of Red Oak Bank common stock shall be eligible to constitute "Dissenting Shares" as of the commencement of the closing; however, in the event that there are no more than three beneficial owners of Dissenting Shares, this condition shall be deemed to be satisfied in the event that no more than 156,000 shares of Red Oak Bank common stock are eligible to constitute "Dissenting Shares" as of the commencement of the Closing; and

      o the termination fee relating to the termination of the data processing agreement to which Red Oak Bank is currently a party shall have been paid in full prior to the completion of the merger.

      Additional Conditions Applicable to Red Oak Bank

      In addition to the foregoing, Red Oak Bank's obligations to close the merger are also conditioned, among other things, on the following:

      o except for representations made as of a particular date, Center's representations shall be true and correct in all material respects (or in all respects for representations which are qualified as to materiality) at closing;

      o Center's representations made as of a particular date shall be true and correct in all material respects (or in all respects for representations which are qualified as to materiality) as of such date;

      o Center shall have performed in all material respects the covenants which it is required to perform under the merger agreement; and

      o Center shall have expressly and unconditionally assumed and agreed to perform Red Oak Bank's obligations under four change in control agreements with key employees.

      Except for the requirements of Red Oak Bank shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement, we each may waive each of the conditions described above in the manner and to the extent described in "The Merger--Amendment; Waiver" at page 59. However, neither of us anticipates waiving the condition that a tax opinion be delivered by Center's counsel.

AMENDMENT; WAIVER

      Subject to applicable law, at any time prior to completion of the merger, we may, in writing:

      o amend the merger agreement, except that after Red Oak Bank's shareholders have approved the merger agreement, we may not, without further shareholder approval, reduce the amount or change the form of the consideration to be received by Red Oak Bank shareholders in the merger;

      o extend the time for the performance of any of the obligations or other acts of the other party required in the merger agreement;

      o waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement; and

      o waive compliance by the other party with any of the agreements or conditions contained in the merger agreement, except for the requirements of Red Oak Bank to obtain shareholder approval or regulatory approvals and requirements relating to the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement.

TERMINATION

      Subject to certain qualifications described in the merger agreement, the merger agreement may be terminated under the following circumstances:

            o     by mutual agreement of Center and Red Oak Bank;

            o     by either Center or Red Oak Bank:

                  o 60 days after the date on which any application for a required regulatory approval shall have been denied or withdrawn at the request or recommendation of the applicable governmental entity unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application is filed with the applicable governmental entity; unless the reason the relevant application has been denied is the failure to perform by the party seeking to terminate the merger agreement;

                  o if the merger is not completed on or before September 17, 2005, unless the reason the merger has not been completed by such date is the failure to perform by the party seeking to terminate the merger agreement;

                  o if Red Oak Bank's shareholders fail to approve the merger;

                  o if there is a breach of the other party's representations in the merger agreement, and such breach is not cured within thirty days following written notice to the breaching party or by its nature cannot be cured prior to the completion of the merger; provided that a party cannot terminate the merger agreement unless the breach, together with all other such breaches, would constitute a failure to satisfy a condition to closing, and such party is itself not in material breach; and

                  o if the other party materially breaches any covenant in the merger agreement, and such breach is not cured within thirty days following written notice to the breaching party or by its nature cannot be cured prior to the completion of the merger; provided that a party cannot terminate the merger agreement if such party is itself in material breach; or

                  o     if the  conditions to such party's  obligations to close
                        are  not  capable  of  being   satisfied  on  or  before
                        September 17, 2005.

            o by Red Oak Bank, if its board of directors approves a definitive agreement reflecting an acquisition proposal, but only if:

                  o     Red  Oak  Bank's  board  of  directors   approves   such
                        definitive agreement before the merger agreement is approved by Red Oak Bank's shareholders;

                  o     at least 48 hours prior to entering into such definitive
                        agreement,   Red  Oak  Bank  provides  a  copy  of  such
                        agreement to Center;

                  o Red Oak Bank's board of directors determines in good faith that approving such definitive agreement is legally necessary for the proper discharge of its fiduciary duties under applicable law;

                  o Red Oak Bank's board of directors, after considering any response that Center may have after reviewing such definitive agreement, determines in good faith that the transactions contemplated by such definitive agreement are reasonably likely to be completed and would, if completed, be more favorable to the shareholders of Red Oak Bank as a group than the merger and any transaction then being proposed by Center; and

                  o prior to terminating the merger agreement, Red Oak Bank pays to Center certain fees and expenses that we have described below and delivers to Center a release signed by the parties to such definitive agreement waiving their rights to challenge payment of such fees and expenses.

      We refer to this termination right as Red Oak Bank's "fiduciary out".

            o by Center, if, after an acquisition proposal has been communicated to Red Oak Bank or a third party publicly announces that it has made a bona fide proposal by public announcement or written communication to engage in a merger, consolidation or similar transaction with, or a purchase or other acquisition of all or substantially all of the assets or 25% or more of the outstanding shares of common stock of, Red Oak Bank, either:

                  o Red Oak Bank shareholders do not approve the merger agreement;

                  o the Red Oak Bank shareholders meeting held for the purpose of voting on the merger agreement is adjourned or canceled;

                  o Red Oak Bank's board of directors publicly withdraws or modifies, or publicly announces its intent to withdraw or modify, in any manner adverse to Center, its recommendation, or does not reconfirm its recommendation, that the Red Oak Bank shareholders approve the merger agreement; or

                  o Red Oak Bank breaches any covenant in the merger agreement and such breach would otherwise entitle Center to terminate the merger agreement.

      We refer to this termination right as Center's "responsive out."

      In addition, Red Oak Bank will have the right to terminate the merger agreement during the 10 day period following the date on which all bank regulatory approvals for the merger have been received (we refer to such date in this document as the "Determination Date"), in the event that both of the following events occur:

      o the average closing sales price of Center common stock on the Nasdaq National Market System for the 20 consecutive full trading day period ending on the Determination Date (we refer to such closing price in this document as the "Center Average Closing Price") is less than $10.46; and

      o the number equal to the Center Average Closing Price divided by $13.07 is less than the so-called "Index Ratio" (described below) minus 0.10 (i.e., the Center Average Closing Price under-performs the average stock price of the peer banking institutions listed below by more than 10%).

      We refer to this termination right as Red Oak Bank's "pricing out." For purposes of Red Oak Bank's pricing out, the "Index Ratio" means the average closing price of the common stock of the banking institutions listed below on the Determination Date divided by the average closing price of such stocks on December 2, 2004 (provided that if an acquisition of any such institution has been publicly announced between December 2, 2004 and the Determination Date or such institution's common stock ceases to be publicly traded during such time period, such institution shall not be included in the Index Ratio determination):

COMPANY NAME                                          STOCK SYMBOL                       STATE
------------                                          ------------                       -----
Alliance Financial Corporation                           ALNC                              NY

Greater Community Bancorp                                GFLS                              NJ

Shore Bancshares, Inc.                                   SHBI                              MD

Arrow Financial Corporation                              AROW                              NY

First of Long Island Corporation                         FLIC                              NY

Berkshire Bancorp Inc.                                   BERK                              NY

Pennsylvania Commerce Bancorp, Inc.                      COBH                              PA

First Mariner Bancorp                                    FMAR                              MD

Suffolk Bancorp                                          SUBK                              NY

Royal Bancshares of Pennsylvania, Inc.                   RBPAA                             PA

Interchange  Financial Services Corporation              IFCJ                              NJ

State Bancorp, Inc.                                      STB                               NY

Columbia Bancorp                                         CBMD                              MD

Peapack-Gladstone Financial Corporation                  PGC                               NJ

Omega Financial Corporation                              OMEF                              PA

      The pricing out enables Red Oak Bank to terminate the merger agreement if the market price of Center common stock falls substantially, both in absolute terms (that is, below $10.46) and by comparison to the list of peer banking institutions referred to above. However, if Red Oak Bank seeks to exercise its pricing out, Center will have the right to prevent such termination by increasing the exchange ratio to a formula amount determined in accordance with the merger agreement. If Center does take such action, each share of Red Oak Bank common stock converted into Center common stock in the merger will be converted into a number of shares of Center common stock equal to the lesser of:

      o     $9.65 divided by the Center Average Closing Price; or

      o a fraction, the numerator of which is 0.9227 times the Index Ratio and the denominator of which is the Center Average Closing Price divided by $13.07.

      This right must be exercised within seven days after receipt by Center of Red Oak Bank's written notice of termination. Center will not be required to take such action.

TERMINATION FEE

      Red Oak Bank has agreed to pay a fee of $871,000 to Center and has agreed to reimburse Center for up to $75,000 in out-of-pocket expenses if:

      o     Center exercises its responsive out;

      o     Red Oak Bank exercises its fiduciary out; or

      o Center terminates the merger agreement because Red Oak Bank has breached its agreement, described elsewhere in this document, not to solicit any acquisition proposal, or to participate in any negotiations concerning, or provide any confidential information with respect to, any acquisition proposal.

NASDAQ LISTING

      Red Oak Bank's obligation to complete the merger is subject to the condition that the Center common stock issuable in the merger be authorized for quotation on the National Market tier of the Nasdaq Stock Market. Center has applied for this authorization.

EXPENSES

      Subject to expense reimbursement in connection with certain types of termination, we will each pay all costs and expenses that we incur in connection with the transactions contemplated by the merger agreement, including fees and expenses of financial consultants, accountants and legal counsel.

EXCHANGE OF RED OAK BANK STOCK CERTIFICATES AND PAYMENT OF CONSIDERATION

      The conversion of Red Oak Bank common stock into the right to receive Center common stock or cash will occur automatically on the merger's effective date. As soon as possible after the effective date of the merger, the exchange agent designated by Center will send, to those Red Oak Bank shareholders who have not already submitted their stock certificates and Election Forms, a transmittal form, along with instructions, to use in exchanging Red Oak Bank stock certificates for Center stock certificates or the cash portion of the merger consideration, as well as for cash in lieu of fractional shares. The exchange agent will mail certificates representing shares of Center common stock, checks for the cash consideration and checks for cash in lieu of fractional share interests to former shareholders of Red Oak Bank as soon as reasonably possible following the closing and its receipt of certificates representing former shares of Red Oak Bank common stock and other related documentation required by the exchange agent.

      Please do not return your Red Oak Bank stock certificates with the enclosed proxy card. You should not send your Red Oak Bank stock certificates to the exchange agent until you are ready to submit your Election Form or, if you do not submit an Election Form prior to the closing, until you receive the transmittal form after the closing.

      Until the merger has been completed and the certificates representing shares of Red Oak Bank common stock are surrendered for exchange, holders of such certificates will not receive the merger consideration or, in the case of former Red Oak Bank shareholders entitled to receive Center common stock, dividends or distributions on the Center common stock into which such shares have been converted. When such certificates are surrendered, any unpaid dividends or other distributions will be paid without interest. For all other purposes, however, each certificate representing shares of Red Oak Bank common stock outstanding at the merger's effective date will be deemed to evidence ownership of and the right to receive the shares of Center common stock (and cash in lieu of fractional shares) and cash into which such shares have been converted.

      None of the parties will be liable to any Red Oak Bank shareholder for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

      No fractional shares of Center common stock will be issued to any shareholder of Red Oak Bank upon completion of the merger. For each fractional share that would otherwise be issued, Center will pay by check an amount equal to the fractional share interest to which such holder would otherwise be entitled multiplied by the closing sale price of one share of Center Common Stock on the Nasdaq National Market System on the date of the closing of the merger.

REGULATORY APPROVALS

      Completion of the merger requires approval by the Office of the Comptroller of the Currency and notice to the New Jersey Department of Banking and Insurance. Approval by either of these bank regulators does not constitute an endorsement of the merger or a determination that the terms of the merger are fair to Red Oak Bank's shareholders. Center filed an application for approval by the Office of the Comptroller of the Currency on February 1, 2005, and will file a notice with the New Jersey Department of Banking and Insurance upon completion of the annual meeting. We can not assure you that the necessary regulatory approvals will be granted, or that they will be granted on a timely basis without conditions unacceptable to Center.

INTERESTS OF MANAGEMENT AND OTHERS IN THE MERGER

      In considering the recommendation of Red Oak Bank's board of directors regarding the merger, Red Oak Bank shareholders should know that certain directors and officers of Red Oak Bank have interests in the merger in addition to their interests as shareholders of Red Oak Bank. All those additional interests are described below, to the extent they are material and are known to Red Oak Bank.

      Change-in-Control Agreements. Red Oak Bank has entered into a change-in-control agreement with Dale G. Potter, the Chairman of the Board and Chief Executive Officer of Red Oak Bank. Under the change-in-control agreement, if Mr. Potter is terminated without cause at any time following the merger, or, within six months following the merger, Mr. Potter resigns for reasons described as "good reasons" in the agreement, he will be entitled to a payment equal to three times his current total annual compensation. This payment would be made in thirty-six equal monthly installments unless Mr. Potter elects to receive it in a lump sum payment. In addition, under these circumstances, for a period of three years following the date of termination, Mr. Potter would be entitled to continue to receive all benefits, such as medical, dental, life and disability insurance, bonus and, to a certain extent, IRA, comparable to the benefits that were provided at the time of his termination of employment with Red Oak Bank. Mr. Potter would also be entitled to continued use of a car and cell phone, an annual physical examination and reimbursement for country club dues during such time period, all substantially identical to those privileges as enjoyed by Mr. Potter at the time of his termination. All of these benefits for Mr. Potter are subject to reduction to the extent necessary to avoid triggering excise taxes under Section 280G of the Internal Revenue Code, which provision generally limits payments and benefits to three times the last five year's average compensation reportable on Form W-2.

      Red Oak Bank has also entered into a change-in-control agreement with each of Stephen T. Emr, Richard G. Whitehead and Anthony G. Gallo, each of whom is an executive officer of Red Oak Bank. With respect to each executive, if employment is terminated without cause at any time following the merger, or, within six months following the merger, there is a resignation for reasons described as "good reasons" in the agreement, he will be entitled to a payment equal to two times his current total annual compensation. This payment would be made in twenty-four equal monthly installments unless the executive elects to receive it in a lump sum payment. In addition, under these circumstances, for a period of two years following the date of termination, the executive would be entitled to continue to receive all benefits, such as medical, dental, life and disability insurance, bonus and, to a certain extent, IRA, comparable to the benefits that were provided at the time of his termination of employment with Red Oak Bank. Messrs. Emr and Whitehead would also be entitled to continued use of a car and cell phone and an annual physical examination during such time period, all substantially identical to those privileges as enjoyed by the executive at the time of his termination. All of these benefits for Messrs. Emr, Whitehead and Gallo are subject to reduction to the extent necessary to avoid triggering excise taxes under Section 280G of the Internal Revenue Code, which provision generally limits payments and benefits to three times the last five year's average compensation reportable on Form W-2.

      Center expects that it will not retain the services of certain of the officers named above. If these officers are terminated, it is anticipated that the executives will receive approximate aggregate cash payments at or before the time the merger becomes effective as follows: Mr. Potter - approximately $407,000, Mr. Emr - approximately $333,000; Mr. Whitehead - approximately - $254,000; and Mr. Gallo - approximately $156,000. These cash payments represent amounts equal to three times Mr. Potter's salary and bonus amount, and two times the salary and bonus amounts for Messrs. Emr, Whitehead and Gallo, in each case limited as necessary to avoid triggering excise taxes under Section 280G of the Internal Revenue Code, as described in the foregoing paragraph. The foregoing cash payments include amounts paid in lieu of continued employment benefits and privileges for Mr. Potter - approximately $162,000, Mr. Emr - approximately $72,000, Mr. Whitehead - approximately $66,000 and Mr. Gallo - approximately $30,000.

      Consulting Arrangement. In January 2005, Center and Dale G. Potter, the Chairman of the Board and Chief Executive Officer of Red Oak Bank agreed that Mr. Potter will be employed as a consultant to Center following completion of the merger. Mr. Potter will provide public relations and business development services to Center, and will be compensated at an annual rate of $100,000. Mr. Potter will also receive customary benefits.

      Stock Options. When the merger becomes effective, each outstanding stock option to purchase Red Oak Bank common stock will be converted into an option to purchase shares of Center common stock.

      Indemnification; Directors and Officers. The merger agreement requires Center to indemnify each director and officer of Red Oak Bank to the fullest extent permitted under applicable law and its certificate of incorporation and by-laws, for a period of six years after the merger is completed. The merger agreement also requires Center to provide Red Oak Bank's officers and directors with directors' and officers' liability insurance for at least six years after the merger takes effect upon terms and conditions substantially similar to Red Oak Bank's existing directors' and officers' insurance policy, subject to restrictions as to the price of such policy.

      Share Ownership. As of the March 24, 2005 record date for the annual meeting, the directors of Red Oak Bank and their affiliates beneficially owned in the aggregate approximately ___% of the issued and outstanding shares of Red Oak Bank common stock. The directors of Red Oak Bank and their affiliates have executed a shareholders' agreement in which they committed to vote in favor of the merger agreement. As of such record date, executive officers of Red Oak Bank who are not also directors beneficially owned, in the aggregate, ___% of the issued and outstanding shares of Red Oak Bank common stock. The approval of the merger agreement and the merger will require the affirmative vote, in person or by proxy, of the holders of two thirds of the outstanding shares of Red Oak Bank common stock.

      On the record date, Center's directors and executive officers, and their immediate family members and entities they control, did not own any shares of Red Oak Bank common stock, and Center holds no shares of Red Oak Bank common stock other than shares held in a fiduciary capacity for others.

      ACCOUNTING TREATMENT

      Center will account for the merger under the purchase method of accounting. Center will record, at fair value, the acquired assets and assumed liabilities of Red Oak Bank. To the extent that the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, Center may record intangible assets, which include goodwill and core deposit intangibles. Center will include in its results of operations the results of Red Oak Bank's operations after completion of the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following is a discussion of the material federal income tax consequences of the merger. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed federal income tax regulations, and administrative and judicial interpretations of the Internal Revenue Code and those regulations, all as in effect as of the date of this proxy statement and prospectus and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be applicable to Red Oak Bank shareholders in light of their particular circumstances or to holders of Red Oak Bank stock subject to special treatment under United States federal income tax law, including, without limitation:

            o     Partnerships and other pass-through entities,

            o Foreign persons who may be subject to tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980,

            o     Certain financial institutions,

            o     Insurance companies,

            o     Tax-exempt entities,

            o     Dealers in securities or foreign currencies,

            o Traders in securities that elect to apply a mark-to-market method of accounting,

            o     Certain United States expatriates,

            o Persons who hold their Red Oak Bank stock as part of a straddle, hedge, conversion transaction, or other integrated investment,

            o Persons whose functional currency is not the United States dollar, and

            o     Persons  who  acquired  their  Red Oak  Bank  stock  upon  the
                  exercise   of  employee   stock   options  or   otherwise   as
                  compensation.

Furthermore, this discussion does not address any aspect of state, local, or foreign taxation, or any aspect of United States federal tax laws other than the United States federal income tax. BECAUSE THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH YOUR INDIVIDUAL CIRCUMSTANCES, WE STRONGLY URGE YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE ACQUISITION AND EXCHANGE TO YOU.

      This discussion is limited to Red Oak Bank shareholders who hold their Red Oak Bank stock as capital assets. A shareholder holds stock as a capital asset unless that shareholder holds the stock as stock in trade or other property of a kind which would be included in the shareholder's inventory if on hand at the close of the taxable year, or primarily for sale to customers in the ordinary course of the shareholder's trade or business.

      The completion of the merger and exchange is conditioned, in part, upon the receipt of an opinion from Lowenstein Sandler PC that the acquisition and exchange will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. This closing condition will not be waived without re-soliciting your vote. The tax opinion will be based upon law existing on the date of the opinion and upon certain facts, assumptions, limitations, representations and covenants including those contained in representation letters executed by officers of Center and Red Oak Bank that, if incorrect in certain material respects, would jeopardize the conclusions reached by Lowenstein Sandler PC in its opinion. The tax opinion will not bind the Internal Revenue Service or prevent the Internal Revenue Service from successfully asserting a contrary opinion. No ruling will be requested from the Internal Revenue Service in connection with the merger.

      The United States federal income tax consequences of the merger are as follows:

      o The merger will be treated as a reorganization qualifying under the provisions of section 368(a) of the Code.

      o Neither Center nor Red Oak Bank will recognize taxable gain or loss as a result of the merger.

      o Red Oak Bank shareholders will not recognize taxable gain or loss upon the exchange of Red Oak Bank common stock solely for Center common stock (excluding any cash received in lieu of fractional shares of Center common stock).

      o A Red Oak Bank shareholder who receives solely cash in exchange for Red Oak Bank common stock (as a result of such shareholder's dissent to the merger or election to receive the cash consideration for all of such shareholder's Red Oak Bank common stock) will recognize gain or loss either as if such shareholder had received such cash as a distribution in redemption of such shareholder's common stock, subject to the provisions and limitations of section 302 of the Code (including, without limitation, certain attribution rules)or as if such shareholder had sold its Red Oak Bank common stock to Center.

      o A Red Oak Bank shareholder who receives both cash and Center Common stock in exchange for Red Oak Bank common stock will recognize taxable gain (but not loss) in an amount, if any, equal to the lesser of:

            o the excess of the sum of the amount of cash and the fair market value of Center common stock received in the merger (excluding any cash received in lieu of fractional shares of Center common stock) over the holder's adjusted tax basis in the shares of Red Oak Bank common stock surrendered by the holder, and

            o the amount of cash received by the holder in the merger (excluding any cash received in lieu of fractional shares of Center common stock).

      o A Red Oak Bank shareholder who receives cash in lieu of fractional shares of Center common stock will recognize gain or loss as if such fractional shares were distributed as part of the merger and then redeemed by Center, subject to the provisions and limitations of section 302 of the Code (including, without limitation, certain attribution rules).

      o Any taxable gain to a Red Oak Bank shareholder on the exchange of Red Oak Bank common stock will be treated as capital gain (long-term or short-term depending on the shareholder's holding period for the Red Oak Bank common stock), except in the case of any such shareholder as to whom the exchange has the effect of a dividend due to the mix of cash and Center common stock received by such shareholder (or treated as received by such shareholder under attribution rules) as compared to the mix of cash and Center common stock received by other shareholders.

      o The tax basis of any Center common stock exchanged for Red Oak Bank common stock in the merger will equal the tax basis of the Red Oak Bank common stock surrendered in the exchange, reduced by the amount of cash received, if any, in the exchange, and increased by the amount of the gain recognized, if any, in the exchange (whether characterized as dividend or capital gain income).

      o The holding period for any Center common stock exchanged for Red Oak Bank common stock in the merger will include the period during which Red Oak Bank common stock surrendered in the exchange was held.

RESALE OF CENTER COMMON STOCK

      The Center common stock issued in the merger will be freely transferable under the Securities Act, except for shares issued to any Red Oak Bank shareholder who may be deemed to be:

      o an "affiliate" of Red Oak Bank for purposes of Rule 145 under the Securities Act or,

      o an "affiliate" of Center for purposes of Rule 144 under the Securities Act.

      Affiliates will include persons - generally executive officers, directors and 10% or more shareholders - who control, are controlled by, or are under common control with, Center or Red Oak Bank at the time of the Red Oak Bank annual meeting, and with respect to Center, at or after the effective date of the merger.

      Rules 144 and 145 restrict the sale of shares of Center common stock received in the merger by affiliates and certain of their family members and related interests. Under those rules:

            o Generally, during the year following the effective date of the merger, those persons who are affiliates of Red Oak Bank at the time of the Red Oak Bank annual meeting, provided they are not affiliates of Center at or following the merger's effective date, may publicly resell any shares of Center common stock received by them in the merger, subject to certain limitations and requirements. These include the amount of Center common stock that may be sold by them in any three-month period, the manner of sale, and the adequacy of current public information about Center.

            o After the one-year period, such affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to Center as required by Rule 144.

      Persons who are affiliates of Center after the merger's effective date may publicly resell any shares of Center common stock received by them in the merger, subject to the same limitations and requirements as apply to Red Oak Bank affiliates in the first year and subject to certain filing requirements specified in Rule 144.

      The ability of affiliates to resell shares of Center common stock received in the merger under Rule 144 or Rule 145, as summarized in this proxy statement and prospectus, generally will be subject to Center's having satisfied its public reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale.

      This proxy statement and prospectus does not cover any resales of shares of Center common stock received by persons who may be deemed to be affiliates of Center or Red Oak Bank.

      Each Red Oak Bank director has agreed with Center, as a Red Oak Bank affiliate, not to transfer any shares of Center common stock received in the merger except in compliance with the Securities Act.

SHAREHOLDERS' AGREEMENT

      As a condition to Center's execution of the merger agreement, members of Red Oak Bank's board of directors, certain of Red Oak Bank's executive officers and related entities, which own a total of approximately 27.5% of Red Oak Bank's outstanding common stock, have entered into a shareholders' agreement with Center. A copy of the shareholders' agreement is attached to this proxy statement and prospectus as Annex B. Under the shareholders' agreement, the shareholders that are parties to the shareholders' agreement have agreed to vote in favor of the merger and against any competing proposal. This commitment, however, is subject to the "fiduciary out" provision of the merger agreement described above.

      RIGHTS OF DISSENTING RED OAK BANK SHAREHOLDERS

      Under Section 215a of the National Bank Act in Title 12 of the United States Code ("Section 215a") and Section 148 of the New Jersey Banking Act of 1948, as amended (which provides that federal law governs with respect to the proposed merger), any Red Oak Bank shareholder has the right to dissent from the merger and to receive payment for the "fair value" of all or a portion of his, her or its shares, determined as provided below, if the merger is completed. These shareholders' rights are referred to within this document as "dissenters' rights".

      The discussion below describes the steps that you must take if you want to exercise your dissenters' rights. You must take each step in the indicated order and in strict compliance with Section 215a in order to keep your dissenters' rights. If you fail to follow these steps, you will lose your dissenters' rights and you will receive the same cash consideration for your shares of Red Oak Bank common stock as the Red Oak Bank shareholders who ultimately receive cash consideration in the merger. Your Red Oak Bank shares will not be subject to any tax adjustments made to the merger consideration, as described elsewhere in this proxy statement and prospectus and, as such, you will not in any event receive Center common stock in the merger. THEREFORE, IF YOU ARE CONTEMPLATING EXERCISING YOUR DISSENTERS' RIGHTS, WE URGE YOU TO READ CAREFULLY THE PROVISIONS OF SECTION 215A, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AND PROSPECTUS AS ANNEX D. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF ANNEX D.

      If you wish to dissent, you must:

            o vote all of your shares of Red Oak Bank common stock against the merger; OR deliver to Red Oak Bank, prior to or at the annual meeting at which the shareholder vote on the merger agreement is taken, a written notice of your dissent from the merger;

                                      -AND-

            o if the merger is completed, deliver to Center, at any time prior to 30 days after the completion of the merger, a written request for the payment of the value of your shares, accompanied by the surrender of your stock certificate(s).

      In order to be entitled to exercise dissenters' rights, you must vote "AGAINST" the merger or give notice in writing at or prior to the annual meeting that you dissent. Thus, if you execute and return a proxy you must specify that your shares are to be voted "AGAINST" the merger. If you return a signed proxy without voting instructions or with instructions to vote "FOR" approval of the merger agreement and the merger, your shares will automatically be voted in favor of the merger agreement and the merger and you will lose any dissenters' rights, unless you revoke this proxy as described elsewhere in this proxy statement and prospectus Failure to vote against the merger will not constitute a waiver of dissenters' rights if you give notice in writing at or prior to the annual meeting that you dissent. Finally, if you wish to dissent, you must dissent as to all of the shares of Red Oak Bank common stock that you own.

      Any filing of a written notice of intent to dissent with respect to the proposed merger should be sent to: Dale G. Potter, Chief Executive Officer, Red Oak Bank, 190 Park Avenue, PO Box 1326, Morristown, New Jersey 07962-1326. Any written payment request should be sent to: Anthony C. Weagley, Senior Vice President, Union Center National Bank, 2455 Morris Avenue, Union, New Jersey 07083.

A VOTE AGAINST THE MERGER AGREEMENT AND THE MERGER OR WRITTEN NOTICE OF YOUR DISSENT PRIOR TO THE MERGER ALONE WILL NOT SATISFY THE REQUIREMENTS OF SECTION 215A. IF YOU WISH TO DISSENT FROM THE PROPOSED MERGER, YOU MUST SEPARATELY COMPLY WITH EACH OF THE APPLICABLE STEPS LISTED ABOVE.

      If the merger is completed, Center will provide to each shareholder who timely submitted a written notice of intent to dissent, or who voted against the merger at the annual meeting, a dissenters' notice that states the date of the completion of the merger, together with a letter of transmittal for use in submitting stock certificates to Center for payment.

      For the purpose of determining the amount to be received in connection with the exercise of dissenters' rights, Section 215a provides that the value of a dissenting Red Oak Bank shareholder's common stock must be determined as of the effective date of the proposed merger by an appraisal made by a committee of three persons. The members of this committee will consist of:

      o one person selected by the holders of a majority of the shares of Red Oak Bank common stock held by the dissenting shareholders;

      o     one person selected by the board of directors of Center; and

      o     one person selected by the other two appraisers.

      The valuation agreed upon by two of the three appraisers will govern. If the appraised value presented by the committee of appraisers is not satisfactory to any dissenting shareholder who has requested payment, that shareholder may appeal the appraisal to the Office of the Comptroller of the Currency within five days after notification of the appraised value. The Office of the Comptroller of the Currency will then conduct a reappraisal, and that reappraisal will be final and binding as to that shareholder. If, within ninety days after completion of the merger, for any reason, one or more of the appraisers are not selected or the appraisers fail to determine the value of the shares, the Office of the Comptroller of the Currency will, upon the written request of any interested party, cause an appraisal to be made which will be the final appraisal and binding on all parties. The expenses of the Office of the Comptroller of the Currency in conducting an appraisal will be paid by Center.

      The value of the shares of Red Oak Bank common stock, as so determined, will be paid promptly by Center to the dissenting shareholders.

      The shares of Center stock that would have been delivered to the dissenting shareholder will be sold at an advertised public auction. If the shares are sold for a price greater than the amount paid to the dissenting shareholders, the excess of such sale price shall be paid to the dissenting shareholders.

ANY RED OAK BANK SHAREHOLDER WISHING TO EXERCISE DISSENTERS' RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 215A MAY RESULT IN THE LOSS OF STATUTORY DISSENTERS' RIGHTS.

      Under the merger agreement, Center will have the right to terminate the agreement in the event that the number of shares subject to dissenters' rights exceeds certain thresholds. If more than 104,000 shares of Red Oak Bank common stock are eligible to constitute "Dissenting Shares" as of the commencement of the closing -- which number shall be increased to 156,000 shares if there are no more than three beneficial owners of Dissenting Shares -- a condition to Center's obligations to close will not have been satisfied.

        INFORMATION WITH RESPECT TO CENTER AND UNION CENTER NATIONAL BANK

      Financial and other information relating to Center, including information relating to Center's directors and executive officers, is set forth or incorporated by reference in Center's Annual Report on Form 10-K for the year ended December 31, 2004, which we incorporate by reference in this proxy statement and prospectus. Center will furnish you with copies of the documents incorporated by reference upon request. See "Where You Can Find More Information" at page ____.

                    INFORMATION WITH RESPECT TO RED OAK BANK

      Red Oak Bank is a New Jersey chartered state bank with one office in Morris County, New Jersey. Red Oak Bank:

            o     opened for business in 1999;

            o is licensed by the New Jersey Department of Banking and Insurance and is insured by the Federal Deposit Insurance Corporation;

            o offers a full array of commercial banking services through its Morristown, New Jersey banking office; and

            o emphasizes loans designed for small business and consumers, including commercial mortgages, working capital lines of credit, residential mortgages and home equity lines of credit.


      Red Oak Bank's strategy has been to operate an independent community bank that primarily serves individuals, small to medium sized businesses (generally under $5.0 million in annual sales) and professionals. Red Oak Bank focuses on these customers because Red Oak Bank believes that they offer the greatest potential concentration of potential business.

      One effect of the consolidation of banks in Red Oak Bank's market area has been the difficulty for consumers and small, individually or family owned businesses to navigate quickly the bureaucratic structure of larger institutions and access the credit decision-makers. In contrast, Red Oak Bank has focused on utilizing local bankers to support its growth and enhance its reputation in the community by providing customers with:

      o local bankers who are familiar with their customers' needs, their business environment, and competitive demands;

      o bankers who are able to develop and customize personalized financial solutions that meet their customers' needs in a significantly shorter period of time; and

      o     bankers who are able to concentrate on serving their customers.

                       DESCRIPTION OF CENTER CAPITAL STOCK

      The authorized capital stock of Center consists of 20,000,000 shares of common stock, no par value and 5,000,000 shares of preferred stock, no par value. As of December 31, 2004, there were 9,922,356 shares of Center common stock issued and outstanding, 1,006,640 shares of Center common stock held by Center as treasury stock, no shares of preferred stock outstanding and no shares of preferred stock held by Center as treasury stock. There are no other shares of capital stock of Center authorized, issued or outstanding.

      Center has no options, warrants or other rights authorized, issued or outstanding other than options and rights granted under Center's various stock incentive and dividend reinvestment and stock purchase plans.

COMMON STOCK

      Dividends

      The holders of Center common stock share ratably in dividends when and if declared by Center's board of directors from legally available funds, subject to the rights and preferences of holders of any shares of Preferred Stock, if any. Declaration and payment of cash dividends by Center depends primarily upon cash dividend payments to it by Union Center National Bank, Center's wholly-owned subsidiary, which are Center's primary source of revenue and cash flow. Center is a legal entity separate and distinct from Union Center National Bank. Accordingly, the right of Center, and consequently the right of creditors and shareholders of Center, to participate in any distribution of the assets or earnings of Union Center National Bank is necessarily subject to the prior claims of creditors of Union Center National Bank, except to the extent that claims of Center in its capacity as a creditor may be recognized.

      Dividends by Center and Union Center National Bank are subject to various limitations imposed by federal and state laws and by regulations and policies adopted by federal and state regulatory agencies. As a national banking association, Union Center National Bank is subject to limitations on the amount of dividends it may pay to Center, Union Center National Bank's only shareholder. Prior approval by the Office of the Comptroller of the Currency is required to the extent the total of all dividends to be declared by Union Center National Bank in any calendar year exceeds net profits, as defined, for that year combined with Union Center National Bank's retained net profits from the preceding two calendar years, less any transfers to capital surplus. Under this limitation, Union Center National Bank could declare dividends in 2005 without prior approval of the Office of the Comptroller of the Currency of up to $18.1 million plus an amount equal to Union Center National Bank's net profits for 2005 to the date of such dividend declaration.

      If, in the opinion of the FDIC, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice--which could include the payment of dividends--the FDIC may require, after notice and hearing, that such bank cease and desist from such practice or, as a result of an unrelated practice, require the bank to limit dividends in the future. The Federal Reserve board of directors has similar authority with respect to bank holding companies. In addition, the Federal Reserve board of directors and the FDIC have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings. Regulatory pressures to reclassify and charge off loans and to establish additional loan loss reserves can have the effect of reducing current operating earnings and thus impacting an institution's ability to pay dividends. Further, bank regulatory authorities have established guidelines with respect to the maintenance of appropriate levels of capital by a bank or bank holding company under their jurisdiction. Compliance with the standards set forth in these policy statements and guidelines could limit the amount of dividends which Center and Union Center National Bank may pay.

      Voting Rights

      At meetings of shareholders, holders of Center common stock are entitled to one vote per share. The quorum for shareholders' meetings is a majority of the outstanding shares entitled to vote represented in person or by proxy. Except as indicated below, all actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of Center common stock at a meeting at which a quorum is present.

      The Center board of directors is divided into three classes, each class being as nearly equal in number of directors as possible. Approximately one-third of the entire Center board of directors is elected each year and the directors serve for terms of up to three years. The exact number of directors and the number constituting each class is fixed from time to time by resolution adopted by a majority of the entire board of directors. Any Center director may be removed, but only with cause, by the affirmative vote of the majority of votes cast by the holders of shares entitled to vote for the election of directors. Center shareholders will not be entitled to cumulate their votes for the election of directors.

      Center common stock currently trades on the Nasdaq National Market System. Under Nasdaq's National Market System rules, approval of Center's shareholders is required for the issuance of shares of Center common stock or securities convertible into or exercisable for Center common stock if the issuance of such securities:

      o Is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities to be issued will have 20% or more of the voting power outstanding before such issuance;

      o Is in connection with the acquisition of a company in which a director, officer or substantial shareholder of Center has a 5% or greater interest, and the issuance of the securities could result in an increase in outstanding Center common stock or voting power of 5% or more;

      o Is in connection with a transaction, other than a public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of Center common stock, or have 20% or more of the voting power, outstanding before issuance; or

      o     Would result in a change in control of Center.

      Under Nasdaq's National Market System rules, shareholder approval is also required to establish a stock option or purchase plan in which stock may be acquired by officers and directors other than a broadly-based plan in which other Center securities holders or employees may participate.

      Pre-Emptive Rights; Redemption

      Holders of Center common stock do not have pre-emptive rights to acquire any additional shares of Center common stock. Center common stock is not subject to redemption.

      Liquidation Rights

      In the event of Center's liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Center common stock will share, subject to the rights and preferences, if any, of any holders of preferred stock, in any of its assets or funds that are available for distribution to its shareholders after satisfaction, or adequate provision is made for satisfaction, of its liabilities.

PREFERRED STOCK

      Center's board of directors has the authority, without action by it shareholders, to designate and issue the shares of authorized preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock.

      It is not possible to state the actual effect of the authorization of preferred stock upon the rights of holders of Center's common stock, until Center's board determines the specific rights of the holders of a series of Center's preferred stock. However, such effects might include:

            o     restrictions   on  dividends  on  Center's   common  stock  if
                  dividends on the preferred stock have not been paid;

            o dilution of the voting power of Center's common stock to the extent that Center's preferred stock has voting rights;

            o dilution of the equity interest of Center's common stock to the extent that preferred stock is converted into Center's common stock; or

            o Center's common stock not being entitled to share in Center's assets upon liquidation until satisfaction of any liquidation preference granted the holders of preferred stock.

      Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the issuance of preferred stock may be used as an "anti-takeover" device without further action on the part of the shareholders of Center. Currently, Center does not have any shares of preferred stock outstanding and Center's board of directors has no present plan or intention to issue any shares of preferred stock. No Center preferred stock is being issued in connection with the merger.

ANTI-TAKEOVER PROVISIONS IN THE CERTIFICATE OF INCORPORATION AND NEW JERSEY LAW PROVISIONS

      Center's   certificate  of  incorporation   and  by-laws  contain  certain
provisions which may have the effect of deterring or discouraging an attempt to take control of Center. These provisions:

      o Divide Center's board of directors into three classes serving staggered three-year terms;

      o Require that shares with at least two-thirds of the total voting power approve a merger, consolidation, liquidation or dissolution or other action that would result in the sale or other disposition of all or substantially all of Center's assets and further requiring that shares with at least two-thirds of the total voting power approve any amendment to this requirement;

      o Authorize the Center board to consider a number of listed factors in evaluating a pending tender offer or other potentially hostile acquisition, including price, general impact on Center, reputation and legal and regulatory issues involved, and to take certain lawful actions if the board decides to reject such tender offer or acquisition; and

      o Require advance notice of shareholder nominations for the election of directors.

      The New Jersey Business Corporation Act also contains certain provisions applicable to Center that may have the effect of deterring or discouraging an attempt to take control of Center. Specifically:

      o The New Jersey Business Corporation Act (the "NJBCA") provides that in determining whether a proposal or offer to acquire a corporation is in the best interest of the corporation, a board may, in addition to considering the effects of any action on shareholders, consider any of the following:

            o the effects of the proposed action on the corporation's employees, suppliers, creditors and customers;

            o     the  effects  on  the  community  in  which  the   corporation
                  operates; and

            o the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation.

      o Center is subject to the New Jersey Shareholders Protection Act (the "NJSPA"), which prohibits certain New Jersey public corporations from engaging in business combinations --- including mergers, consolidations, significant asset dispositions and certain stock issuances --- with any 10% shareholder for five years after such person becomes a 10% shareholder, unless the business combination is approved by the board of directors prior to the date that the shareholder became a 10% shareholder. In addition, the NJSPA prohibits any business combination at any time with a 10% shareholder other than a transaction that is approved by the board of directors in advance or is approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by the 10% shareholder, or satisfies certain "fair price" and related criteria.


                       COMPARISON OF SHAREHOLDERS' RIGHTS

      As a result of the proposed merger, certain of Red Oak Bank's shareholders will receive shares of Center common stock in exchange for their shares of Red Oak common stock. Red Oak Bank is a New Jersey bank incorporated under the New Jersey Banking Act of 1948, as amended (the "Banking Act"), and Center is a business corporation incorporated in New Jersey under the New Jersey Business Corporation Act. The rights of Red Oak Bank shareholders are currently governed by the Banking Act, while the rights of Center shareholders are currently governed by the NJBCA. In addition, the companies' governing instruments contain some differences. Although it is impractical to compare all of the aspects in which the laws currently governing the rights of Red Oak Bank shareholders and Center shareholders differ, as well as to define the differences in the companies' governing instruments, the following discussion summarizes certain significant differences. This summary is qualified in its entirety by reference to the applicable provisions of the Banking Act, the NJBCA, and the companies' governing instruments.

DIVIDENDS

      Unless there are other restrictions contained in its certificate of incorporation (and Center's certificate presently contains no such restrictions), the NJBCA generally provides that a New Jersey corporation may declare and pay dividends on its outstanding stock so long as the corporation is not insolvent and would not become insolvent as a consequence of the dividend payment. Because funds for the payment of dividends by Center must come primarily from the earnings of Center's bank subsidiary, as a practical matter, any restrictions on the ability of Union Center National Bank to pay dividends act as restrictions on the amount of funds available for the payment of dividends by Center. For a description of the regulatory restrictions on dividend payments by Union Center National Bank, see "Description of Center Capital Stock -- Dividends."

      The Banking Act provides that a New Jersey state chartered bank may declare and pay dividends on its outstanding stock so long as, following the payment of such dividend, the capital stock of the bank will be unimpaired and the bank will have a surplus of not less than 50% of its capital stock or, if not, the payment of such dividend will not reduce the surplus of the bank.

RIGHTS OF ISSUER TO ISSUE STOCK

      Center's board of directors can issue new shares of authorized but unissued preferred stock without regulatory or shareholder approval, up to the number of shares authorized in its certificate of incorporation. See "Description of Center Capital Stock--Preferred Stock."

      Red Oak Bank may issue common and preferred stock, but only with the prior approval of the Commissioner of Banking and Insurance of the State of New Jersey. Currently Red Oak Bank has no authorized preferred stock. In order to issue any preferred stock, Red Oak Bank would be required to amend its certificate of incorporation and obtain the approval of the Commissioner and its shareholders for such amendment.

RIGHTS OF ISSUER TO REPURCHASE STOCK

      Under the NJBCA, Center is allowed to purchase its own stock in the open market without prior regulatory approval, subject to applicable law and the availability of funds therefore. The Federal Reserve Board, however, must be notified when a bank holding company purchases or redeems its outstanding equity securities if such company does not meet certain conditions.

      Red Oak Bank may repurchase its stock, but only with the prior approval of the Commissioner of Banking and Insurance of the State of New Jersey.

DIRECTORS

      The NJBCA permits a New Jersey corporation to provide for a classified board in its certificate of incorporation and Center's certificate of incorporation currently provides for the election of directors on a three year staggered term basis. In contrast, under the Banking Act, there is no ability for a New Jersey state chartered bank to provide for a classified board of directors. As such, the entire Red Oak Bank board is elected each year. The power to fill vacancies for each of Center and Red Oak is generally vested in their respective boards.

      Consistent with the NJBCA, any Center director may be removed, but only with cause, by the affirmative vote of the majority of votes cast by the holders of shares entitled to vote for the election of directors. The classified board of directors and the related provisions discussed above could make it more difficult for shareholders to force an immediate change in the composition of a majority of Center's board. There is no provision in the Banking Act, Red Oak Bank's certificate of incorporation or its by-laws providing its shareholders with the ability to remove directors, either with or without cause.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

      Center's certificate of incorporation contains provisions that eliminate the personal liability of directors and officers to Center and to its shareholders for monetary damages for breach of fiduciary duty, except to the extent such limitation is not permitted by the NJBCA. The NJBCA does not excuse:

      o     a breach of the duty of loyalty;

      o     an act or omission that is not in good faith;

      o     a knowing violation of law; or

      o     receipt of an improper personal benefit.

      Center's certificate of incorporation contains provisions that require indemnification of directors, officers, employees and agents to the maximum extent permitted by law. To be entitled to indemnification, it must be determined that, in general terms, the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Center and, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful.

      The Banking Act contains almost identical provisions to the NJBCA relating to limitation of liability and indemnification of directors, officers and employees. Red Oak Bank's certificate of incorporation reflects the statutory formulation limiting the liability of its officers and directors. Red Oak's bylaws contain provisions providing for the indemnification of its officers and directors, which reflect the statutory formulation.

      Under the Federal Deposit Insurance Act, as amended, both Center and Red Oak would be prohibited from paying any indemnification with respect to any liability or legal expense incurred by a director, officer, or employee as a result of an action or proceeding by a federal banking agency resulting in a civil money penalty or certain other remedies against such person. An insured depository institution or depository institution holding company may make or agree to make reasonable indemnification payments to a director, officer or employee with respect to an administrative proceeding or civil action initiated by any federal banking agency if: (1) the insured depository institution's or depository institution holding company's board of directors, in good faith, determines in writing after due investigation and consideration that the institution-affiliated party acted in good faith and in a manner he/she believed to be in the best interests of the institution; (2) the insured depository institution's or depository institution holding company's board of directors, respectively, in good faith, determines in writing after due investigation and consideration that the payment of such expenses will not materially adversely affect the institution's or holding company's safety and soundness; (3) the indemnification payments do not constitute certain prohibited indemnification payments; and (4) a director, officer or employee agrees in writing to reimburse the insured depository institution or depository institution holding company, to the extent not covered by payments from insurance or bonds purchased, for that portion of the advanced indemnification payments which subsequently becomes a prohibited indemnification payment.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Center pursuant to the forgoing provisions, Center has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      Red Oak Bank's bylaws require that any director who handles or is in charge or custody of money, securities or other valuable property of Red Oak or its customers must be bonded for the honest performance of their duties with such surety as is approved by the board of directors. Center's bylaws contain no such similar requirement.

RIGHTS OF DISSENTING SHAREHOLDERS

      Shareholders of a New Jersey corporation who dissent from a merger, consolidation, sale of all or substantially all of the corporation's assets or certain other corporate transactions are generally entitled to dissenters' rights. No statutory dissenters' rights exist, however, where the stock of the New Jersey corporation is:

      o     listed on a national securities exchange,

      o     is held of record by not less than 1,000 holders, or

      o where the consideration to be received pursuant to the merger, consolidation or sale consists of cash or securities or other obligations which, after the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders.

      Generally, shareholders of a New Jersey state chartered bank who dissent from a conversion, merger or consolidation of the bank are entitled to dissenters' rights. The shareholders of Red Oak Bank have statutory dissenters' rights, albeit under federal law, with respect to the proposed merger. See "Rights of Dissenting Red Oak Bank Shareholders."

SPECIAL MEETINGS OF SHAREHOLDERS

      Center's bylaws provide that special meetings of shareholders may be called by the Chairman of the Board, the President, the board of directors, or the holders of not less than 25% of the share entitled to vote at such meeting.

      Red Oak Bank's bylaws provide that special meetings of shareholders may be called by the Chairman of the Board, the President, the board of directors, or the holders of not less than 10% of all shares outstanding with voting rights.

WRITTEN CONSENT TO CORPORATE ACTION

      Except as otherwise provided by the certificate of incorporation (and Center's certificate of incorporation presently is silent on this issue), the NJBCA permits any action required or permitted to be taken at any meeting of a corporation's shareholders, other than the annual election of directors, to be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting of shareholders at which all shareholders entitled to vote were present and voting. The annual election of directors, if not conducted at a shareholders' meeting, may only be effected by unanimous written consent. Under the NJBCA, a shareholder vote on a plan of merger or consolidation, if not conducted at a shareholders' meeting, may only be effected by either: (i) unanimous written consent of all shareholders entitled to vote on the issue with advance notice to any other shareholders, or (ii) written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other shareholders.

      The Banking Act provides that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the shareholders unanimously consent in writing. Red Oak Bank's bylaws reflect this statutory formulation.

SHAREHOLDER VOTE REQUIRED TO APPROVE CERTAIN BUSINESS COMBINATIONS

      Under the NJBCA, unless a greater vote is specified in the certificate of incorporation, the sale or other disposition of all or substantially all of a corporation's assets otherwise than in the ordinary course of business or the merger or consolidation of the corporation with another corporation, requires in each case the affirmative vote of a majority of the votes cast by shareholders of the corporation entitled to vote thereon. Center's certificate of incorporation, however, requires that shares with at least two-thirds of the total voting power approve any of such actions.

      Center is also subject to the New Jersey Shareholders Protection Act, as described above in "Description of Center Capital Stock -- Anti-Takeover Provisions in the Certificate of Incorporation and New Jersey Law Provisions."

      The Banking Act generally provides that a New Jersey state chartered bank's conversion into, merger into, or consolidation with, a national bank or another New Jersey state chartered bank requires the affirmative vote of two-thirds of the bank's capital stock entitled to vote.

CONSIDERATION OF ACQUISITION PROPOSALS

      The NJBCA contains certain provisions applicable to Center that may have the effect of deterring or discouraging an attempt to take control of Center, all as described above in "Description of Center Capital Stock -- Anti-Takeover Provisions in the Certificate of Incorporation and New Jersey Law Provisions."

      The Banking Act has no similar provisions providing such protections. However, persons seeking to acquire control of Red Oak Bank through the purchase of Red Oak Bank shares must receive the approval of the FDIC under the federal Change in Bank Control Act.

AMENDMENT TO CERTIFICATE OF INCORPORATION

      The NJBCA requires that, unless otherwise provided in the certificate of incorporation, the affirmative vote of only a majority of the votes cast by shareholders of the corporation entitled to vote thereon is required to approve an amendment to the certificate of incorporation. Center's certificate of incorporation presently is silent on this issue. However, under Center's certificate of incorporation, shares with at least two-thirds of the total voting power must approve an amendment of the provision requiring that shares with at least two-thirds of the total voting power approve a merger, consolidation, liquidation or dissolution or other action that would result in the sale or other disposition of all or substantially all of Center's assets.

      Red Oak Bank's certificate of incorporation generally tracks the statutory requirements of the Banking Act, which requires shares with at least two-thirds of the total voting power to approve an amendment to the certificate of incorporation of a New Jersey state chartered bank.

      Under the NJBCA, the holders of a class or series of shares of a New Jersey corporation are entitled by statute to vote as a class upon certain proposed amendments to the corporation's certificate of incorporation which would have an adverse effect on their rights.

      The Banking Act has no similar provisions regarding class voting on amendments to a New Jersey state chartered bank's certificate of incorporation.

BYLAWS

      Under the NJBCA, the board of directors of a New Jersey corporation has the power to adopt, amend, or repeal the corporation's by-laws, unless such powers are reserved in the certificate of incorporation to the shareholders. Center's bylaws reflect this statutory formulation and its certificate of incorporation is silent on this issue.

      Under the Banking Act, Red Oak Bank's board of directors has the power to adopt, amend, or repeal the by-laws of Red Oak Bank, subject to alteration or repeal by the shareholders at any meeting. Red Oak Bank's certificate of incorporation tracks this statutory formulation. Red Oak Bank's bylaws provide, however, that they may only be amended or repealed by a majority vote of the board of directors or by vote of at least 75% of the outstanding shares of Red Oak capital stock outstanding (as opposed to a majority of the shares outstanding). They further provide that any bylaw adopted, amended or repealed by the shareholders may be amended by the board, unless the shareholders reserve this right upon taking of the original action.

OTHER ANTI-TAKEOVER MATTERS

      Center's certificate of incorporation and by-laws contain certain provisions which may have the effect of deterring or discouraging an attempt to take control of Center, as described above in "Description of Center Capital Stock -- Anti-Takeover Provisions in the Certificate of Incorporation and New Jersey Law Provisions."

      Red Oak Bank's bylaws provide that any new business to be taken up at an annual shareholders' meeting be stated in writing and filed with the Red Oak Bank's secretary at least seventy days before the meeting and that no new business may be acted upon in the absence of such notice and filing. In addition, under Red Oak Bank's bylaws, shareholder nominations must be provided in advance of both annual and special meetings of shareholders.

                              ELECTION OF DIRECTORS

      In addition to voting upon the merger and the merger agreement, the shareholders of Red Oak Bank will be asked to elect directors at the annual meeting. The persons who are elected will serve on the board of directors for a term that will expire at the effective time of the merger. However, if, for any reason, the merger agreement is terminated, the persons elected will serve until the 2006 annual meeting of Red Oak Bank's shareholders. Red Oak Bank's board of directors unanimously recommends that you vote "FOR" the election of the board of directors' nominees.

      In general, each of the directors on the board of directors of Red Oak Bank is elected for a one-year term and until his respective successor is elected and shall qualify, as provided in Red Oak Bank's charter. Red Oak Bank's board of directors currently consists of 12 directors, whose names are set forth below and are up for election at the annual meeting. It is intended that the persons named in the proxies solicited by Red Oak Bank's board of directors will vote for the election of the named nominees. If any of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as Red Oak Bank's board of directors may recommend, or the size of the board of directors may be reduced to eliminate the resulting vacancy. At this time, Red Oak Bank's board of directors knows of no reason why the nominees might be unable to serve. Red Oak Bank's board of directors itself selects nominees for the board of directors. Shareholders can nominate persons to serve on Red Oak Bank's board of directors, if they make a nomination in writing to the Secretary of Red Oak Bank, at Red Oak Bank's main address, and if such nomination is received by Red Oak Bank no later than 90 days before the annual meeting. Notice to Red Oak Bank of such nominations must include, pursuant to Red Oak Bank's by-laws, information with respect to the nominee's background and experience, the particular of which must be supplied in writing to the Secretary of Red Oak Bank.

      The following table sets forth information with respect to the nominees for election to the board of directors.

---------------------------------------- ---------- -------------------
            NAME OF NOMINEE                 AGE       DIRECTOR SINCE
---------------------------------------- ---------- -------------------
I. Jackson Angell                           66             1998
---------------------------------------- ---------- -------------------
Carl W. Badenhausen                         44             1998
---------------------------------------- ---------- -------------------
Thomas W. Berry                             57             1998
---------------------------------------- ---------- -------------------
William B. Bradbury, Jr.                    62             1998
---------------------------------------- ---------- -------------------
S. Jervis Brinton, Jr.                      81             1998
---------------------------------------- ---------- -------------------
Thomas J. Curtin                            66             1998
---------------------------------------- ---------- -------------------
Stephen T. Emr                              58             2003
---------------------------------------- ---------- -------------------
Thomas G. Jonovich                          40             2003
---------------------------------------- ---------- -------------------
W. Thomas Margetts                          68             1998
---------------------------------------- ---------- -------------------
C. Edward McConnell                         56             1998
---------------------------------------- ---------- -------------------
Dale G. Potter                              69             1998
---------------------------------------- ---------- -------------------
William J. Shepherd                         78             1998
---------------------------------------- ---------- -------------------


EXECUTIVE OFFICERS OF RED OAK BANK

      Dale G. Potter, age 69 is Chairman of the Board and Chief Executive Officer of Red Oak Bank. Stephen T. Emr, age 58, is President and Chief Operating Officer of Red Oak Bank, and a Director. Richard G. Whitehead, age 56, is Executive Vice President, Chief Lending Officer and Secretary of Red Oak Bank. Anthony G. Gallo, age 51, is the Chief Financial Officer and a Vice President of Red Oak Bank.

BIOGRAPHICAL INFORMATION

      Set forth below is certain information with respect to the director nominees and the executive officers of Red Oak Bank.

I. JACKSON ANGELL

      Since 1983, Mr. Angell has been the President of Angell & Co., Inc., a financial consulting firm located in Far Hills, New Jersey Prior to 1983, Mr. Angell worked for over 20 years as a commercial banking executive. He is President of The Peapack Church Foundation and Vice President and a Trustee of Rosedale Cemetery (West Orange, NJ). He was formerly Mayor of, and currently resides in, Mendham Township. Mr. Angell is a graduate of Trinity College, Hartford, CT.

CARL W. BADENHAUSEN

      Mr. Badenhausen is the founder and President of Morris Forms Corporation (Cedar Knolls, New Jersey), a commercial printing and paper distributor, Mr. Badenhausen earned his Bachelor of Science degree from Boston University and resides in Morris Township.

THOMAS W. BERRY

      Mr. Berry, a resident of Chatham Borough, New Jersey, joined Goldman, Sachs & Co., in 1972 and became a general partner in 1986, where he had senior responsibilities for utilities and telecommunications companies. He became a limited partner in 1993 and a retired partner in 1999 when Goldman Sachs became a publicly traded company. Among various board positions, he is a director of the Hyde and Watson Foundation, a Trustee of the Community Foundation of New Jersey and a Trustee of Brown University, where he received his undergraduate BA and BS degrees. He is currently Vice Chairman of the North American Electric Reliability Council, based in Princeton, NJ and also on the boards of the Frost Valley YMCA and the New Jersey Historical Society. He is former Chairman of the Board of Kessler Rehabilitation Corporation. He received his MBA from Harvard University Graduate School of Business.

WILLIAM B. BRADBURY, JR.

      Mr. Bradbury has been involved in the plastics industry since 1967. During that time, he has held various positions with M.A. Hanna Company (formerly PMS Consolidated, Somerset, New Jersey), including President from 1983 to 1992. Currently, Mr. Bradbury is an owner and director of Precision Southeast, Inc., a specialty plastics processor. He is Chief Executive Officer of Capitol Business Centres, Boise, Idaho, an executive office leasing company. He is an Elder of Lamington Presbyterian Church, a Trustee of Willow Tree Teen Institute in Morristown and a former director of Growth Bank. Mr. Bradbury graduated from St. Lawrence University and resides in Key Largo, Florida.

S. JERVIS BRINTON, JR.

      Mr. Brinton was associated with Midlantic National Bank for 40 years serving, among other positions, as Executive Vice President-Trust. He is currently Chairman of Brinton Eaton Associates, Inc. (Morristown, New Jersey), an investment counseling and personal financial planning firm. Mr. Brinton is also Chairman of the Macus L. Ward Home/Winchester Gardens. He is Vice Chairman of Bloomfield College, and a Trustee of New Jersey Network Public Radio and the Morris Museum. Mr. Brinton graduated from Williams College and earned his MBA from New York University. He resides in Watchung, New Jersey.

THOMAS J. CURTIN

      Mr. Curtin, who resides in Mendham Township, has more than 30 years of commercial and trust banking experience. During that time, he held varies senior management positions with Chase Manhattan Bank, Horizon Trust Company and Princeton Bank & Trust Company. Currently, Mr. Curtin is a principal of FIS Consultants, a financial consulting firm. He is also involved in several not-for-profit organizations. Mr. Curtin is a graduate of St. Peter's College.

STEPHEN T. EMR

      Mr. Emr, who is President and Chief Operating Officer of Red Oak Bank, began his career in 1968 as a bank examiner with the Federal Deposit Insurance Corporation. In 1978, he joined Town and Country Bank as its internal auditor, and ultimately was responsible, as Executive Vice President, for operations, branch administration, retail banking and commercial lending. From 1984 to 1999 he was employed by Summit Bancorp, first as Senior Vice President for corporate business development, then as Director of Marketing, and finally as Regional President of a 57 branch region in northern New Jersey. Mr. Emr's volunteer work includes serving as President and a Director of Project Acorn, a Trustee of The Park Alliance of Morris County and a member of the Ambassador Committee of the Chamber of Commerce of Morris County. A resident of Mountain Lakes, New Jersey, Mr. Emr earned his Bachelor of Business Administration degree from St. Bonaventure University in Olean, New York.

ANTHONY G. GALLO

      Mr. Gallo, who is the Chief Financial Officer and a Vice President of Red Oak Bank, has over 29 years of financial accounting experience. He began his career in 1975 with Barton Savings and Loan Association in Newark, NJ as Senior Accountant. From 1984 thru 1987 he served as Vice President/Controller with West Orange/West Essex Savings and Loan and held a similar position at Penn Federal Savings Bank until 1989. He then assumed the position of Vice President and Chief Financial Officer at Lakeview Savings Bank in Paterson, NJ, directing its financial activities for ten years until its acquisition by The Dime Savings Bank of NY. Mr. Gallo is a graduate of Bloomfield College and a resident of Edison, NJ.

THOMAS G JONOVICH

      Mr. Jonovich is the Chief Financial Officer of Keefe Managers, LLC and its affiliate, Keefe Ventures, LLC in New York City. He joined the Keefe group in 1999 and has over 16 years of experience in the financial services industry both as a member of management and as a Certified Public Accountant performing independent audits. Mr. Jonovich received his Bachelor's degree from Rutgers College School of Business and resides in New Providence, New Jersey.

W. THOMAS MARGETTS

      Mr. Margetts, an attorney, served as Senior Vice President of Stant Corporation, an automotive parts manufacturer, from 1987 until its acquisition in 1997. Prior thereto, for 17 years he was employed by Purolator Courier Corp, the then parent company of Stant, where he served as Senior Vice President and Corporate Secretary. He is a graduate of Dartmouth College, the University of Virginia Law School and George Washington University. A former mayor of Harding Township and Board Chair of the County College of Morris, he is currently Chairman of Kornline Sanderson Engineering Corporation and a Trustee of the Delta Dental Plan of New Jersey, Inc. He is also Chairman of the County College of Morris Foundation and a Trustee of the H.H. Kessler Foundation and the Jersey Camp for Blind Children. Mr. Margetts resides in New Vernon, New Jersey.

C. EDWARD MCCONNELL

      Mr. McConnell is Managing Director of McConnell, Budd & Romano, Inc. (Morristown, New Jersey), an investment banking firm. Prior to co-founding this firm, Mr. McConnell was associated with the investment banking firm of Keefe, Bruyette and Woods, Inc. (New York City). He is a member of the New York Society of Security Analysts, President of the board of trustees of Morristown-Beard School and a Director of Fish Unlimited, a conservation organization. A resident of Morris Township, New Jersey, Mr. McConnell received his Bachelor's Degree in Economics from Trinity College (Hartford, CT).

DALE G. POTTER

      Mr. Potter has been Chairman of the Board and Chief Executive Officer of Red Oak Bank since its inception. For twenty years he held various positions with Horizon Bancorp and its affiliates, including serving as President and Chief Executive Officer of Horizon Creditcorp, a national specialty financial service company. From 1982 to 1984, Mr. Potter was President and Chief Executive Officer of Village Bank of New Jersey and from 1985 to 1989 he was President and Chief Operating Officer of Morris Savings Bank (Morristown, New Jersey). In 1989, Mr. Potter was a founder of Growth Financial Corp. and its New Jersey de novo bank subsidiary, Growth Bank, serving as President, Chief Executive Officer and Director of both companies until these entities were acquired in 1996. Mr. Potter was a Trustee of the Morristown Memorial Health Foundation, and is an Advisory Board member of the Housing Partnership for Morris County and a member of the board of directors of the United Way. He previously served on the New Jersey Bar Association Ethics Committee through appointment by the New Jersey Supreme Court. Mr. Potter is an honors graduate of Franklin and Marshall College, and resides in Morristown, New Jersey.

WILLIAM J. SHEPHERD

      Mr. Shepherd, a private investor who maintains his office in Morristown, New Jersey, has over 38 years of commercial banking experience starting with the Senior Training Program of Chemical Bank of New York. During that time, he held a variety of positions, including Assistant Manager, Chemical Bank, Vice President of The National State Bank of Elizabeth, President and Chief Executive Officer of Horizon Bancorp and, most recently, retired as Chairman and Chief Executive Officer of Chemical Bank New Jersey, N.A. Mr. Shepherd is a Trustee of Fairview Cemetery and a member of the Vestry at Saint Paul's Episcopal Church, both in Westfield, New Jersey, a former Chairman of Overlook Hospital, Summit and Atlantic Health Systems, and a former President of The St. George's Society of New York. A resident of Westfield, New Jersey, Mr. Shepherd is a graduate of Rutgers University and earned his MBA at New York University.

RICHARD G. WHITEHEAD

      Mr. Whitehead has been Executive Vice President and Secretary of Red Oak Bank since its inception, and shortly thereafter was also named Chief Lending Officer. He began his career with Horizon Bancorp in 1969, working in the branch system, the trust division, and the marketing department. From 1974 to 1985, he was Vice President of Horizon Creditcorp, responsible for its lending activities through six nationwide offices. In 1985, Mr. Whitehead joined the Morris Savings Bank as Senior Vice President and Senior Loan Officer, leaving that position in 1989 to help establish Growth Financial Corp and its de novo subsidiary, Growth Bank. He served as Executive Vice President, Chief Operating Officer and Secretary of those companies until they were acquired in 1996. Mr. Whitehead attended Albright College in Reading, Pennsylvania, and is a resident of Basking Ridge, New Jersey.

      The following table sets forth information with respect to the shares of Red Oak Bank common stock beneficially owned by the nominees for election to the board of directors and the executive officers of Red Oak Bank as of December 31, 2004. For purposes of the table, shares underlying options exercisable on or before March 1, 2005 are deemed beneficially owned as of December 31, 2004. In addition, for individuals, the figures set forth in the following table include shares of Red Oak Bank common stock held directly, as well as by spouses or minor children, in trust, and other indirect ownership, over which the individuals effectively exercise sole voting and investment power, unless otherwise indicated.

---------------------------------- ----------------------------- -------------------- ----------------------
    NAME OF BENEFICIAL OWNER        POSITION WITH RED OAK BANK    NUMBER OF SHARES        PERCENTAGE OF
                                                                   OF COMMON STOCK     OUTSTANDING SHARES
                                                                 BENEFICIALLY OWNED      OF COMMON STOCK
---------------------------------- ----------------------------- -------------------- ----------------------
I. Jackson Angell                  Director                      14,884                       0.72%
---------------------------------- ----------------------------- -------------------- ----------------------
Carl W. Badenhausen                Director                      13,258                       0.64%
---------------------------------- ----------------------------- -------------------- ----------------------
Thomas W. Berry                    Director                      56,587                       2.72%
---------------------------------- ----------------------------- -------------------- ----------------------
William B. Bradbury, Jr.           Director                      30,566                       1.47%
---------------------------------- ----------------------------- -------------------- ----------------------
S. Jervis Brinton, Jr.             Director                      17,090                       0.82%
---------------------------------- ----------------------------- -------------------- ----------------------
Thomas J. Curtin                   Director                      11,196                       0.54%
---------------------------------- ----------------------------- -------------------- ----------------------
Stephen T. Emr                     Director, President and COO   62,116                       2.93%
---------------------------------- ----------------------------- -------------------- ----------------------
Anthony G. Gallo                   Vice President and CFO        115,500                      5.54%
---------------------------------- ----------------------------- -------------------- ----------------------
Thomas G. Jonovich                 Director                      221                          0.01%
---------------------------------- ----------------------------- -------------------- ----------------------
W. Thomas Margetts                 Director                      67,450                       3.25%
---------------------------------- ----------------------------- -------------------- ----------------------
C. Edward McConnell                Director                      116,537                      5.60%
---------------------------------- ----------------------------- -------------------- ----------------------
Dale G. Potter                     Director, Chairman of the     90,240                       4.23%
                                   Board and CEO
---------------------------------- ----------------------------- -------------------- ----------------------
William J. Shepherd                Director                      42,892                       2.06%
---------------------------------- ----------------------------- -------------------- ----------------------
Richard G. Whitehead               Exec. V.P., Chief Lending     73,048                       3.45%
                                   Officer and Secretary
---------------------------------- ----------------------------- -------------------- ----------------------
Directors and Executive Officers                                 711,585                     32.08%
as a Group (14 persons)
---------------------------------- ----------------------------- -------------------- ----------------------

MANAGEMENT COMPENSATION

      The following table sets forth, for the years ended December 31, 2002, 2003 and 2004, the annual and long-term compensation of Red Oak Bank's Chief Executive Officer and the only other executive officers who received salary and bonus of $100,000 or more during 2004 (the "Named Officers").

                                        SUMMARY COMPENSATION TABLE

                                                             ANNUAL                    LONG-TERM
                                                          COMPENSATION                COMPENSATION
                                                                                         AWARDS
            (A)                          (B)           (C)             (D)                 (G)

                                                                                       SECURITIES
                                                                                       UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR        SALARY            BONUS             OPTIONS
                                      --------- --------------- ------------------ -------------------
Dale G. Potter . . .                  2004         $150,000               $30,000              56,266
  Chief Executive Officer             2003         $130,000               $25,000
                                      2002         $120,000               $12,000

Stephen T. Emr . . .                  2004         $127,000               $20,000              38,902
  President and                       2003         $107,000               $15,000
  Chief Operating Officer             2002         $100,000                $6,000

Richard G. Whitehead                  2004         $100,000               $15,000              38,903
  Executive Vice President,   Chief   2003         $91,000                $10,000
Lending Officer and   Secretary       2002         $85,000                 $5,000


      Mr. Potter has an employment contract and a change-in-control agreement with Red Oak Bank, each entered into in June, 2003. The employment contract provides for a five year term ending in 2008. In addition, Mr. Potter has been granted the use of a company automobile pursuant to his employment contract. For additional information regarding Mr. Potter's change in control agreement, see "THE MERGER -- Interests of Management and Others in the Merger".

      Mr. Emr has an employment contract and change-of-control agreement with Red Oak Bank, each entered into in June, 2003. He has been granted the use of a company automobile pursuant to such employment contract. For additional information regarding Mr. Emr's change in control agreement, see "THE MERGER -- Interests of Management and Others in the Merger".

      Mr. Whitehead has an employment contract and change-of-control agreement with Red Oak Bank, each entered into in June, 2003. He has been granted the use of a company automobile pursuant to such employment contract. For additional information regarding Mr. Whitehead's change in control agreement, see "THE MERGER -- Interests of Management and Others in the Merger".

      All of the Named Executive Officers have been awarded options under Red Oak Bank's 1999 Incentive Stock Option Plan. The 1999 Incentive Stock Option Plan is discussed below.

COMPENSATION OF THE BOARD OF DIRECTORS OF RED OAK BANK

      Red Oak Bank pays each non-management Director an annual retainer of $1,000 in addition to $200 per board of directors meeting attended, and $100 per committee meting attended. The chairman of the Audit Committee is also paid an annual retainer of $1,000.

THE 1999 INCENTIVE STOCK OPTION PLAN

      Red Oak Bank maintains the 1999 Incentive Stock Option Plan. Pursuant to the 1999 Option Plan, up to 111,388 shares of Red Oak Bank common stock are reserved for issuance and no shares remained available for grant as of December 31, 2004. Officers, key employees and other persons designated by Red Oak Bank's board of directors or the Resources and Planning Committee thereof are eligible to participate in the 1999 Option Plan. The purchase price for shares of common stock subject to an option granted pursuant to the Option Plan may not be less than 100% of the fair market value of the common stock, which is determined by the Resources and Planning Committee, as of the date of grant of the options.

THE 2004 INCENTIVE STOCK OPTION PLAN

      Red Oak Bank maintains the 2004 Incentive Stock Option Plan (the "Option Plan"). Pursuant to the 2004 Option Plan, up to 96,480 shares of Red Oak Bank common stock are reserved for issuance and 28,229 shares remained available for grant as of December 31, 2004. Officers, key employees and other persons designated by Red Oak Bank's board of directors or the Resources and Planning Committee thereof are eligible to participate in the 2004 Option Plan. The purchase price for shares of common stock subject to an option granted pursuant to the Option Plan may not be less than 100% of the fair market value of the common stock, which is determined by the Resources and Planning Committee, as of the date of grant of the options.

      The following table contains information regarding the grant of stock options under the 1999 and 2004 Incentive Stock Option Plans to the Named Officers during the year 2004. In addition, in accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), the following table sets forth the hypothetical gains or "options spreads" that would exist for the respective options assuming rates of annual compound price appreciation in the Corporation's Common Stock of 5% and 10% from the date the options were granted to their final expiration date.


                                OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                            PERCENT OF TOTAL                                              ANNUAL RATES OF STOCK
                         NUMBER OF SHARES        OPTIONS                                                 PRICE APPRECIATION FOR
                            UNDERLYING         GRANTED TO          EXERCISE                                    OPTION TERM
         NAME            OPTIONS GRANTED      EMPLOYEES IN         PRICE PER         EXPIRATION          --------------------------
                                               FISCAL 2004           SHARE              DATE              5%                 10%
-----------------------------------------------------------------------------------------------------------------------------------
Dale G. Potter               15,750               23.1%              $8.03         June 23, 2014          $79,537          $201,600

Stephen T. Emr               15,750               23.1%              $8.03         June 23, 2014          $79,537          $201,600

Richard G. Whitehead         15,750               23.1%              $8.03         June 23, 2014          $79,537          $201,600


      The following table provides data regarding the options exercised by the Named Officers during 2004 (reflecting the number of shares acquired and the difference between the value of the shares on the exercise date and the option exercise price) and the number of shares covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 2004. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of the Named Officers' options and $11.80, the closing price for the Red Oak Bank common stock on December 30, 2004.

                                                                   NUMBER OF
                                                                   SECURITIES                         VALUE OF
                                                                   UNDERLYING                      UNEXERCISED IN
                                                                  UNEXERCISED                         THE MONEY
                                                                  OPTIONS/SARS                      OPTIONS/SARS
                                                                 AT FISCAL YEAR                     AT FISCAL YEAR
                                                                       END                                END
                                                                       (#)                                ($)
                          SHARES
                        ACQUIRED ON         VALUE
        NAME            EXERCISE(#)      REALIZED ($)      EXERCISABLE     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
Dale G. Potter              --                --              56,266              --         $206,600            --

Stephen T. Emr              --                --              38,902              --         $162,280            --

Richard G. Whitehead        --                --              38,903              --         $149,138            --


                                  LEGAL MATTERS

      The validity of the shares of Center common stock to be issued in the merger will be passed upon for Center by Lowenstein Sandler PC, counsel to Center. Lowenstein Sandler PC has also rendered the opinion referred to under "THE MERGER - Federal Income Tax Consequences."

                                     EXPERTS

      The consolidated financial statements of Center Bancorp, Inc. and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference in this proxy statement and prospectus in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 OTHER BUSINESS

      As of the date of this proxy statement and prospectus, we know of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement and prospectus. However, if any other matter is to be voted upon, the form of proxy shall be deemed to confer authority to the individuals named as proxies to vote the shares represented by such proxies as to any such matters according to their best judgment; provided, however, that no proxy that is voted against the merger will be voted in favor of any adjournment or postponement of the annual meeting.

                       WHERE YOU CAN FIND MORE INFORMATION

      Center filed a registration statement on Form S-4 to register with the SEC the Center common stock to be issued to Red Oak Bank shareholders in the merger. This proxy statement and prospectus is a part of that registration statement and constitutes a prospectus of Center in addition to being a proxy statement of Red Oak Bank for Red Oak Bank's shareholder meeting. As allowed by SEC rules, this proxy statement and prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document.

      In addition, Center files reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following location of the SEC:

                             Public Reference Room
                             450 Fifth Street, N.W.
                             Room 1024
                             Washington, D.C. 20549

      You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Center, who file electronically with the SEC. The address of that site is http://www.sec.gov.

      The SEC allows Center to "incorporate by reference" information in this document. This means that Center can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

      This document incorporates by reference the documents listed below that Center previously filed with the SEC. They contain important information about Center and its financial condition.

                              CENTER BANCORP, INC.
                                File No. 00011486

            o Our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 15, 2005;

            o Our Current Reports on Form 8-K filed on January 28, 2005 and March 8, 2005 filed pursuant to Section 13(a) of the Exchange Act.

            o The description of our Common Stock contained in the Registration Statement on Form 8-A filed on June 5, 1996 pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed thereafter for the purpose of updating such description.

      Center incorporates by reference additional documents that it may file with the SEC between the date of this document and the date of the annual meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. However, information that is deemed "furnished", as distinct from "filed", in Current Reports on Form 8-K is not incorporated in this proxy statement and prospectus.

      You can obtain any of the documents incorporated by reference in this document through Center, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from Center without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the following person at the following addresses:

                    Anthony C. Weagley, Chief Financial Officer
                    Center Bancorp, Inc.
                    2455 Morris Avenue
                    Union, New Jersey 07083
                    Telephone: 908-688-9500
                    Email: tonyweagley@ucnb.com


      IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY _______, 2005 TO RECEIVE THEM BEFORE THE ANNUAL MEETING. If you request from us any documents incorporated by reference in this document, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

      WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS OUR COMPANIES HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

      IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

      THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                    ANNEX A

                                                                  EXECUTION COPY


                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

      THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 3, 2005 is by and among Center Bancorp, Inc., a New Jersey corporation ("Buyer"), Union Center National Bank, a national bank and a wholly-owned Subsidiary of Buyer ("Buyer Subsidiary Bank"), and Red Oak Bank, a commercial bank chartered under the laws of the State of New Jersey (the
"Company"). Buyer, Buyer Subsidiary Bank and the Company are sometimes collectively referred to herein as the "Constituent Corporations". As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                                    RECITALS

      A. Buyer, Buyer Subsidiary Bank and the Company are parties to a Merger Agreement dated as of December 17, 2004 (the "Existing Merger Agreement"), pursuant to which Buyer has agreed to acquire the Company and the Company's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of the Company and its shareholders. The acquisition will be accomplished by (i) merging the Company with and into Buyer Subsidiary Bank with Buyer Subsidiary Bank as the surviving corporation (the "Merger") and (ii) the Company's shareholders receiving the Aggregate Merger Consideration hereinafter set forth. The Boards of Directors of the Company, Buyer and Buyer Subsidiary Bank have duly adopted and approved this Agreement and the Board of Directors of the Company has directed that it be submitted to its shareholders for approval.

      B. Concurrently with the execution and delivery of the Existing Merger Agreement, and as a condition and inducement to Buyer's willingness to enter into the Existing Merger Agreement, certain shareholders of the Company have entered into a shareholders' agreement with Buyer (the "Shareholders' Agreement").

      C. The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

      D. Independent of this Agreement and the Existing Merger Agreement, the Board of Directors of the Company has declared a 5% stock dividend payable on December 10, 2004 to stockholders of record as of November 19, 2004 (the "Stock Dividend"). All figures herein relating to the Company's capitalization and the consideration payable hereunder have been adjusted to give effect to the Stock Dividend.

      E. The parties desire to amend and restate the Existing Merger Agreement in its entirety as set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree that the Existing Merger Agreement is hereby amended and restated in its entirety to read as follows

                                    ARTICLE I

                                   THE MERGER

      1.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with applicable banking statutes and regulations, at the Effective Time (as defined in Section 1.2 hereof) the Company shall merge with and into Buyer Subsidiary Bank under the charter of Buyer Subsidiary Bank in accordance with the National Bank Act and the New Jersey Banking Act of 1948, as amended. Buyer Subsidiary Bank shall be the surviving bank (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the National Bank Act. The name of the Surviving Corporation shall continue to be Union Center National Bank. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

      1.2 CLOSING, CLOSING DATE, DETERMINATION DATE AND EFFECTIVE TIME. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, on a date determined by Buyer on at least five business days notice (the "Closing Notice") given to the Company, which date (the "Closing Date") shall be not more than ten (10) business days following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates and other instruments and documents to be delivered at the Closing). In the Closing Notice, Buyer shall specify the "Determination Date", which date shall be the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) and either party has notified the other in writing that all such approvals (and waivers, if applicable) have been received. The Merger shall become effective (and be consummated) at the date and time (the "Effective Time") specified in a notice (the "OCC Notice") to the Office of the Comptroller of the Currency (the "OCC") which will be filed by Buyer with the approval of the Company, which approval shall not be unreasonably withheld or delayed, such filing to occur immediately after the Closing is consummated. In the event that the parties fail to specify the date and time in the OCC Notice, the Merger shall become effective upon (and the "Effective Time" shall be) the time of the filing of the OCC Notice with the OCC.

      1.3 EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of Buyer Subsidiary Bank and the Company and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of Buyer Subsidiary Bank and the Company shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Buyer Subsidiary Bank and the Company and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of Buyer Subsidiary Bank and the Company in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of Buyer Subsidiary Bank or the Company is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Buyer Subsidiary Bank or the Company if the Merger had not occurred.

      1.4 CONVERSION OF COMPANY COMMON STOCK.

            (a) At the Effective Time,  subject to the other  provisions of this
Section 1.4, Section 1.5, Section 1.8 and Section 2.2(e), each share of common stock, par value $5.00 per share, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in the Company's treasury and (ii) shares of Company Common Stock held directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof), shall by virtue of this Agreement and without any action on the part of the Company, Buyer or the holder thereof, cease to be outstanding and shall be converted into and become the right to receive, at the election of the holder thereof as provided in
Section 1.5, either:

                  (i) 0.9227 (the "Exchange Ratio") of a share of Buyer's common stock, no par value ("Buyer Common Stock"); or

                  (ii) cash in an amount equal to $12.06 (the "Per Share Cash Consideration").

            (b) At the Effective Time, (i) all shares of Company Common Stock that are owned by the Company as treasury stock and (ii) all shares of Company Common Stock that are owned directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock
(x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or the Company, as the case may be, being referred to herein as "Trust Account Shares") or (y) held by Buyer or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of Buyer Common Stock which are similarly held, being referred to herein as "DPC Shares")), shall be canceled and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor. All shares of Buyer Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Buyer.

            (c) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights as shareholders of the Company, except the right to receive the consideration set forth in this Article I for each such share held by them. The consideration which any one Company shareholder may receive pursuant to this Article I is referred to herein as the "Merger Consideration" and the consideration which all of the Company shareholders are entitled to receive pursuant to this Article I is referred to herein as the "Aggregate Merger Consideration".

            (d) Notwithstanding any provision herein to the contrary, if, between the date of the Existing Merger Agreement and the Effective Time, the shares of Buyer Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, appropriate adjustments shall be made to the Exchange Ratio.

      1.5 ELECTION PROCEDURES.

            (a) ALLOCATION. The allocation of the Aggregate Merger Consideration between cash and shares of Buyer Common Stock shall be determined pursuant to this Section 1.5.

            (b) RATIO OF BUYER COMMON STOCK TO CASH. Subject to Section 1.5(j), the number of shares of Company Common Stock to be converted into the right to receive the Per Share Cash Consideration in the Merger (the "Cash Election Number") shall be equal to 50% (the "Cash Percentage") of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time. Subject to Section 1.5(j), the number of shares of Company Common Stock to be converted into the right to receive Buyer Common Stock in the Merger (the "Stock Election Number") shall be equal to 50% (the "Stock Percentage") of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

            (c) ELECTIONS BY HOLDERS OF STOCK OR CASH. Subject to the allocation and election procedures set forth in this Section 1.5, each record holder immediately prior to the Effective Time of shares of Company Common Stock will be entitled (i) to elect to receive the Per Share Cash Consideration for a portion of such holder's shares specified by such holder or all of such shares

(each, a "Cash Election"), (ii) to elect to receive Buyer Common Stock for a portion of such holder's shares specified by such holder or all of such shares (each, a "Stock Election"), or (iii) to indicate that such record holder has no preference as to the receipt of cash or Buyer Common Stock for such shares (a "Non-Election"). In the event that any such holder makes elections which together cover more than 100% of the shares of Company Common Stock which such Person owns as of the Effective Time, such holder shall be deemed to have made a Stock Election with respect to 50% of such holder's shares and a Cash Election with respect to 50% of such holder's shares. In the event that any such holder makes elections which together cover less than 100% of the shares of Company Common Stock which such Person owns as of the Effective Time, such holder shall be deemed to have made a Non-Election with respect to the number of shares for which no Cash Election, Stock Election or Non-Election was made. All such elections shall be made on a form designed for that purpose (a "Form of Election") and in form and substance satisfactory to Buyer and the Company. Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that each such Form of Election covers all the shares of Company Common Stock held by each Representative for a particular beneficial owner.

            (d) OVERSUBSCRIPTION FOR CASH ELECTION. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Buyer Common Stock, and the Cash Election Shares shall be converted into the right to receive Buyer Common Stock and cash in the following manner:

                  (i) the Exchange Agent (as hereinafter defined) will select from among the holders of Cash Election Shares (other than Dissenting Shares), on a pro rata basis, a sufficient number of such shares ("Stock Designated Shares") such that the number of Stock Designated Shares will, when added to the number of Stock Election Shares and Non-Election Shares, be equal as closely as practicable to the Stock Election Number, and all Stock Designated Shares shall be converted into the right to receive Buyer Common Stock; and

                  (ii) the Cash Election Shares not so selected as Stock Designated Shares shall be converted into the right to receive cash.

            (e) OVERSUBSCRIPTION FOR STOCK ELECTION. If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and all Stock Election Shares shall be converted into the right to receive Buyer Common Stock or the right to receive cash in the following manner:

                  (i) the Exchange Agent will select from among the holders of Stock Election Shares, on a pro rata basis, a sufficient number of such shares ("Cash Designated Shares") such that the number of Cash Designated Shares will, when added to the number of Cash Election Shares and Non-Election Shares, be equal as closely as practicable to the Cash Election Number, and all such Cash Designated Shares shall be converted into the right to receive cash; and

                  (ii) the Stock Election Shares not so selected as Cash Designated Shares shall be converted into the right to receive Buyer Common Stock.

            (f) SELECTION OF NON-ELECTION SHARES IF NO OVERSUBSCRIPTION. In the event that neither subparagraph (d) nor subparagraph (e) above is applicable, all Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Buyer Common Stock, and the Non-Election Shares shall be converted into either the right to receive Buyer Common Stock or the right to receive cash by random selection by the Exchange Agent so that the Stock Election Number and the Cash Election Number equal their respective percentages of the number of shares of Company Common Stock outstanding as closely as possible.

            (g) PROCEDURES FOR HOLDERS' ELECTIONS. Elections shall be made by holders of Company Common Stock by mailing to the Exchange Agent a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent by the holder and accompanied by the certificates representing the shares of Company Common Stock as to which the election is being made (or properly completed, signed and submitted to the Exchange Agent by an appropriate bank or trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD")). Buyer will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted and to disregard immaterial defects in Forms of Election. The good faith decision of Buyer (or the Exchange Agent) in such matters shall be conclusive and binding, provided that Buyer (and the Exchange Agent) do not act unreasonably. Neither Buyer nor the Exchange Agent will be under any obligation to, but Buyer and the Exchange Agent may (if they choose to do so), notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 1.5 and all such computations shall be conclusive and binding on the holders of Company Common Stock, provided that the Exchange Agent does not act unreasonably.

            (h) FAILURE OF HOLDER TO ELECT. For the purpose hereof, a holder of Company Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (as hereinafter defined) shall be deemed to have made a Non-Election. If Buyer or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall, unless cured prior to the Election Deadline (as hereafter defined), be deemed to be of no force and effect and the shareholder or Representative making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election.

            (i) MAILING OF  ELECTION  FORMS TO HOLDERS  AND  ELECTION  DEADLINE.
Buyer and the Company shall each use its best efforts to mail the Form of Election to all persons who are holders of record of Company Common Stock on the record date for the Company Shareholders' Meeting (as defined in Section 6.3) and who become holders of Company Common Stock during the period between the record date for the Company Shareholders' Meeting and 10:00 a.m. New York time, on at least the date fifteen calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become holders of Company Common Stock subsequent to such day and no later than the close of business on the Election Deadline. A Form of Election must be received by the Exchange Agent by the close of business on the third Business Day (as hereinafter defined) prior to the Closing (the "Election Deadline") in order to be effective. All elections will be irrevocable. The term "Business Day" shall mean Monday, Tuesday, Wednesday, Thursday and Friday, other than any such day on which Buyer Subsidiary Bank is not open for business.

            (j) INCREASE IN STOCK ELECTION NUMBER DUE TO TAX OPINION. If the Tax opinion referred to in Section 7.1(d) and to be delivered at the Closing (the "Tax Opinion") cannot be rendered (as reasonably determined by Lowenstein Sandler PC and as reasonably concurred in by McCarter & English) as a result of the Merger's potentially failing to satisfy continuity of interest requirements under applicable federal income Tax principles relating to reorganizations under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), then the Stock Percentage shall be automatically increased and the Cash Percentage shall be automatically decreased to the minimum extent necessary to enable the Tax Opinion to be rendered.

            (k) EXCHANGE AGENT PROCEDURES. The random selection process to be used by the Exchange Agent pursuant to subparagraph (f) of Section 1.5 will consist of drawing by lot or such other process (other than pro rata selection) as the Exchange Agent deems equitable and necessary to effect the allocations described in such subparagraph. The pro rata selection process to be used by the Exchange Agent pursuant to subparagraphs (d) and (e) of Section 1.5 shall consist of such equitable pro ration processes as shall be mutually determined by the Company and Parent. A selection will be disregarded if, as a consequence, the Stock Election Number or the Cash Election Number would be exceeded by more than 1,000 shares.

      1.6 STOCK OPTIONS. All options which may be exercised for issuance of Company Common Stock (each, a "Stock Option" and collectively the "Stock Options") are described in Section 1.6 of the Company Disclosure Schedule and are issued and outstanding pursuant to the Company's 1999 Incentive Stock Option Plan and the Company's 2004 Incentive Stock Option Plan (the "Company Stock Option Plans") and the agreements pursuant to which such Stock Options were granted (each, an "Option Grant Agreement"). True and complete copies of the Company's Stock Option Plans and all Option Grant Agreements relating to outstanding Stock Options have been delivered to Buyer. At the Effective Time, each Stock Option which is outstanding and unexercised immediately prior thereto, whether or not then vested or exercisable, shall automatically be converted into an option to purchase Buyer Common Stock (a "New Option") as follows: (i) the number of shares of Buyer Common Stock covered by each New Option shall equal the number of shares of Company Common Stock covered by the corresponding Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (ii) the exercise price for each New Option shall equal the exercise price of the corresponding Stock Option immediately prior to the Effective Time divided by the Exchange Ratio. In substantially all respects, the terms of each New Option shall otherwise be identical to the terms of the corresponding Stock Option in effect immediately prior to the consummation of the Merger, subject to any provisions in the Company Stock Option Plans which require acceleration of vesting as a result of the consummation of the Merger. In effecting such conversion, the aggregate number of shares of Buyer Common Stock to be subject to each New Option will be rounded up or down, if necessary, to the nearest whole share (with one-half being rounded up) and the aggregate exercise price shall be rounded up or down, if necessary, to the nearest whole cent (with one-half being rounded up). At the Effective Time, the Company Stock Option Plans shall be terminated. The adjustments provided herein with respect to any Stock Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in such manner as shall not cause a modification, extension or renewal of the Stock Options, within the meaning of
Section 424(a) of the Code. Prior to the Effective Time, the Company shall take or cause to be taken all actions required under the Company Stock Option Plans to provide for the foregoing. At the request of any holder of New Options, Buyer shall assist such holder in effecting cashless exercises of such New Options with third-party brokers in the same manner that Buyer assists holders of stock options granted by Buyer under its stock options plans to effect cashless exercises of such options with third-party brokers.

      1.7 BUYER COMMON STOCK. Except for shares of Buyer Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of Buyer as contemplated by Section 1.4, the shares of Buyer Common Stock and shares of capital stock of Buyer Subsidiary Bank issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

      1.8 SHARES OF DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder who has properly exercised his appraisal rights (the "Dissenting Shares") under the National Bank Act, 12 U.S.C. Section 215a, shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his, her or its right to dissent from the Merger under National Bank Act, 12 U.S.C. Section 215a, and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of National Bank Act, 12 U.S.C. Section 215a. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Per Share Cash Consideration upon surrender of the Certificate or Certificates representing such Dissenting Shares. The Company shall give Buyer (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Buyer, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. For purposes of determining how all shares other than Dissenting Shares are to be treated under Section 1.5, Dissenting Shares shall be deemed to be Cash Election Shares, provided that no Dissenting Shares shall be treated as Stock Designated Shares hereunder.

      1.9 ARTICLES OF ASSOCIATION At the Effective Time, the Articles of Association of Buyer Subsidiary Bank as they exist immediately prior to the Effective Time shall continue as the Articles of Association of the Surviving Corporation, as set forth in Exhibit A annexed hereto, until otherwise amended as provided by law; provided however, that Buyer Subsidiary Bank shall have the right, between the date of the Existing Merger Agreement and the Closing, to amend its Articles of Association in a manner that will not adversely affect the shareholders of the Company and upon the acceptance of such amendment by the OCC, the Articles of Association of Buyer Subsidiary Bank as so amended shall be substituted for Exhibit A.

      1.10 BY-LAWS. At the Effective Time, the By-Laws of Buyer Subsidiary Bank, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

      1.11 DIRECTORS AND OFFICERS. The directors and officers of Buyer Subsidiary Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Association and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

      1.12 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

      1.13 WITHHOLDING RIGHTS. Buyer shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, the minimum amounts (if any) that Buyer is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by Buyer.

      1.14 CHANGES IN STRUCTURE. As executed by the parties, this Agreement contemplates the merger of the Company into Buyer Subsidiary Bank. In the event that (a) prior to the date on which the Proxy Statement (as defined in Section
3.4 hereof) is mailed to the Company's shareholders, Buyer proposes an alternative structure for the transactions contemplated hereby, and (b) such alternate structure does not adversely affect the Company's shareholders in any material respect, then the Company shall negotiate in good faith with Buyer and shall use commercially reasonable efforts to restructure the transactions contemplated hereby in accordance with such proposal.

      1.15 CAPITAL STOCK. As of September 30, 2004, Buyer Subsidiary Bank had capital of $2,000,000, divided into 400,000 shares of common stock, each without par value, $22,287,000 of surplus, and undivided profits of $45,925,000. As of September 30, 2004, the Company had capital of $9,898,000, divided into 2,078,727 shares of common stock, each of $5.00 par value, $5,977,000 of surplus, and $(4,157,000) of undivided profits. At the Effective Time, the amount of capital stock of the Surviving Corporation shall be $11,898,000, divided into 400,000 shares of common stock, each of no par value, and the Surviving Corporation shall have a surplus of $28,264,000 and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of Buyer Subsidiary Bank and the Company as stated in the preceding two sentences, adjusted however, for earnings and expenses and dividends declared and paid by Buyer Subsidiary Bank and the Company between September 30, 2004 and the Effective Time.

                                   ARTICLE II

                               EXCHANGE OF SHARES

      2.1 BUYER TO MAKE SHARES AVAILABLE. The Company and Buyer hereby appoint Registrar and Transfer Company (or such other transfer agent as Buyer shall designate in good faith) as the exchange agent (the "Exchange Agent") for purposes of effecting the conversion of Company Common Stock hereunder. At or prior to the Effective Time, Buyer shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing shares of Buyer Common Stock and cash in an amount sufficient to cover the Aggregate Merger Consideration (such cash and certificates for shares of Buyer Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock.

      2.2 EXCHANGE OF SHARES.

            (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates who has not previously surrendered such Certificate or Certificates with a Form of Election a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. After the Effective Time, upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash constituting Merger Consideration (including cash to be paid in lieu of fractional shares) or on any unpaid dividends or distributions, if any, payable to holders of Certificates.

            (b) No dividends or other distributions declared after the Effective Time with respect to Buyer Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Buyer Common Stock, if any, represented by such Certificate.

            (c) If any certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

            (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for Merger Consideration as determined in accordance with Article I and this Article II.

            (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Buyer Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Buyer. In lieu of the issuance of any such fractional share, Buyer shall pay to each former shareholder of the Company who otherwise would be entitled to receive a fractional share of Buyer Common Stock an amount in cash determined by multiplying (i) the closing sale price of one share of Buyer Common Stock on the Nasdaq/National Market System on the Closing Date by (ii) the fraction of a share of Buyer Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.4.

            (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be paid to Buyer. Any shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Buyer for payment of the cash, shares of Buyer Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Buyer Common Stock deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. None of Buyer, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash and/or shares of Buyer Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      References herein to the "Company Disclosure Schedule" shall mean all of the disclosure schedules, dated as of the date of the Existing Merger Agreement and referenced to the specific sections and subsections of the Existing Merger Agreement and this Agreement, which were delivered on the date of the Existing Merger Agreement by the Company to Buyer. Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Buyer as follows:

      3.1 CORPORATE ORGANIZATION.

            (a) The Company is a state-chartered commercial banking corporation duly organized and validly existing under the laws of the State of New Jersey.

The deposit accounts of the Company are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company does not have, and has never had, any Subsidiaries. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company. On or before the date of the Existing Merger Agreement, the Company delivered to Buyer's counsel true and complete copies of the Certificate of Incorporation and By-laws of the Company. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Buyer or the Company, as the case may be, a material adverse effect on (i) the business, assets, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (A) any change, effect, event or occurrence relating to the United States economy or financial or securities markets in general, (B) any change, effect, event or occurrence relating to the financial services industry to the extent not affecting the Buyer or the Company, as the case may be, to a materially greater extent than it affects other persons in industries in which such person competes, (C) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (D) any change in generally accepted accounting principles ("GAAP") or regulatory accounting principles applicable to commercial banks or their holding companies generally or (E) any action or omission of the Company or Buyer or any Subsidiary of either of them taken with the prior written consent of Buyer (in the case of acts or omissions of the Company) or the Company (in the case of acts or omissions of Buyer and its Subsidiaries) or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby.

            (b) The minute books of the Company contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1999 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

            (c) Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, the Company does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity except for shares held by the Company in a fiduciary or custodial capacity in the normal course of its business (which, except as disclosed in Section 3.1(c) of the Company Disclosure Schedule, do not in the aggregate constitute more than 5% of the voting shares or interests in any such corporation, company, association, partnership, joint ventures or other entity) and except that which the Company holds pursuant to satisfaction of obligations due to the Company and which are disclosed in Section 3.1(c) of the Company Disclosure Schedule. The Company owns no real estate, except real estate used for its banking premises or acquired pursuant to satisfaction of obligations due to the Company. All such real estate is listed on Section 3.1(c) of the Company Disclosure Schedule.

      3.2 CAPITALIZATION.

            (a) The authorized capital stock of the Company consists of Five Million (5,000,000) shares of Company Common Stock and no shares of preferred stock. As of the date of the Existing Merger Agreement, there were 2,078,727 shares of Company Common Stock outstanding, and no shares of Company Common Stock held by the Company as treasury stock. As of the date of the Existing Merger Agreement, there were (i) no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for 179,639 shares of Company Common Stock reserved for issuance pursuant to the Company Stock Option Plans and described in Section 3.2(a) of the Company Disclosure Schedule. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in
Section 3.2(a) of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company. The names of the optionees, the date of each option to purchase Company Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Company Stock Option Plans are set forth in Section 3.2(a) of the Company Disclosure Schedule.

            (b) As of the date of the Existing Merger Agreement, the parties to the Shareholders' Agreement owned of record or beneficially a total of 574,335 shares of Company Common Stock.

            (c) Section 3.2(c) of the Company Disclosure Schedule sets forth the number of shares of Company Common Stock beneficially owned (computed in accordance with Rule 13d-3 of the Securities and Exchange Commission) by each of the members of the Board of Directors of the Company and by each executive officer of the Company.

      3.3 AUTHORITY; NO VIOLATION.

            (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to (x) the parties' obtaining (i) all bank regulatory approvals required to effectuate the Merger and (ii) the other approvals listed in Section 3.4 and (y) the approval of the Company's shareholders as contemplated herein, to consummate the transactions contemplated hereby. To the Company's knowledge, each party to the Shareholders' Agreement (other than Buyer) has full power and authority to execute and deliver the

Shareholders' Agreement and to perform such party's obligations thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's shareholders for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of the Company's shareholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer and Buyer Subsidiary Bank) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained and except as set forth in
Section 3.3(b) of the Company Disclosure Schedule, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, or any of their respective properties or assets, or
(y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (x) and (y) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Company.

      3.4 CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the FDIC and Federal Reserve Board and approval of such applications and notices, (b) the filing of applications and notices, as applicable, with the Commissioner of Banking of the State of New Jersey (the "Commissioner") and approval of such applications and notices, (c) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of the Company's shareholders (and, if determined by the Buyer to be necessary, the meeting of the Buyer's shareholders) to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement") and the filing and declaration of effectiveness of the registration statement on Form S-4 (the "S-4") in which the Proxy Statement will be included as a prospectus, (d) the approval of this
Agreement by the requisite vote of the shareholders of the Company, (e) the filing of the OCC Notice, (f) approval of the listing of the Buyer Common Stock to be issued in the Merger on the Nasdaq/NMS, (g) such filings as shall be required to be made with any applicable state securities bureaus or commissions,
(h) such consents, authorizations, approvals or exemptions under the Environmental Laws (as defined in Section 3.17) and notices and filings with the Internal Revenue Service (the "IRS") or the Pension Benefit Guaranty Corporation (the "PBGC") with respect to employee benefit plans as are described in Section
3.4 of the Company Disclosure Schedule and (i) such other filings, authorizations or approvals as may be set forth in Section 3.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by the Company of this Agreement or (2) the consummation by the Company of the Merger and the other transactions contemplated hereby.

      3.5 REPORTS. The Company has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1999 with (i) the Commissioner, (ii) the FDIC and (iii) any other Governmental Entity that regulates the Company (collectively with the Commissioner and the FDIC, the "Company Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by the Company Regulatory Agencies in the regular course of the business of the Company, and except as set forth in Section 3.5 of the Company Disclosure Schedule, no Company Regulatory Agency has initiated any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company since December 31, 1999. There is no unresolved violation, criticism, or exception by any Company Regulatory Agency with respect to any report or statement relating to any examinations of the Company.

      3.6 FINANCIAL STATEMENTS.

            (a) On or before to the date of the Existing Merger Agreement, the Company made available to Buyer copies of (a) the statements of financial condition of the Company as of December 31, 2002 and 2003, and the related statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 2001, 2002 and 2003, in each case accompanied by the audit report of Grant Thornton LLP, independent public accountants with respect to the Company, and the notes related thereto; and (b) the statements of financial condition of the Company as of September 30, 2003 and 2004, and the related statements of income and cash flows of the Company for the nine months ended September 30, 2003 and 2004 (the financial statements referenced in clauses (a) and (b), the "Company Financial Statements"). Grant Thornton LLP is independent with respect to the Company to the extent required by Regulation S-X of the SEC. The statements of financial condition of the Company (including the related notes, where applicable) included within the Company Financial Statements fairly present, and the statements of financial condition of the Company (including the related notes, where applicable) to be filed with the SEC pursuant to this Agreement will fairly present, the financial position of the Company as of the dates thereof, and the statements of income, changes in shareholders' equity and cash flows (including the related notes, where applicable) included within the Company Financial Statements fairly present, and the statements of income, changes in shareholders' equity and cash flows of the Company (including the related notes, where applicable) to be filed with the SEC pursuant to this Agreement will fairly present, the results of the operations and financial position of the Company for the respective fiscal periods therein set forth; each of the Company Financial Statements (including the related notes, where applicable) complies, and each of such financial statements (including the related notes, where applicable) to be filed with the SEC pursuant to this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, including without limitation Regulation S-X; and each of the Company Financial Statements (including the related notes, where applicable) has been, and each of such financial statements (including the related notes, where applicable) to be filed with the SEC pursuant to this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, as permitted by the SEC with respect to financial statements included on Form 10-Q. The books and records of the Company have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

            (b) Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements (including the notes thereto), as of December 31, 2003 the Company did not have any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition of the Company which were required to be so disclosed under GAAP. Since December 31, 2003, the Company has not incurred any liabilities except in the ordinary course of business consistent with past practice, except as specifically contemplated by this Agreement.

            (c) Since December 31, 2003, there have been no significant changes in the internal controls utilized by the Company with respect to their financial records (the "Internal Controls") or in other factors that could significantly affect the Internal Controls, including any corrective actions with regard to significant deficiencies and material weaknesses. There are no significant deficiencies in the design or operation of the Internal Controls which could adversely affect the ability of the Company to record, process, summarize and report financial data and there are no material weaknesses in the Internal Controls. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in preparing the Company's financial statements.

      3.7 BROKER'S AND OTHER FEES. Neither the Company nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that the Company has engaged, and will pay a fee or commission to, Keefe Ventures, LLC and The Kafafian Group (the "Firms") in accordance with the terms of letter agreements between the Firms and the Company, true and correct copies of which has been previously made available by the Company to Buyer. Other than fees payable to its attorneys and accountants (the names and terms of retention of which are set forth in Section 3.7 of the Company Disclosure Schedule) and the fees payable to the Firms (as set forth in the above-mentioned letter agreements), there are no fees payable by the Company to its financial advisors, attorneys or accountants, in connection with this Agreement or the transactions contemplated hereby or which would be triggered by consummation of the Merger or the termination of the services of such advisors, attorneys or accountants by the Company.

      3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS.

            (a) Except as set forth in Section 3.8(a) of the Company Disclosure Schedule, since December 31, 2003, the Company has carried on its business in the ordinary course consistent with past practices.

            (b) Except as set forth in Section 3.8(b) of the Company Disclosure Schedule, since December 31, 2003, the Company has not (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any current or former executive officer, employee, or director from the amount thereof in effect as of December 31, 2003 (which amounts have been previously disclosed to Buyer), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in the ordinary course of business consistent with past practices following the date of the Existing Merger Agreement), (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (iv) had any union organizing activities or (v) entered into, or amended, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former executive officer, employee, or director.

            (c) Except as set forth in Section 3.8(c) of the Company Disclosure Schedule or as expressly contemplated by this Agreement, the Company did not take or permit any of the actions set forth in Section 5.1 between December 31, 2003 and the date of the Existing Merger Agreement and, during that period, the Company conducted its business only in the ordinary course, consistent with past practice.

            (d) Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in
Section 3.8(d) of the Company Disclosure Schedule, since December 31, 2003, there has not been:

                  (i) any act, omission or other event which has had a Material Adverse Effect on the Company, including, but not limited to, any Material Adverse Effect arising from or relating to fraudulent or unauthorized activity,

                  (ii) any issuance of Company Stock Options or restricted shares of Company Common Stock (in any event, identifying in Section 3.8(d) of the Company Disclosure Schedule the issue date, exercise price and vesting schedule, as applicable, for issuances since December 31, 2003),

                  (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock,

                  (iv) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Stock Options awarded prior to the date of the Existing Merger Agreement in accordance with their present terms,

                  (v) (A) any granting by the Company to any current or former director, executive officer or other employee of any increase in compensation, bonus or other benefits, except for increases to then current employees who are not directors or executive officers that were made in the ordinary course of business consistent with past practice, (B) any granting by the Company to any such current or former director, executive officer or employee of any increase in severance or termination pay, or (C) any entry by the Company into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or any employee,

                  (vi) except insofar as may have been required by a change in GAAP or regulatory accounting principles, any change in accounting methods, principles or practices by the Company affecting its assets, liabilities or business, including, without limitation, any reserving, renewal or residual method, or estimate of practice or policy,

                  (vii) any Tax election or change in any Tax election, amendment to any Tax Return (as defined in Section 3.10(e)), closing agreement with respect to Taxes, or settlement or compromise of any income Tax liability by the Company,

                  (viii)  any  material   change  in   investment   policies  or
practices, or

                  (ix) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

      3.9 LEGAL PROCEEDINGS.

            (a) Except as set forth in Section 3.9(a) of the Company Disclosure Schedule, the Company is not a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any material nature against the Company or challenging the validity or propriety of the transactions contemplated by this Agreement.

            (b) Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company or the assets of the Company, other than any such injunction, order, judgment, decree, or regulatory restriction which would not have a Material Adverse Effect upon the Company.

      3.10 TAXES.

            (a) Except where a failure to file Tax Returns, a failure of any such Tax Return to be complete and accurate in any respect or the failure to pay any Tax, individually or in the aggregate, would not have a Material Adverse Effect on the Company, (i) the Company has duly filed all Tax Returns required to be filed by it; (ii) all such filed Tax Returns are complete and accurate in all respects, and (iii) the Company has duly and timely paid all Taxes (as defined below) that are required to be paid by it, except with respect to matters contested in good faith in appropriate proceedings and disclosed to Buyer in writing. The Company has established as of September 30, 2004, on its books and records reserves in accordance with GAAP consistently applied that are adequate in the opinion of management of the Company for the payment of all federal, state and local Taxes not yet due and payable, but are incurred in respect of the Company through such date. The Company has not waived any statute of limitations with respect to any material Taxes or, to the extent related to such Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, in each case to the extent such waiver or agreement is currently in effect. Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, the federal, state, local income, franchise, sales and use Tax Returns of the Company have been examined by the IRS or the appropriate state, local or foreign Tax authority (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There is no action, suit, investigation, audit, claim or assessment pending or proposed or, to the knowledge of the Company, threatened, with respect to Taxes of the Company. To the knowledge of the Company, no claim has ever been made by a Tax authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction. The Company does not have any material liability for any Taxes of any person or entity, other than the Company, under Treasury Regulation Section 1.1502-6 or any comparable provision of state, local, or foreign law, as a transferee or successor, by contract or otherwise. The Company has made available to Buyer true and correct copies of the United States federal, state, local and foreign income Tax Returns filed by the Company for taxable years ended after December 31, 1999 and before the date of the Existing Merger Agreement.

            (b) Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, the Company (i) has not requested any extension of time within which to file any Tax Return which Tax Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of Taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by the Company (nor does the Company have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or has any application pending with the IRS or any other Tax authority requesting permission for any change in accounting method, (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply, (v) has not issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(f)(1) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form, (vi) is not, or has not been during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (vii) is not or has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing consolidated United States federal income Tax Returns (other than such a group the common parent of which is or was the Company), and (viii) has not been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied.

            (c) Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of the Company is entitled to now, or will or may be entitled to as a consequence of this Agreement or the Merger or otherwise, to any payment or benefit from the Company or from Buyer or any of its Subsidiaries which if paid or provided would constitute an "excess parachute payment", as defined in
Section 280G of the Code or regulations promulgated thereunder.

            (d) The Company (i) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from the wages or salaries of employees and independent contractors,
(ii) has paid over to the proper governmental authorities all amounts required to be so withheld and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

            (e) For the purposes of this Agreement, (i) the term "Taxes" shall include any of the following imposed by or payable to any Governmental Entity: any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar Tax), unemployment, disability, real property, personal property, sales, use, transfer, registration, or value added Tax, any alternative or add-on minimum Tax, any estimated Tax, and any levy, impost, duty, assessment or withholding, in each case including any interest, penalty, or addition thereto, whether or not disputed; and (ii) the term "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, to be filed (whether on a mandatory or elective basis) with any Governmental Entity responsible for the collection or imposition of Taxes.

      3.11 EMPLOYEE BENEFITS.

            (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate (as defined herein) maintains or contributes to any "employee pension benefit plan", within the meaning of section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("the Company Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(l) of ERISA (the "Company Welfare Plans"), stock option plan, stock purchase plan, stock appreciation right plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement, whether formal or informal, written or unwritten, (the plans, programs and arrangements identified in Section 3.11(a) of the Company Disclosure Schedule being collectively referred to as the "Company Benefit Plans"). The Company has never had an obligation to contribute to any "multiemployer plan", within the meaning of sections 3(37) and 4001(a)(3) of ERISA. As used herein, "ERISA Affiliate" means any entity required to be aggregated with the Company under Section 414(b), (c), (m) or (o) of the Code or
Section 4001 of ERISA.

            (b) On or before the date of the Existing Merger Agreement, the Company delivered to Buyer a complete and accurate copy of each of the following with respect to each of the Company Pension Plans and the Company Welfare Plans:
(i) plan document, summary plan description, and summary of material modifications (or, if not available or unwritten, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) three most recent actuarial reports, if any; and (v) three most recent annual reports on Form 5500, including any schedules and attachments thereto.

            (c) At December 31, 2003, the fair value of plan assets of the Company Pension Plans subject to Title IV of ERISA exceeds the then projected benefit obligation of each of the Company Pension Plans based upon the actuarial assumptions used for purposes of the preparation of the Company Financial Statements for the year ended December 31, 2003.

            (d) During the last five years, the PBGC has not asserted any claim for liability against the Company which has not been paid in full.

            (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Company Pension Plan have been paid. All contributions required to be made to each Company Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of the Company which have not been paid have been properly recorded on the books of the Company.

            (f) Except as disclosed in Section 3.11(f) of the Company Disclosure Schedule, each of the Company Pension Plans, the Company Welfare Plans and each other plan and arrangement identified in Section 3.11(a) of the Company Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in Section 3.11(f) of the Company Disclosure Schedule, the IRS has issued a favorable determination letter with respect to each of the Company Pension Plans and, except as disclosed in Section 3.11(f) of the Company Disclosure Schedule, no fact or circumstance exists which could disqualify any such plan that could not be retroactively corrected (in accordance with the procedures of the IRS). No event has occurred and no condition exists that could subject the Company or the fund of any Company Benefit Plan to an excise Tax or penalty, whether by indemnity or otherwise.

            (g) Except as disclosed in Section 3.11(g) of the Company Disclosure Schedule, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or 406 of ERISA, has occurred with respect to any of the Company Welfare Plans or the Company Pension Plans.

            (h) None of the Company Pension Plans or any trust created thereunder has been terminated, nor have there been any "reportable events" within the meaning of Section 4043(b) of ERISA, with respect to any of the Company Pension Plans.

            (i) No  "accumulated  funding  deficiency",  within  the  meaning of
Section 412 of the Code and Section 302 of ERISA, has been incurred with respect to any of the Company Pension Plans.

            (j) Except as disclosed in Section 3.11(j) of the Company Disclosure Schedule, there are no pending, or, to the best knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any, of the Company Pension Plans or the Company Welfare Plans, any trusts related thereto or any other plan or arrangement identified in any subsection of Section 3.11 of the Company Disclosure Schedule. No assets of the Company are subject to any lien under Section 412 of the Code.

            (k) Except as disclosed in Section 3.11(k) of the Company Disclosure Schedule, no Company Pension Plan or Company Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Company Pension Plan.

            (l) There are no unfunded benefits obligations which are not accounted for by reserves shown in the Company Financial Statements and established under GAAP, or otherwise noted on the Company Financial Statements. All contributions required to have been made or remitted and all expenses required to have been paid by the Company with respect to any Company Benefit Plan or under ERISA or the Code have been paid within the time prescribed by such Plan, ERISA or the Code. All contributions with respect to each Company Benefit Plan have been currently deductible under the Code when made.

            (m) With respect to each Company Pension Plan and Company Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

            (n) Neither the Company nor any ERISA Affiliates has announced to employees, former employees or directors an intention to create, or has otherwise created, a legally binding commitment to adopt any additional Company Benefit Plans which are intended to cover employees or former employees of the Company or any ERISA Affiliates or to amend or modify any existing Company Benefit Plan which covers or has covered employees or former employees of the Company or any ERISA Affiliate.

            (o) No Company Pension Plan subject to Title IV of the Code has been terminated, and no filing of or notice of intent to terminate or initiation by the PBGC to terminate has occurred. In addition, there has not been, nor is there likely to be, a partial termination of a Company Pension Plan within the meaning of Section 411(d)(3) of the Code.

            (p) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company, or any ERISA Affiliate could be subject to any liability (other than a liability to pay benefits thereunder) under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law, whether by way of indemnity or otherwise.

      3.12 COMPANY INFORMATION.

            (a) The information relating to the Company to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of the Company (and, if applicable, the date on which the Proxy Statement is mailed to shareholders of the Company), and up to and including the date of the meeting of shareholders of the Company to which such Proxy Statement relates (and, if applicable, the date of the meeting of shareholders of the Buyer to which such Proxy Statement may relate), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Buyer or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder.

            (b) The information relating to the Company to be contained in the Company's applications to the FDIC and the Commissioner will be accurate in all material respects.

      3.13 COMPLIANCE WITH APPLICABLE LAW.

            (a) GENERAL.  Except as set forth in Section  3.13(a) of the Company
Disclosure Schedule, the Company holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each such item, and the Company has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to the Company (other than where such defaults or non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on the Company) and except as disclosed in Section 3.13(a) of the Company Disclosure Schedule, the Company has not received notice of violation of, and does not know of any such violations of, any of the above other than where such violations will not, alone or in the aggregate, have a Material Adverse Effect on the Company.

            (b) CRA. Without limiting the foregoing, the Company has complied in all material respects with the Community Reinvestment Act ("CRA") and the Company has no reason to believe that any person or group would object successfully to the consummation of the Merger due to the CRA performance of or rating of the Company. Except as listed in Section 3.13(b) of the Company Disclosure Schedule, no person or group has materially and adversely commented in writing to the Company in a manner requiring recording in a file of CRA communications upon the CRA performance of the Company.

      3.14 CERTAIN CONTRACTS.

            (a) Except as disclosed in Section 3.14(a) of the Company Disclosure Schedule (i) the Company is not a party to or bound by any contract or understanding  (whether  written or oral)  with  respect  to the  employment  or termination of any present or former officers, employees, directors or consultants. The Company has delivered to Buyer true and correct copies of all employment agreements and termination agreements with officers, employees, directors, or consultants to which the Company is a party or is bound.

            (b) Except as disclosed in Section 3.14(b) of the Company Disclosure Schedule, (i) as of the date of the Existing Merger Agreement, the Company was not a party to or bound by any commitment, agreement or other instrument which is material to the results of operations or financial condition of the Company,
(ii) no commitment, agreement or other instrument to which the Company is a party or by which it is bound limits the freedom of the Company to compete in any line of business or with any person, and (iii) the Company is not a party to any collective bargaining agreement. For purposes of subparagraph (i) above, any contract with a remaining term of greater than one (1) year or involving the payment of more than $10,000 (other than contracts governing banking transactions in the ordinary course of business consistent with past practice) shall be deemed material.

            (c) Except as disclosed in Section 3.14(c) of the Company Disclosure Schedule, neither the Company, nor to the best knowledge of the Company, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which the Company will be the creditor) or arrangement to which the Company is a party, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Company.

            (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, neither the entering into of this Agreement nor the consummation of the transactions contemplated hereunder will cause the Company or Buyer to become obligated to make any payment of any kind to any party, including but not limited to, any termination fee, breakup fee or reimbursement fee, pursuant to any agreement or understanding between the Company and such party, other than the payments contemplated by this Agreement.

            (e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, the Company is not a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors or independent contractors, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Buyer, the Company, the Surviving Corporation or any of their respective Subsidiaries to any director or consultant thereof.

            (f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, the Company is not a party to or bound by any contract (whether written or oral) which (i) is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 30 days or less notice involving the payment of more than $25,000 per annum, or (v) which materially restricts the conduct of any line of business by the Company.

            (g) Section 3.14(g) of the Company Disclosure Schedule contains a schedule showing the good faith estimated present value as of September 30, 2004 of the monetary amounts payable (including any Tax indemnification payments in respect of income and/or excise taxes) and identifying the in-kind benefits due under any plan other than a Tax-qualified plan for each director of the Company and each officer of the Company with the position of vice president or higher, specifying the assumptions in such schedule.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.14, whether or not set forth in Section 3.14 of the Company Disclosure Schedule, is referred to herein as a "Company Contract". On or before the date of the Existing Merger Agreement, the Company delivered or made available to Buyer true and correct copies of each Company Contract.

      3.15 AGREEMENTS WITH REGULATORY  AGENCIES.  Except as set forth in Section
3.15 of the Company Disclosure Schedule, the Company is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.15 of the Company Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

      3.16 PROPERTIES AND INSURANCE.

            (a) The Company has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the consolidated statement of financial condition of the Company as of September 30, 2004 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business consistent with past practice, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property was used as of the date of the Existing Merger Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business consistent with prior practice and which do not detract materially from the value thereof and (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business consistent with prior practice and which do not detract materially from the value thereof. All leases pursuant to which the Company, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither the Company nor, to the knowledge of the Company, any other party thereto, is in default thereunder in any material respect. All material tangible properties of the Company are in good state of maintenance and repair, reasonable wear and tear excepted, conform in all material respects with all applicable ordinances, regulations and zoning laws and are considered by the Company to be adequate for the current business of the Company.

            (b) Section 3.16(b) of the Company Disclosure Schedule lists all policies of insurance covering business operations and all insurable properties and assets of the Company showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date of the Existing Merger Agreement and except as disclosed in Section 3.16 of the Company Disclosure Schedule, the

Company had not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or notice of default under any such policy or bond, no coverage thereunder was being disputed and all material claims thereunder had been filed in a timely fashion. Section 3.16(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all primary and excess insurance coverage held by the Company currently or at any time during the past three years. Copies of all insurance policies reflected on such list have been made available to Buyer prior to the date of the Existing Merger Agreement and will be furnished to Buyer promptly after a written request therefor.

            (c) Section 3.16(c) of the Company Disclosure Schedule separately identities (i) all real estate leased by the Company and (ii) all real estate owned by the Company. On or before the date of the Existing Merger Agreement, the Company furnished to Buyer copies of all leases pursuant to which such real estate is leased by the Company and copies of all deeds, affidavits of title, surveys and title policies relating to any real estate owned by the Company. The Company does not lease any real estate to any third-party.

            (d) Section 3.16(d) of the Company Disclosure Schedule sets forth an accurate and complete description of any key man life insurance owned by the Company on the lives of any of the Company's executives or directors.

      3.17 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.17 of the Company Disclosure Schedule:

            (a) The Company, each of the Participation Facilities (as hereinafter defined) and, to the knowledge of the Company, the Loan Properties (as hereinafter defined), are in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined), including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws").

            (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company, any Participation Facility or any Loan Property;

            (c) To the knowledge of the Company, during the period of (x) the Company's ownership or operation of any of their respective current or former properties, (y) the Company's participation in the management of any Participation Facility, or (z) the Company's interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of the Company, prior to the period of (x) the Company's ownership or operation of any of their respective current or former properties, (y) the Company's participation in the management of any Participation Facility, or (z) the Company's interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property.

            (d) The following definitions apply for purposes of this Section 3.17: (w) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials,
(x) "Loan Property" means any property in which the Company holds a security interest, and, where required by the context, said term means the owner or operator of such property; (y) "Participation Facility" means any facility in which the Company participates in the management and, where required by the context, said term means the owner or operator of such property; and (z) "Environmental Laws" means all federal, state and local laws governing environmental matters, including, but not limited to, the Comprehensive
Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq., ("CERCLA"), the Hazardous Material Transportation Act, 49 U.S.C. ss.1801 et seq., the Solid Waste Disposal Act including the Resource Conservation and Recovery Act, of 1976, 42 U.S.C. ss.6901 et seq. ("RCRA"), Clean Water Act, 33 U.S. C. ss.1251 et seq., the Clean Air Act, 42 U.S.C. ss.7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.136 et seq., the Emergency Planning and Right-To-Know Act of 1986, 42 U.S.C. ss.11001 et seq., the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10A-23.11, et seq. ("Spill Act"); the New Jersey Water Pollution Control Act, N.J.S.A. 58: 10A-1 et seq.; the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1, et seq. as in effect and amended, and all other applicable federal, state, municipal, county and local laws and ordinances, and the rules and regulations promulgated thereunder, and any applicable provisions of common law and civil law providing for any remedy or right of recovery or right of injunctive relief with respect to Environmental Matters, as these laws, ordinances, rules and regulations were in the past or are in effect; and (z) "Environmental Matters" means all matters, conditions, liabilities, obligations, damages, losses, claims, requirements, prohibitions, and restrictions arising out of or relating to the environment, safety, or sanitation, or the production, storage, handling, use, emission, release, discharge, dispersal, or disposal of any substance, product or waste which is hazardous or toxic or which is regulated by any Environmental Law whatsoever..

      3.18 OPINION. Prior to the execution of the Existing Merger Agreement, the Company received an opinion from The Kafafian Group to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair to the shareholders of the Company from a financial point of view. A copy of such opinion has been provided to Buyer.

      3.19 INDEMNIFICATION. Except as provided in the Company Contracts or the Certificate of Incorporation or By-laws of the Company, the Company is not a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of the Company (a "Covered Person"), and, to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under the Certificate of Incorporation or By-laws of the Company, applicable law or regulation or any indemnification agreement.

      3.20 LOAN PORTFOLIO.

            (a) With respect to each loan owned by the Company in whole or in part (each, a "Loan"), to the best knowledge of the Company:

                  (i) the  note  and the  related  security  documents  are each
legal,  valid  and  binding   obligations  of  the  maker  or  obligor  thereof,
enforceable against such maker or obligor in accordance with their terms;

                  (ii) neither the Company nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                  (iii) the Company is the sole holder of legal and beneficial title to each Loan (or the Company's applicable participation interest, as applicable), except as otherwise referenced on the books and records of the Company;

                  (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                  (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan, except as otherwise referenced on the books and records of the Company;

                  (vi)  there  is  no  pending  or   threatened   litigation  or
proceeding relating to the property which serves as security for a Loan; and

                  (vii)  with   respect  to  a  Loan  held  in  the  form  of  a
participation, the participation documentation is legal, valid, binding and enforceable.

            (b) Except as set forth in Section 3.20 of the Company Disclosure Schedule, the Company is not a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), under the terms of which the obligor was, as of December 31, 2003, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loans with any director, executive officer or five percent or greater shareholder of the Company, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 3.20 of the Company Disclosure Schedule sets forth (i) all of the Loans of the Company that as of the date of the Company's most recent bank examination, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company that as of September 30, 2004 were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of the Company that as of September 30, 2004, was classified as "Other Real Estate Owned" and the book value thereof.

            (c) As of December 31, 2003, the allowance for loan losses in the Company Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute such allowance complies in all material respects with GAAP (consistently applied) and all applicable policies of the Company Regulatory Agencies. As of December 31, 2003, the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) in the Company Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) complies in all material respects with GAAP (consistently applied) and all applicable policies of the Company Regulatory Agencies.

      3.21 REORGANIZATION. The Company has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

      3.22 RELATED PARTY TRANSACTIONS. Except as set forth in Section 3.22 of the Company Disclosure Schedule, since January 1, 2003, the Company has not engaged in any transaction with an officer, director or shareholder of the Company of the type which would be required to be disclosed pursuant to Item 404 of Rule S-K of the Securities and Exchange Commission if the Company were subject to such Item.

      3.23 INVESTMENT SECURITIES; BORROWINGS; DEPOSITS.

            (a)  Except  for  investments  in  Federal  Home Loan Bank Stock and pledges to secure Federal Home Loan Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of
business   consistent  with  past  practice  and  restrictions  that  exist  for securities to be classified as "held to maturity," none of the investment securities held by the Company is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

            (b) The Company is not a party to or has agreed to enter into an exchange-traded or over the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the face of the Company Financial Statements and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with past practice, consistent with regulatory requirements and listed (as of the date of the Existing Merger Agreement) in Section 3.23(b) of the Company Disclosure Schedule.

            (c) Set forth in Section 3.23(c) of the Company Disclosure Schedule is a true and correct list of the borrowed funds (excluding deposit accounts) of the Company as of September 30, 2004.

            (d) Except as set forth in Section 3.23(d) of the Company Disclosure Schedule, none of the deposits of the Company is a "brokered" deposit.

      3.24 DISCLOSURE. No representation or warranty contained in Article III of this Agreement or in the Company Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in Article III not misleading.

      3.25 EMPLOYEES; EMPLOYMENT MATTERS.

            (a) Section 3.25(a) of the Company Disclosure Schedule lists the names and titles of, and current annual compensation and most recent annual bonus for, each current employee of the Company, together with a description of any agreements concerning such employees and the individual's employee status (e.g., full-time, part-time, temporary, active, leave of absence, hourly, salaried).

            (b) There are no personnel policies applicable to the employees of the Company, other than employee manuals, true and complete copies of which have previously been provided to Buyer.

            (c) Section 3.25(c) of the Company Disclosure Schedule lists all outstanding options to acquire Company Common Stock, showing for each such option: (i) the name of the optionee, (ii) the number of shares issuable, (iii) the number of vested shares, (iv) the date of expiration, (v) the exercise price, and (vi) whether or not such option is intended to be an "incentive stock option" under Section 422 of the Code. The Company has delivered to Buyer true and complete copies of each agreement evidencing the grant of each such option.

            (d) Section 3.25(d) of the Company Disclosure Schedule lists all shares of Company Common Stock issued pursuant to any restricted stock agreement (written or unwritten) including (i) the date such shares were sold or awarded,
(ii) the purchase  price per share,  if any,  (iii) the number of shares issued,
(iv) the number of such shares which, as of the date of the Existing Merger Agreement, have vested, and (v) the vesting schedule for such shares which, as of the date of the Existing Merger Agreement, have not vested. On or before the date of the Existing Merger Agreement, the Company delivered to Buyer true and complete copies of each such restricted stock agreement.

            (e) Except as set forth in Section 3.25(e) of the Company Disclosure Schedule, with respect to current and former employees and service providers of the Company (each an "Employee"):

                  (i) The Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any laws respecting minimum wage and overtime payments, employment discrimination, workers' compensation, family and medical leave, immigration, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

                  (ii) there is no basis for any claim by any Employee that such Employee was subject to a wrongful discharge or any employment discrimination by the Company, or their respective management, arising out of or relating to such Employee's race, sex, age, religion, national origin, ethnicity, handicap or any other protected characteristic under applicable laws;

                  (ii) there is not now, nor within the past six years has there been, any actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to the Company;

                  (iii) the Employees of the Company are not and have never been represented by any labor union, no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company, and to the Company's knowledge, no union organization campaign is in progress with respect to any of the Employees, and no question concerning representation exists respecting such Employees;

                  (iv) the Company has not entered into any agreement, arrangement or understanding restricting its ability to terminate the employment of any or all of its Employees at any time, for any lawful or no reason, without penalty or liability;

                  (v) each person classified by the Company as an independent contractor satisfies and has satisfied the requirements of any applicable law to be so classified, and the Company has fully and accurately reported such independent contractors' compensation on IRS Forms 1099 when required to do so;

                  (vi) the Company does not have any liability for any payment with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice); and

                  (vii)  there  are  no  pending,   threatened   or   reasonably
anticipated   claims  or  actions   against  the  Company   under  any  worker's
compensation policy or long-term disability policy.

            (f) No "mass layoff," "plant closing" or similar event as defined by the Worker Adjustment and Retraining Notification Act with respect to the Company has occurred.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to the Company as follows:

      4.1 CORPORATE ORGANIZATION.

            (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Buyer. Buyer is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Buyer has delivered to the Company's counsel true and complete copies of the Certificate of Incorporation and By-laws of Buyer.

            (b) Buyer Subsidiary Bank is a national bank duly organized and validly existing under the laws of the United States. The deposit accounts of Buyer Subsidiary Bank (except for deposits acquired in connection with the acquisition of Lehigh Savings Bank) are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of Buyer's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Buyer's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Buyer.

      4.2 CAPITALIZATION.

            (a) The authorized capital stock of Buyer consists of Twenty Million (20,000,000) shares of Buyer Common Stock and Five Million (5,000,000) shares of preferred stock, no par value (the "Buyer Preferred Stock"). As of November 30, 2004, there were 9,920,322 shares of Buyer Common Stock outstanding, 1,099,055 shares of Buyer Common Stock held by Buyer as treasury stock, no shares of Buyer Preferred Stock outstanding and no shares of Buyer Preferred Stock held by Buyer as treasury stock. As of the date of the Existing Merger Agreement, there were no shares of Buyer Common Stock or Buyer Preferred Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for (x) 772,180 shares of Buyer Common Stock reserved for issuance pursuant to Buyer's stock incentive plans (the "Buyer Option Plans"), copies of which were delivered to the Company on or before the date of the Existing Merger Agreement, and (y) 567,212 shares of Buyer Common Stock reserved for issuance pursuant to Buyer's dividend reinvestment and stock purchase plan, a copy of which has been delivered to the Company (the "DRP Plan"). All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for shares of capital stock issuable pursuant to the Buyer Option Plans and the DRP Plan, as of the date of the Existing Merger Agreement Buyer did not have and was not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Buyer Common Stock or Buyer Preferred Stock or any other equity security of Buyer or any securities representing the right to purchase or otherwise receive any shares of Buyer Common Stock or any other equity security of Buyer. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

            (b) Buyer owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of its corporate Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of the Existing Merger Agreement, no Subsidiary of Buyer had or was bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that was not a direct or indirect Subsidiary of Buyer calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

      4.3 AUTHORITY; NO VIOLATION.

            (a) Buyer has full corporate power and authority to execute and deliver this Agreement and, subject to the parties' obtaining (i) all bank regulatory approvals required to effectuate the Merger, (ii) the possible requirement that the shareholders of Buyer approve the issuance of shares of Buyer Common Stock hereunder and (ii) the other approvals listed in Section 4.4, to consummate the transactions contemplated hereby. Buyer Subsidiary Bank has full corporate power and authority to execute and deliver this Agreement and, subject to the parties' obtaining (i) all bank regulatory approvals required to effectuate the Merger and (ii) the other approvals listed in Section 4.4, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer Subsidiary Bank. Subject to the possible requirement that the shareholders of Buyer approve the issuance of shares of Buyer Common Stock hereunder, no other corporate proceedings on the part of Buyer or Buyer Subsidiary Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and Buyer Subsidiary Bank and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Buyer and Buyer Subsidiary Bank, enforceable against Buyer and Buyer Subsidiary Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (b) Neither the execution and delivery of this Agreement by Buyer or Buyer Subsidiary Bank, nor the consummation by Buyer or Buyer Subsidiary Bank of the transactions contemplated hereby, nor compliance by Buyer or Buyer Subsidiary Bank with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Buyer or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (x) and (y) above, such as individually or in the aggregate will not have a Material Adverse Effect on Buyer.

      4.4 CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the OCC and Federal Reserve Board and approval of such applications and notices, (b) the filing of applications and notices, as applicable, with the Commissioner and approval of such applications and notices,
(c) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the S-4, (d) the approval of this Agreement by the requisite vote of the shareholders of the Company, (e) the filing of the OCC Notice with the OCC, (f) approval of the listing of the Buyer Common Stock to be issued in the Merger on the Nasdaq/NMS, (g) such filings as shall be required to be made with any applicable state securities bureaus or commissions, (h) such consents, authorizations, approvals or exemptions as may be required under the Environmental Laws and (i) the possible requirement that the shareholders of Buyer approve the issuance of shares of Buyer Common Stock hereunder, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Buyer and Buyer Subsidiary Bank of this Agreement and
(2) the consummation by Buyer Subsidiary Bank of the Merger and the other transactions contemplated hereby.

      4.5 REPORTS. Buyer and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1999 with (i) the Federal Reserve Board B, (ii) the OCC, (iii) the FDIC and (iv) any other Governmental Entity that regulates Buyer or any of its Subsidiaries (collectively with the FRB, the OCC and the FDIC, the "Buyer's Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by the Buyer's Regulatory Agencies in the regular course of the business of Buyer and its Subsidiaries, no Buyer's Regulatory Agency has initiated any proceeding or, to the knowledge of Buyer, investigation into the business or operations of Buyer or any of its Subsidiaries since December 31, 1999 the effect of which is reasonably likely to have a Material Adverse Effect on Buyer. There is no unresolved violation, criticism, or exception by any Buyer's Regulatory Agency with respect to any report or statement relating to any examinations of Buyer or any of its Subsidiaries the effect of which is reasonably likely to have a Material Adverse Effect on Buyer.

      4.6 FINANCIAL STATEMENTS. Buyer has previously made available to the Company copies of the consolidated statements of financial condition of Buyer and its Subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 2001, 2002 and 2003, in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Buyer, and the notes related thereto; and (b) the consolidated statements of financial condition of Buyer and its Subsidiaries as of September 30, 2003 and 2004, and the related consolidated statements of income and cash flows of Buyer for the nine months ended September 30, 2003 and 2004 (the financial statements referenced in clauses (a) and (b), the "Buyer Financial Statements"). KPMG LLP is independent with respect to Buyer and its Subsidiaries to the extent required by Regulation S-X of the SEC. The consolidated statements of financial condition of Buyer (including the related notes, where applicable) included within the Buyer Financial Statements fairly present, and the consolidated statements of financial condition of Buyer (including the related notes, where applicable) to be incorporated by reference in the S-4 will fairly present, the consolidated financial position of Buyer and its Subsidiaries as of the dates thereof, and the consolidated statements of income, changes in shareholders' equity and cash flows (including the related notes, where applicable) included within the Buyer Financial Statements fairly present, and the consolidated statements of income, changes in shareholders' equity and cash flows of Buyer (including the related notes, where applicable) to be incorporated by reference in the S-4 will fairly present, the results of the consolidated operations and consolidated financial position of Buyer and its Subsidiaries for the respective fiscal periods therein set forth; each of the Buyer Financial Statements (including the related notes, where applicable) complies, and each of such consolidated financial statements (including the related notes, where applicable) to be incorporated by reference in the S-4 will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, including without limitation Regulation S-X; and each of the Buyer Financial Statements (including the related notes, where applicable) has been, and each of such consolidated financial statements (including the related notes, where applicable) to be incorporated by reference in the S-4 will be, prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, as permitted by the SEC with respect to financial statements included on Form 10-Q. The books and records of Buyer and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

      4.7 SEC REPORTS. Buyer has previously made available to the Company a true and correct copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 2002 by Buyer with the SEC pursuant to the Securities Act of 1933 (the "Securities Act") or the Exchange Act (the "Buyer Reports"), and no such registration statement, prospectus, report, schedule or proxy statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Buyer has timely filed all Buyer Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Buyer Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

      4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in any Buyer Report filed with the SEC prior to the date of the Existing Merger Agreement, since December 31, 2003, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Buyer.

      4.9 LEGAL PROCEEDINGS.

            (a) Except as disclosed in any Buyer Report filed with the SEC prior to the date of the Existing Merger Agreement, neither Buyer nor any of its Subsidiaries is a party to any, and there are no pending or, to Buyer's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any material nature against Buyer or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

            (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Buyer, any of its Subsidiaries or the assets of Buyer or any of its Subsidiaries, other than any such injunction, order, judgment, decree, or regulatory restriction which would not have a Material Adverse Effect upon Buyer.

      4.10 BUYER INFORMATION.

            (a) The information relating to Buyer and Buyer Subsidiary Bank to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of the Company, and up to and including the date of the meeting of shareholders of the Company to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

            (b) The information relating to Buyer and Buyer Subsidiary Bank to be contained in Buyer's and Buyer Subsidiary Bank's applications to the OCC and the Commissioner will be accurate in all material respects.

      4.11 COMPLIANCE WITH APPLICABLE LAW.

            (a) GENERAL. Each of Buyer and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each such item, and each of Buyer and each of its Subsidiaries has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Buyer or its Subsidiaries (other than where such defaults or non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on the Company) and Buyer and its Subsidiaries have not received notice of violation of, and do not know of any such violations of, any of the above which are or are likely to have a Material Adverse Effect on Buyer.

            (b) CRA. Without limiting the foregoing, the Buyer Subsidiary Bank has complied in all material respects with the CRA and the Buyer Subsidiary Bank has no reason to believe that any person or group would object successfully to the consummation of the Merger due to the CRA performance of or rating of the Buyer Subsidiary Bank. No person or group has materially and adversely commented in writing to the Company or its Subsidiaries in a manner requiring recording in a file of CRA communications upon the CRA performance of the Buyer Subsidiary Bank.

      4.12 AGREEMENTS WITH REGULATORY AGENCIES. Neither Buyer nor any of its Subsidiaries is subject to any Regulatory Agreement with any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Buyer or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

      4.13 REORGANIZATION. Buyer has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

      4.14 DISCLOSURE. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in Article IV not misleading.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.1 COVENANTS OF THE COMPANY. Except as expressly provided in this Agreement, during the period from the date of the Existing Merger Agreement to the Effective Time, the Company shall use commercially reasonable efforts to (i) conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company, Buyer or Buyer Subsidiary Bank to perform its covenants and agreements on a timely basis under this Agreement, and (iv) take no action which would adversely affect or delay the ability of the Company, Buyer or Buyer Subsidiary Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise specifically provided by this Agreement or consented to in writing by Buyer, the Company shall not:

            (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than such actions as shall be required to effect the Stock Dividend;

            (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in
Section 1.4(b) hereof) any shares of the capital stock of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses (ii) and (iii), for the issuance of up to a total of 179,639 shares of Company Common Stock upon the exercise of stock options granted under the Company Stock Option Plans prior to the date of the Existing Merger Agreement, any such exercise to be in accordance with the present terms of such options;

            (c) amend its Certificate of Incorporation, By-laws or other similar governing documents;

            (d) (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of, all or more than 10% of the assets or any equity securities of the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or
(ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii)(A) providing information in response to a request therefor by a person who, subsequent to the date of the Existing Merger Agreement, has made an unsolicited bona fide written Acquisition Proposal if the Company's Board of Directors receives from the person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the confidentiality agreement between Buyer and the Company, dated as of December 1, 2004 (the "December 1, 2004 Confidentiality Agreement"); or (B) engaging in any negotiations or discussions with any person who, subsequent to the date of the Existing Merger Agreement, has made an unsolicited bona fide written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (A) or (B) above, (i) the Board of Directors of the Company, after consultation with outside legal counsel, determines in good faith that such action is legally necessary for the proper discharge of its fiduciary duties under applicable law and (ii) the Board of Directors of the Company, after consultation with its financial advisor, determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to the shareholders of the Company as a group than the transaction contemplated by this Agreement. The Company will notify Buyer immediately orally (within 12 hours) and in writing (within 24 hours) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company after the date of the Existing Merger Agreement, and, as part of such notification, shall disclose to Buyer the identity of the person making such inquiry, proposal or offer and the substance of such inquiry, proposal or offer in reasonable detail and will keep Buyer informed of any developments with respect thereto immediately upon the occurrence thereof. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to inform its officers, directors, agents, and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) of the obligations undertaken in this Section 5.1(d). The Company will promptly request each person (other than Buyer) that has executed a confidentiality agreement prior to the date of the Existing Merger Agreement in connection with its consideration of a business combination with the Company to return or destroy all confidential information previously furnished to such person by or on behalf of the Company. The Company shall take all steps necessary to enforce all such confidentiality agreements.

            (e) make any capital expenditures other than those which (i) are made in the ordinary course of business consistent with past practice or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $50,000 in the aggregate;

            (f) enter into any new line of business or offer any new banking products or services;

            (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company (it being understood that for purposes of this clause "g", any assumption of another financial institution's liabilities shall be conclusively deemed to be material), other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

            (h) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

            (i) change its methods of accounting in effect at December 31, 2003, except as required by changes in GAAP or regulatory accounting principles as concurred with in writing by the Company's independent auditors;

            (j)(i) except as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any Company Benefit Plan (including, without limitation, any plan) or any agreement, arrangement, plan, trust, other funding arrangement or policy between the Company and one or more of its current or former directors, officers, employees or independent contractors, change any trustee or custodian of the assets of any plan or transfer plan assets among trustees or custodians, (ii) except for normal salary increases in the ordinary course of business consistent with past practice, which increases do not exceed, for any employee, 4% of base salary in effect on the date of the Existing Merger Agreement, increase or accelerate payment of in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date of the Existing Merger Agreement or (iii) grant or award any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares;

            (k) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements except as otherwise specifically contemplated by this Agreement;

            (l) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

            (m) file any application to relocate or terminate the operations of any banking office of it;

            (n) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company is a party or by which the Company or its properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date;

            (o) other than in the ordinary course of business consistent with past practice and other than investments for the Company's portfolio made in accordance with Section 5.1(p), make any investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity;

            (p) make any investment in any debt security, including mortgage-backed and mortgage related securities, other than US government and US government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered "high risk" securities and which are purchased in the ordinary course of business consistent with past practice;

            (q) settle any claim, action or proceeding involving any liability of the Company for money damages in excess of $50,000 or involving any material restrictions upon the operations of the Company;

            (r) except in the ordinary course of business consistent with past practice and in amounts less than $50,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

            (s) unless consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed) or effected in the ordinary course of business consistent with past practices and applicable legal requirements, and except pursuant to commitments existing at the date of the Existing Merger Agreement which have previously been disclosed in writing to Buyer, make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, involving an extension of credit (in one or a series of related transactions) of more than $1,250,000 (it being understood that a Small Business Administration loan shall be deemed to involve more than $1,250,000 only if the non-guaranteed portion of such loan is more than $1,250,000);

            (t) make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

            (u) except pursuant to commitments existing at the date of the Existing Merger Agreement which were disclosed in writing to Buyer on or before the date of the Existing Merger Agreement, make any construction loans outside the ordinary course of business consistent with past practice, make any real estate loans secured by undeveloped land or make any real estate loans secured by land located outside the State of New Jersey;

            (v) establish or make any commitment relating to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained; with respect to any such new branch or other office facility for which regulatory approval has been received, make any capital expenditures that in the aggregate would exceed $50,000;

            (w) elect to the Board of Directors of the Company any person who was not a member of the Board of Directors of the Company as of the date of the Existing Merger Agreement;

            (x) make any material Tax election or file any claim for a material income Tax refund;

            (y) take any other action outside of the ordinary course of business; or

            (z) agree to do any of the foregoing.

      5.2 COVENANTS OF BUYER. Except as expressly provided in this Agreement, during the period from the date of the Existing Merger Agreement to the Effective Time, Buyer shall use commercially reasonably efforts to, (i) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (ii) take no action which would adversely affect or delay the ability of the Company or Buyer to perform its covenants and agreements on a timely basis under this Agreement, and (iii) take no action which would adversely affect or delay the ability of the Company, Buyer or Buyer Subsidiary Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as otherwise specifically provided by this Agreement or consented to in writing by the Company, Buyer shall not, and shall not permit any of its Subsidiaries to:

            (a) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

            (b) change its methods of accounting in effect at December 31, 2003, except in accordance with changes in GAAP or regulatory accounting principles as concurred with by Buyer's independent auditors; or

            (c) agree to do any of the foregoing.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      6.1 REGULATORY MATTERS.

            (a) Buyer shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. The Company shall cooperate with Buyer in the preparation of the Proxy Statement to be included within the S-4. Each of the Company and Buyer shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail the Proxy Statement to its shareholders. If the Buyer determines that it is necessary for its shareholders to approve the issuance of Buyer Common Stock hereunder, the Proxy Statement shall be prepared as a joint proxy statement, the Buyer shall mail the Proxy Statement to its shareholders promptly after the S-4 is declared effective. Buyer shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

            (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Company and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Buyer, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

            (c) Buyer and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 and any other statement, filing, notice or application made by or on behalf of Buyer, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Buyer agrees promptly to advise the Company if at any time prior to the Company Shareholders' Meeting any information provided by Buyer for the Proxy Statement becomes incorrect or incomplete in any material respect and promptly to provide Company with the information needed to correct such inaccuracy or omission. Buyer shall promptly furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Buyer and its Subsidiaries, to comply with all applicable legal requirements. The Company agrees promptly to advise Buyer if at any time prior to the Company Shareholders' Meeting (or, if applicable, the meeting of Buyer's shareholders) any information provided by the Company for the Proxy Statement becomes incorrect or incomplete in any material respect and promptly to provide Buyer with the information needed to correct such inaccuracy or omission. The Company shall promptly furnish Buyer with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to the Company and its Subsidiaries, to comply with all applicable legal requirements.

            (d) Buyer and the Company shall promptly furnish each other with copies of written communications received by Buyer or the Company, as the case may be, or any of their respective Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

      6.2 ACCESS TO INFORMATION.

            (a) The Company shall permit,  and shall cause each of the Company's
Subsidiaries to permit, Buyer and its representatives, and Buyer shall permit, and shall cause each of Buyer's Subsidiaries to permit, the Company and its representatives, reasonable access to their respective properties, and shall disclose and make available to Buyer and its representatives, or the Company and its representatives, as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), Tax records, minute books of directors' and shareholders' meetings (excluding information related to the Merger), organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Buyer and its representatives or the Company and its representatives may have a reasonable interest, all to the extent reasonably requested by the party seeking such access. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their reasonable best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            (b) During the period from the date of the Existing Merger Agreement to the Effective Time, each of the Company and Buyer will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, the Company agrees to provide Buyer, and Buyer agrees to provide the Company, with internally prepared consolidated profit and loss statements no later than 20 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), the Company will deliver to Buyer and Buyer will deliver to the Company their respective consolidated quarterly financial statements. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, the Company will deliver to Buyer and Buyer will deliver to the Company their respective consolidated annual financial statements.

            (c) All information furnished pursuant to Sections 6.2(a) and 6.2(b) shall be subject to, and each of the Company and Buyer shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreement.

            (d) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

      6.3 COMPANY SHAREHOLDERS' MEETING. The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby (the "Company Shareholders' Meeting"). The Company will, through its Board of Directors, except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties as advised by such Board's legal counsel and the provisions of Article VIII, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement. Buyer, in reasonable consultation with the Company, shall make all arrangements with respect to the printing and mailing of the Proxy Statement.

      6.4 LEGAL CONDITIONS TO MERGER. Each of Buyer and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Buyer or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

      6.5 AFFILIATES. On or before the date of the existing Merger Agreement, the Company delivered to Buyer a letter that identified all persons who, to the knowledge of the Company, may be deemed to be "affiliates" of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company. The Company shall, to the extent that it has not previously done so, promptly deliver to Buyer executed letter agreements, each substantially in the form of Exhibit B hereto, executed by each such person so identified as an affiliate of the Company agreeing (i) to comply with Rule 145 and (ii) if such person has not executed the Shareholders' Agreement, to be present in person or by proxy and vote in favor of the Merger at the Company's shareholders meeting.

      6.6 NASDAQ LISTING. Buyer shall use its reasonable best efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing for quotation on the Nasdaq/NMS, subject to official notice of issuance, as of the Effective Time.

      6.7 INDEMNIFICATION.

            (a) For a period of six years after the Effective Time, Buyer shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Existing Merger Agreement or who becomes prior to the Effective Time, a director or officer of the Company or who serves or has served at the request of the Company as a director or officer with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, subject to the provisions of this Section 6.7, reasonable costs of investigation and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director or officer of the Company or serves or has served at the request of the Company as a director or officer with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against the Company or any of their respective affiliates, or by any former or present shareholder of the Company (each a "Claim" and collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of the Company or of any committee thereof, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of Buyer set forth in this Section 6.7, in each case to the fullest extent which the Company would have been permitted under any applicable law and its Certificate of Incorporation or Bylaws had the Merger not occurred (and Buyer shall also advance expenses as incurred to the fullest extent so permitted). Notwithstanding the foregoing, Buyer shall not provide any indemnification or advance any expenses with respect to any Claim which relates to a personal benefit improperly paid or provided, or alleged to have been improperly paid or provided, to the Indemnitee, but Buyer shall reimburse the Indemnitee for costs incurred by the Indemnitee with respect to such Claim when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the Indemnitee was not improperly paid or provided with the personal benefit alleged in the Claim.

            Any Indemnitee wishing to claim  indemnification  under this Section
6.7 shall promptly notify Buyer upon learning of any Claim, but the failure to so notify shall not relieve Buyer of any liability it may have to such Indemnitee except to the extent that such failure prejudices Buyer. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 6.7 is applicable, (x) Buyer shall have the right to assume the defense thereof and Buyer shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if Buyer elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between Buyer and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that Buyer shall be obligated pursuant to this Section 6.7 to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. Buyer shall not be liable for the settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 6.7, Buyer shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

            (b) Buyer shall cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to the Company's existing annual coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that (A) in no event shall Buyer be required to expend an aggregate premium in excess of 200% of the current annual premium expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage (which current annual premium is set forth in Section 6.7(b) of the Company Disclosure Schedule), (B) if Buyer is unable to maintain or obtain the insurance called for by this Section 6.7(b), Buyer shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount and (C) notwithstanding any provision herein to the contrary, Buyer shall be deemed to have satisfied all of its obligations pursuant to this Section 6.7(b) in the event that it acquires single premium tail insurance at an aggregate premium of 250% of the current annual premium expended by the Company.

            (c) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

      6.8 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

      6.9 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the others of (a) any event, condition, change, occurrence, act or omission which causes any of its representations hereunder to cease to be true in all material respects (or, with respect to any such representation which is qualified as to materiality, causes such representation to cease to be true in all respects); and (b) any event, condition, change, occurrence, act or omission which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to have, a Material Adverse Effect on such party. Each of the Company and Buyer shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

      6.10 CERTAIN MATTERS, CERTAIN REVALUATIONS, CHANGES AND ADJUSTMENTS. Notwithstanding that the Company believes that it and its Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, the Company recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). At or before the Effective Time, upon the request of Buyer and in order to formulate the plan of integration for the Merger, the Company shall, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of Buyer and establish such accruals and reserves as shall be necessary to reflect Merger-related expenses and costs incurred by the Company and its Subsidiaries, provided, however, that the Company shall not be required to take such action (A) more than five days prior to the Effective Time; and (B) unless Buyer agrees in writing that all conditions to closing set forth in Article VII have been satisfied or waived (other than those conditions relating to delivery of documents on the Closing Date); and provided further, however, that no accrual or reserve made by the Company or any Company Subsidiary pursuant to this Section 6.10 or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

      6.11 OTHER POLICIES. Between the date of the Existing Merger Agreement and the Effective Time, the Company shall cooperate with Buyer to reasonably conform the policies and procedures of the Company and its Subsidiaries regarding applicable regulatory matters to those of Buyer and Buyer Subsidiary Bank, as Buyer may reasonably identify to the Company from time to time, provided, however, that implementation of such conforming actions may at the Company's discretion be delayed until the time period following receipt of shareholder and all regulatory approvals, as provided in Section 6.10.

      6.12 FAILURE TO FULFILL CONDITIONS. In the event that Buyer or the Company determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the Cut-off Date (as defined in Section 8.1(c)) and that it will not waive that condition, it will promptly notify the other party.

      6.13 EMPLOYMENT MATTERS. From and after the Effective Time, Buyer shall credit employees of the Company who are employed at the Closing Date for service with the Company for purposes of eligibility and vesting under all employee benefit plans of the Buyer in which they become participants on or after the Effective Time. The Company shall establish a written stay pay plan or policy, on terms and conditions that are subject to the approval of Buyer (which approval shall not be unreasonably withheld), which shall provide each eligible employee of the Company with a lump sum cash bonus (subject to applicable withholding taxes) in an amount equal to two weeks' base pay for each four weeks of employment between execution of this Agreement and the Closing Date (or such later date as the Buyer may specify). In addition to such other terms and conditions as the Buyer may require, such plan or policy shall provide that an employee of the Company must remain employed by the Company through the Closing Date (or through such later date as the Buyer may require with respect to any employee) to be eligible for such stay bonus. Effective as of the Effective Time, the Buyer shall establish a written severance plan or policy having such terms and conditions as the Buyer may require, pursuant to which each employee of the Company who is employed on the Closing Date shall receive, in the event of his or her involuntary termination of employment by the Buyer following the Closing Date, as severance, continued payment (subject to applicable withholding taxes) of such employee's base salary for a period of two weeks' for each full year of employment with the Company and, following the Closing Date, with the Buyer. In addition to such other terms and conditions as the Buyer may require, such plan or policy shall require that such an employee execute a general release having such terms and conditions as the Buyer shall require.

      6.14 TERMINATION OF METAVANTE AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement, the Company hereby covenants and agrees to use commercially reasonably efforts to terminate, as of a date mutually acceptable to the Company and Buyer, that certain Technology Outsourcing Agreement (the "Technology Outsourcing Agreement"), dated as of September 30, 2003, by and between the Company and Metavante Corporation ("Metavante"), and all related agreements and schedules, including, without limitation, that certain Branch Automation Agreement, dated as of September 30, 2003, by Metavante and the Company and that certain StarPC Software License Agreement, dated as of September 30, 2003, by Metavante and the Company (the Technology Outsourcing Agreement and such related agreements and schedules, collectively, the "Metavante Agreement"), without any liability to Buyer or Buyer Subsidiary Bank. The Company further covenants and agrees that it shall pay all fees and expenses, including without limitation, fees for deconversion services to be provided by Metavante, due and payable in connection with the termination of the Metavante Agreement, as confirmed in writing or invoiced by Metavante and as reasonably acceptable to Buyer (the "Metavante Termination Fee"), at least one Business Day prior to the expected Effective Time. The termination of the Metavante Agreement and the payment of the Metavante Termination Fee shall be effected in accordance with that certain Amendment to the Technology Outsourcing Agreement, dated as of February 28, 2005, by and between Metavante and the Company (the "Metavante Amendment").

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

      7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

            (a) APPROVAL OF SHAREHOLDERS; SEC REGISTRATION. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company. If determined by Buyer to be necessary or appropriate, the issuance of all shares of Buyer Common Stock issuable pursuant to this Agreement (including without limitation the shares of Buyer Common Stock issuable upon exercise all New Stock Options) shall have been approved by the requisite vote of the shareholders of Buyer. The S-4 shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Buyer Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

            (b) REGULATORY FILINGS. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the OCC, the Commissioner, the SEC and (if necessary) the New Jersey Department of Environmental Protection) required to consummate the transactions contemplated hereby shall have been obtained without the imposition of any term or condition which would impair, in any material respect, the value of the Company and its Subsidiaries, taken as a whole, to Buyer. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

            (c) SUITS AND PROCEEDINGS. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any Governmental Entity seeking to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or Governmental Entity seeking to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Buyer or the Company determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

            (d) TAX OPINION. Buyer and Company shall each have received an opinion, dated as of the Effective Time, of Lowenstein Sandler PC, reasonably satisfactory in form and substance to Company and its counsel and to Buyer, based upon representation letters reasonably required by Lowenstein Sandler PC dated on or about the date of such opinion, and such other facts and representations as such counsel may reasonably deem relevant, to the effect that: (i) the Merger will be treated for federal income Tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code;
(ii) no gain or loss shall be recognized upon the exchange of Company Common Stock solely for Buyer Common Stock; (iii) in the case of Company shareholders who receive cash in whole or in part in exchange for their Company Common Stock, gain, if any, realized by the recipient on the exchange shall be recognized, but in an amount not in excess of the amount of such cash; (iv) in the case of Company shareholders who recognize gain on the exchange of their Company Common Stock and in whose hands such stock was a capital asset on the date of the exchange, such gain shall be treated as capital gain (long-term or short-term, depending on the shareholders' respective holding periods for their Company Common Stock), except in the case of any such shareholder as to which the exchange has the effect of a dividend within the meaning of Section 356(a)(2) of the Code by reason of the applicability of the stock attribution rules of
Section 318 of the Code, it being understood that the applicability of such attribution rules to any particular shareholder shall depend on such shareholder's particular factual circumstances; (v) the basis of any Buyer Common Stock received in exchange for Company Common Stock shall equal the basis of the recipient's Company Common Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); and (vi) the holding period for any Buyer Common Stock received in exchange for Company Common Stock will include the period during which the Company Common Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange. In connection therewith and in connection with any Tax opinion which is included within the S-4, each of Buyer and the Company shall deliver to Lowenstein Sandler PC representation letters, in each case in form and substance reasonably satisfactory to Lowenstein Sandler PC. Neither Buyer nor the Company shall, or shall cause any of their respective Subsidiaries to, take any action inconsistent with the treatment of the Merger as a "reorganization" under
Section 368(a) of the Code.

            (e) LISTING OF SHARES. The shares of Buyer Common Stock which shall be issued to the shareholders of the Company upon consummation of the Merger shall have been authorized for listing for quotation on the Nasdaq/NMS, subject to official notice of issuance.

      7.2 CONDITIONS TO THE OBLIGATIONS OF BUYER UNDER THIS AGREEMENT. The obligations of Buyer under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS OF THE COMPANY AND THE COMPANY. Except for those representations and warranties which are made as of a particular date, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date. The representations and warranties of the Company contained in this Agreement which are made as of a particular date shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) as of such date. The Company shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

            (b) CERTIFICATES. The Company shall have furnished Buyer with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 7.2 as Buyer may reasonably request.

            (c) LEGAL FEES. The Company shall have furnished Buyer with letters from all attorneys representing the Company and its Subsidiaries in any matters confirming that all legal fees in excess of $5,000 have been paid in full for services rendered as of the Effective Time.

            (d) ACCOUNTANT'S LETTER. If requested by Buyer, the Company shall have caused to be delivered to Buyer "cold comfort" letters or letters of procedures from the Company's independent certified public accountants, dated
(i) the date of the mailing of the Proxy Statement to the Company's shareholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to Buyer, concerning such matters as are customarily covered in transactions of the type contemplated hereby;

            (e) THIRD PARTY CONSENTS. All consents, waivers and approvals of any third parties (other than Governmental Entities) which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on the Company and its Subsidiaries taken as a whole or (ii) on Buyer and its Subsidiaries taken as a whole. None of the approvals or waivers referred to in this Section 7.2(g) shall contain any term or condition which would have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger.

            (f)  AFFILIATE  LETTERS.   Buyer  shall  have  received  the  letter
agreements referred to in Section 6.5.

            (g) DISSENTING SHARES. No more than 104,000 shares of Company Common Stock shall be eligible to constitute "Dissenting Shares" as of the commencement of the Closing; provided, however, in the event that there are no more than three beneficial owners of Dissenting Shares, this condition shall be deemed to be satisfied in the event that no more than 156,000 shares of Company Common Stock shall be eligible to constitute "Dissenting Shares" as of the commencement of the Closing

            (h) METAVANTE AGREEMENT TERMINATION. The Metavante Termination Fee shall have been paid in full by the Company at least one Business Day prior to the expected Effective Time in a manner consistent with the terms of the Metavante Amendment.

      7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY UNDER THIS AGREEMENT. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS OF BUYER AND BUYER SUBSIDIARY BANK. Except for those representations and warranties which are made as of a particular date, the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date. The representations and warranties of Buyer contained in this Agreement which are made as of a particular date shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) as of such date. Buyer shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

            (b) CERTIFICATES. Buyer shall have furnished the Company with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 7.3 as the Company may reasonably request.

            (c) CHANGE IN CONTROL AGREEMENTS. The Buyer shall have expressly and unconditionally assumed and agreed to perform the Company's obligations under
(i) the Change in Control Agreement between the Company and Anthony G. Gallo dated June 12, 2003, (ii) the Change in Control Agreement between the Company and Richard G. Whitehead dated June 12, 2003, (iii) ) the Change in Control Agreement between the Company and Stephen T. Emr dated June 12, 2003, and (iv) the Change in Control Agreement between the Company and Dale G. Potter dated June 12, 2003.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

      8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

            (a) by mutual consent of the Company and Buyer;

            (b) by either Buyer or the Company upon written notice to the other party (i) 60 days after the date on which any request or application for a required regulatory approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

            (c) by either Buyer or the Company, if the Merger shall not have been consummated on or before the date (the "Cut-off Date") which is nine months from the date of the Existing Merger Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

            (d) by either Buyer or the Company if the approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

            (e) by either Buyer or the Company  (provided  that the  terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 7.2(a) (in the case of a breach of representation or warranty by the Company) or Section 7.3(a) (in the case of a breach of representation or warranty by Buyer);

            (f) by either Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party hereto, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

            (g) by the Company, if the Company's Board of Directors shall have approved a definitive agreement reflecting an Acquisition Proposal (the "Alternative Agreement"), but only if (1) such Board approval shall have occurred prior to the date on which this Agreement is approved by the Company's shareholders, (2) at least 48 hours prior to entering into the Alternative Agreement, the Company provides a copy of the Alternative Agreement to Buyer,
(3) the Board of Directors of the Company, after consultation with outside legal counsel and after considering any response that Buyer may have after reviewing the Alternative Agreement, determines in good faith that approving the Alternative Agreement is legally necessary for the proper discharge of its fiduciary duties under applicable law, (4) the Board of Directors of the Company, after consultation with its financial advisor and after considering any response that Buyer may have after reviewing the Alternative Agreement, determines in good faith that the transactions contemplated by the Alternative Agreement are reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the transaction and the party offering to enter into the Alternative Agreement, and would, if consummated, be more favorable to the shareholders of the Company as a group than the transaction contemplated by this Agreement and any transaction then being proposed by Buyer; and (5) prior to terminating this Agreement, the Company (A) pays to Buyer the Termination Fee (as hereinafter defined) and Termination Expenses (as hereinafter defined) and (B) delivers to Buyer a release signed by the parties to the Alternative Agreement, which release shall be in form and substance reasonably satisfactory to Buyer and shall irrevocably waive any right the releasing parties may have to challenge the payment to Buyer of the Termination Fee and the payment to Buyer of the Termination Expenses;

            (h) by Buyer, if an event occurs which gives rise to the payment of a Termination Fee and Termination Expenses pursuant to Section 8.5;

            (i) by Buyer if the conditions set forth in Sections 6.1 and 6.2 are not satisfied and are not capable of being satisfied by the Cut-off Date; or

            (j) by the Company if the  conditions  set forth in Sections 6.1 and
6.3 are not  satisfied  and are not  capable of being  satisfied  by the Cut-off
Date.

            (k) by the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire board, at any time during the ten-day period commencing with the Determination Date, if both of the following conditions are satisfied;

                           (1) the Buyer Common Stock Average Price on the Determination Date shall be less than $10.46 (the "Base Amount"); and

                           (2) (i) the number obtained by dividing the Buyer Common Stock Average Price on the Determination Date by $13.07 (the "Buyer Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.10 from the quotient in this clause
         (2)(ii) (such number being referred to herein as the "Index Ratio");

      Notwithstanding the foregoing, if the Company elects to exercise its termination right pursuant to this subsection (k), it shall give prompt written notice to Buyer. During the seven-day period commencing with its receipt of such notice, Buyer shall have the option of increasing the per share consideration to be received by the holders of Company Common Stock hereunder by increasing the Exchange Ratio to equal the lesser of (i) a number (rounded to three decimals) equal to a quotient, the numerator of which is the Base Amount multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Buyer Common Stock Average Price, and (ii) a number equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Buyer Ratio. If Buyer makes an election contemplated by the preceding sentence within such seven-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (k).

            For purposes of this subsection (k), the following terms shall have the following meanings:

            "Buyer Common Stock Average Price" means the average of the daily closing sales prices of Buyer Common Stock as reported on the Nasdaq/NMS (as reported in The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Buyer) for the 20 consecutive full trading days in which such shares are quoted on the Nasdaq/NMS ending at the close of trading on the Determination Date.

            "Index Group" means the bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such bank holding company to be acquired. In the event that the common stock of any such bank holding company ceases to be publicly traded or a proposal to acquire any such bank holding company is announced after the Starting Date and before the Determination Date, such bank holding company will be removed from the Index Group. The bank holding companies are as follows:

   COMPANY NAME                                  STOCK SYMBOL          STATE
   ------------                                  ------------          -----
Alliance Financial Corporation                     ALNC                  NY
Greater Community Bancorp                          GFLS                  NJ

Shore Bancshares, Inc.                             SHBI                  MD

Arrow Financial Corporation                        AROW                  NY

   COMPANY NAME                                  STOCK SYMBOL          STATE
   ------------                                  ------------          -----

First of Long Island Corporation                   FLIC                  NY

Berkshire Bancorp Inc.                             BERK                  NY

Pennsylvania Commerce Bancorp, Inc.                COBH                  PA

First Mariner Bancorp                              FMAR                  MD

Suffolk Bancorp                                    SUBK                  NY

Royal Bancshares of Pennsylvania, Inc.             RBPAA                 PA

Interchange  Financial Services Corporation        IFCJ                  NJ

State Bancorp, Inc.                                STB                   NY

Columbia Bancorp                                   CBMD                  MD

Peapack-Gladstone Financial Corporation            PGC                   NJ

Omega Financial Corporation                        OMEF                  PA



            "Index Price" on a given date means the average of the closing prices on such date of the bank holding companies comprising the Index Group.

            "Starting Date" means December 2, 2004.

      If any bank holding company belonging to the Index Group or Buyer declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for such bank holding company or Buyer shall be appropriately adjusted for the purposes of applying this Section 8.1(k).

      If Buyer  determines  that  shareholder  approval  of the  shares of Buyer
Common Stock issuable hereunder shall not be pursued, this Agreement shall be terminated in the event that the number of shares of Buyer Common Stock issuable pursuant to this Agreement, as determined at the Closing, equals or exceeds twenty percent of the shares of Buyer Common Stock outstanding as of the close of business on the business day immediately preceding the date of the Closing.

      8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Buyer or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except that (i) Sections 8.2, 8.5 and
Article IX shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

      8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company's shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      8.5 TERMINATION FEE; EXPENSES. In the event that at any time after the date of the Existing Merger Agreement (i) (A) the holders of Company Common Stock shall not have approved this Agreement and the transactions contemplated hereby at the meeting of such shareholders held for the purpose of voting on this Agreement, (B) such meeting shall have been adjourned or canceled, (C) the Board of Directors of the Company shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, in any manner adverse to Buyer, its recommendation, or shall have failed to reconfirm its recommendation, that the shareholders of the Company approve the transactions contemplated by this Agreement, or (D) the Company shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Buyer to terminate this Agreement, in each case after (x) an Acquisition Proposal shall have been communicated to the Company or (y) it shall have been publicly announced that any person other than Buyer or any Subsidiary of Buyer shall have made a bona fide proposal by public announcement or written communication that becomes the subject of public disclosure to engage in a merger, consolidation or similar transaction with, or a purchase or other acquisition of all or substantially all of the assets or 25% or more of the outstanding shares of Common Stock of, the Company or (ii) there shall have been a breach of Section 5.1(d) other than in a manner which is inadvertent and is corrected to Buyer's reasonable satisfaction, then, in any such case, in the event that this Agreement is terminated, the Company shall pay to Buyer a fee of $871,000 (the "Termination Fee") and shall reimburse Buyer for the out-of-pocket expenses incurred by Buyer in connection with the transactions contemplated by this Agreement, up to $75,000 in such expenses (the "Termination Expenses").

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, if any, and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "the date of the Existing Merger Agreement" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 17, 2004. No provision of this Agreement shall be construed to require the Company, Buyer or any of their respective Subsidiaries or affiliates to take any action that would violate any applicable law, rule or regulation.

      9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

      9.3 EXPENSES. Except as otherwise provided in Section 8.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to Buyer, to:

                           Center Bancorp, Inc.
                           2455 Morris Avenue
                           Union, New Jersey 07083
                           Attn: John J. Davis

                                  with a copy to:

                           Lowenstein Sandler PC
                           65 Livingston Avenue
                           Roseland, New Jersey 07068
                           Attn: Peter H. Ehrenberg, Esq.

   and

                  (b) if to the Company, to:

                           Red Oak Bank
                           190 Park Avenue
                           Post Office Box 1326
                           Morristown, New Jersey 07962
                           Attn: Dale G. Potter

                                  with a copy to:

                           McCarter & English
                           Four Gateway Center
                           100 Mulberry St.
                           Newark, NJ 07102
                           Attn: Michael M. Horn, Esq.

      9.5 COUNTERPARTS; FACSIMILE. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Execution and delivery of this Agreement or any agreement contemplated hereby by facsimile transmission shall constitute execution and delivery of this Agreement or such agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

      9.6 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein), together with the Shareholders' Agreement, the December 1, 2004 Confidentiality Agreement and the confidentiality agreement executed by the Company and Buyer on December 10, 2004, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof including, without limitation, the Existing Merger Agreement, which is terminated hereby.

      9.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey, without regard to any applicable conflicts of law.

      9.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      9.9 PUBLICITY. Except as otherwise required by law, so long as this Agreement is in effect, the Company shall not, and shall not permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of Buyer, which consent shall not be unreasonably withheld.

      9.10 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided in Section 6.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      9.11 WAIVER OF JURY TRIAL. Each party hereto (each, a "Party") hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each Party (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any suit, action or other proceeding, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement, by, among other things, the mutual waivers and certifications in this Section 9.11.

      9.12 ENFORCEMENT OF THIS AGREEMENT. The Company acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Company may not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

      9.13 CONSTRUCTION. In the event of any ambiguity in, or dispute regarding the interpretation of, any of the provisions of this Agreement, the interpretation to be afforded any such provision will not be resolved by any rule of interpretation or construction providing for interpretation against the Party which causes the uncertainty or against the Party which drafts the Agreement, and all Parties hereto expressly agree that in the event of any ambiguity or dispute regarding the interpretation of any provision contained in this Agreement, such provision will be interpreted as if each Party hereto participated in the drafting thereof. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; and (iv) the word "including" means "including without limitation."

      IN WITNESS WHEREOF, Buyer, Buyer Subsidiary Bank and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                              CENTER BANCORP, INC.

                                              By: /s/ John J. Davis
                                                  ---------------------------
                                                  Name: John J. Davis
                                                  Title: President and
                                                      Chief Executive Officer

                                              UNION CENTER NATIONAL BANK

                                              By: /s/ John J. Davis
                                                  ---------------------------
                                                  Name: John J. Davis
                                                  Title: President and
                                                      Chief Executive Officer

                                              RED OAK BANK

                                              By:  /s/ Dale G. Potter
                                                  ---------------------------
                                                   Name: Dale G. Potter
                                                   Title: Chairman and Chief
                                                      Executive Officer

                                     ANNEX B

                             SHAREHOLDERS' AGREEMENT

      SHAREHOLDERS' AGREEMENT, dated as of December 17, 2004 (this "Agreement"), between Center Bancorp, Inc. ("Buyer") and the individuals and entities whose names and addresses are set forth on the signature pages hereto (collectively, the "Shareholders", and each, individually, a "Shareholder").

                                    RECITALS

      A. Concurrently with the execution and delivery of this Agreement, Buyer and its wholly owned subsidiary, Union Center National Bank, a national bank ("Buyer Subsidiary Bank"), have executed and delivered an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), a copy of which is annexed hereto as Annex A, with Red Oak Bank, a commercial bank chartered under the laws of the State of New Jersey (the "Company"), which provides, among other things, that the Company will merge with and into the Buyer Subsidiary Bank pursuant to a merger contemplated by the Merger Agreement (the "Merger").

      B. As of the date hereof, each Shareholder holds of record and beneficially owns the number of shares of common stock, par value $5.00 per share, of the Company (the "Company Common Stock") set forth opposite his, her or its name on the signature pages hereto. In the aggregate, the shares of Company Common Stock held of record and beneficially by the Shareholders represents approximately 28% of the shares of Company Common Stock outstanding on the date hereof.

      C. Buyer has advised the Company that it would not enter into the Merger Agreement unless each Shareholder agreed to enter into this Agreement, governing
(i) the voting of all of the shares of Company Common Stock that are now held of record or beneficially owned by such Shareholder (collectively, the "Shares") and all of the New Shares (as defined in Section 7) held or owned by such Shareholder.

      NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, and covenants and agreements contained herein and in the above-mentioned Merger Agreement, the parties hereto hereby agree as follows:

      1. DEFINITIONS. Capitalized terms used herein but not defined herein have the respective meanings ascribed to such terms in the Merger Agreement.

      2. AGREEMENT TO VOTE SHARES. During the term of this Agreement, each Shareholder agrees that it shall (a) consent to, approve, authorize and direct the voting of all Shares and any New Shares held or owned by such Shareholder, and agrees to cause all Shares and any New Shares held or owned by such Shareholder to be voted, at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof or in connection with any written consent of the shareholders of the Company related to such matters, in favor of the adoption of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement (collectively, the "Merger Transaction") and against any Acquisition Proposal (as defined in the Merger Agreement) and (b) if directed by Buyer, to take or cause to be taken such actions under the by-laws of the Company as are required to call a special meeting of the shareholders of the Company in order to vote on the Merger Transaction. Each Shareholder agrees to deliver to Buyer promptly upon the request therefor a proxy in the form attached hereto as Exhibit A, which proxy is coupled with an interest and shall be irrevocable during the term of this Agreement to the fullest extent permitted under New Jersey law. The proxy granted by each Shareholder shall be revoked upon the termination of this Agreement in accordance with its terms.

      3. NO VOTING TRUSTS OR AGREEMENTS. Each Shareholder agrees that such Shareholder will not, and will not permit any entity under such Shareholder's control to, deposit any of the Shares or New Shares held or owned by such Shareholder in any voting trust, grant any proxies or powers of attorney with respect to the voting of such Shares or New Shares or subject any such Shares or New Shares to any agreement, instrument or arrangement with respect to the voting of such Shares or New Shares other than this Agreement.

      4. NO PROXY SOLICITATIONS. Each Shareholder agrees that it will not, and will not permit any entity under its control to, (a) solicit proxies in opposition to the consummation of the Merger Transaction or, subject to Section 5.1(d) of the Merger Agreement, otherwise knowingly encourage or assist any party in taking or planning any action which would impede, interfere with or attempt to discourage the Merger Transaction or inhibit the timely consummation of the Merger Transaction, (b) directly or indirectly knowingly encourage, initiate or cooperate in a shareholders' vote or action by consent of the
Company's   shareholders  in  opposition  to  the  consummation  of  the  Merger
Transaction, or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing the consummation of the Merger Transaction.

      5. TRANSFER AND ENCUMBRANCE. Each Shareholder agrees not to voluntarily transfer, sell, offer, tender, pledge or otherwise dispose of or encumber ("Transfer") any of the Shares or New Shares held or owned by such Shareholder prior to the earlier of (a) the Effective Time or (b) the date this Agreement shall be terminated in accordance with its terms, except that each Shareholder shall be permitted to Transfer any such Shares or New Shares to a family member of such Shareholder, provided that such family member agrees in writing (in a form acceptable to Buyer) to be bound by the terms of this Agreement with respect to such Shares or New Shares. No such family member shall have the right to effect a further Transfer of the Shares or New Shares prior to the earlier of
(a) the Effective Time or (b) the date this Agreement shall be terminated in accordance with its terms.

      6. ADDITIONAL PURCHASES OR ACQUISITIONS. Each Shareholder agrees that any shares of Company Common Stock or other capital stock of the Company of which such Shareholder becomes the record holder or acquires beneficial ownership following the execution and delivery of this Agreement ("New Shares") shall be subject to the terms of this Agreement to the same extent as if they constituted Shares held or owned by such Shareholder on the date of this Agreement.

      7. ADDITIONAL SHARES. Each Shareholder agrees, while this Agreement is in effect, to promptly notify Buyer of the number of any New Shares acquired by such Shareholder, if any, after the date hereof. In the event that, between the date of this Agreement and the Closing, the Shares held or owned by any Shareholder shall have been affected or changed into a different number of shares or a different class of shares as a result of a share split, reverse share split, share distribution, spin-off, recapitalization, reclassification or other similar transaction, the term "Shares" shall be deemed to refer to and include the Shares as well as any securities into which or for which any or all of the Shares may be converted or exchanged.

      8. NON-INTERFERENCE. Each Shareholder agrees not to knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling any Shareholder from performing its obligations under this Agreement.

      9. SHARE TRANSACTION PROPOSALS. Each Shareholder shall immediately cease and terminate any existing activities, discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of such Shareholder's Shares (a "Share Transaction"), other than the Merger. Each Shareholder shall not, directly or indirectly, knowingly encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information or data to, or have any discussions with, any corporation, partnership, person or other entity or group (other than Buyer) with respect to any inquiries or the making of any offer or proposal (including, without limitation, any offer or proposal to the shareholders of the Company) concerning a Share Transaction (a "Share Transaction Proposal") or otherwise facilitate any effort or attempt to make or implement a Share Transaction Proposal.

      10. NO LIMITATION ON DISCRETION AS DIRECTOR. Nothing in this Agreement shall be deemed to apply to, or to limit in any manner, the discretion of any Shareholder with respect to any action to be taken (or omitted) by such Shareholder in such Shareholder's fiduciary capacity as a director of the Company and solely with respect to actions or omissions of such director in his or her capacity as a director; provided, however, it is agreed and understood by the parties hereto that the obligations, covenants and agreements of such Shareholder contained in this Agreement are separate and apart from such Shareholder's fiduciary duties as a director of the Company and no fiduciary obligations that such Shareholder may have as a director of the Company shall countermand the obligations, covenants and agreements of such Shareholder, as a shareholder of the Company, contained in this Agreement.

      11. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder hereby severally represents and warrants to Buyer as follows:

            (a) AUTHORITY RELATIVE TO THIS AGREEMENT. Such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform such Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Shareholder. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (b) NO CONFLICT. The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the Exchange Act), any governmental or regulatory authority, domestic or foreign by or with respect to such Shareholder, (ii) if applicable, conflict with or violate the articles of incorporation, by-laws or other organizational documents of such Shareholder,
(iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Shareholder or by which such Shareholder's Shares or New Shares are bound, or (iv) result in any breach of or constitute a default (or any event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on such Shareholder's Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or such Shareholder's Shares or New Shares may be bound, except, in the case of clauses (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by such Shareholder of its obligations hereunder.

            (c) TITLE TO THE SHARES. As of the date of this Agreement, such Shareholder does not beneficially own any shares of capital stock of the Company other than the number of Shares set forth opposite such Shareholder's name on one of the signature pages hereto and does not have any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, other than as set forth in the Company Disclosure Schedule. Such Shareholder owns all such Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges, security interests and other encumbrances of any nature whatsoever, and there are no limitations on such Shareholder's voting rights with respect to any of the Shares beneficially owned by such Shareholder and such Shareholder has not appointed or granted any proxy with respect to voting, which appointment or grant is still effective, with respect to the Shares. There are no agreements, arrangements or commitments of any character to which such Shareholder is a party relating to the pledge or disposition of any Shares or any other shares of capital stock of the Company and, except for this Agreement, there are no voting trusts or voting agreements to which such Shareholder is a party with respect to any shares of capital stock of the Company.

      12. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver, or cause to be executed and delivered, such additional consents, documents and other instruments and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger Transaction and the other transactions contemplated by this Agreement.

      13. TERMINATION. With the exception of Sections 14 through 21 inclusive of this Agreement (the "Later Termination Provisions"), this Agreement shall terminate upon the earlier to occur of (i) the Effective Time and (ii) the date on which the Merger Agreement terminates. The Later Termination Provisions shall terminate upon the third anniversary of the date of this Agreement. In all instances, however, any claim brought under this Agreement prior to the termination of this Agreement shall not be affected by such termination.

      14. ASSIGNMENT; THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Any purported assignment made in violation of this Agreement shall be null and void. This Agreement is not intended to confer any rights or remedies hereunder upon any person except the parties hereto.

      15. MODIFICATION OR AMENDMENT. Subject to the provisions of the applicable law, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

      16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

      17. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

            (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New Jersey and the Federal courts of the United States of America located in the State of New Jersey solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the proxies referred to in Section 2 and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such proxy may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New Jersey State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 18 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

            (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE PROXIES REFERRED TO IN SECTION 2 IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 17.

      18. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by overnight courier or facsimile:

      if to  Buyer,  to the  address  set  forth in  Section  9.4 of the  Merger
Agreement

                                  with a copy to:

                             Lowenstein Sandler PC
                             65 Livingston Avenue
                             Roseland, New Jersey 07068
                             Attn: Peter H. Ehrenberg, Esq.

                  if to any Shareholder, to:
                  the address set forth opposite such Shareholder's name on one of the signature pages of this Agreement.

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

      19. ENTIRE AGREEMENT. This Agreement (including the proxies granted pursuant hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

      20. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      21. EQUITABLE RELIEF. Each Shareholders acknowledges and agrees that any breach of the covenants and agreements contained in this Agreement would irreparably injure Buyer and that Buyer's remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate. Accordingly, without prejudice to the rights of Buyer also to seek such damages or other remedies available to it, Buyer may seek, and the Shareholders shall not contest the appropriateness of the availability of, injunctive or other equitable relief in any proceeding that Buyer may bring to enforce the covenants and agreements contained in this Agreement in its express and explicit terms. No waiver of any breach of the covenants and agreements contained in this Agreement shall be implied from forbearance or failure of Buyer to take action in respect thereof.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.

                                                     CENTER  BANCORP, INC.



                                                     By: /s/ John J. Davis
                                                        ------------------------
                                                        Name: John J. Davis
                                                        Title: President and
                                                         Chief Executive Officer

Signature Pages to Voting Agreement)


NAME AND ADDRESS                                NUMBER OF SHARES
OF THE SHAREHOLDER                              BENEFICIALLY OWNED

/s/ I. Jackson Angell                                  14,884
---------------------
Name: I. Jackson Angell
Address:

/s/ Carl W. Badenhausen                                13,258
-----------------------
Name: Carl W. Badenhausen
Address:

/s/ Thomas W. Berry                                    56,587
-------------------
Name: Thomas W. Berry
Address:

/s/ William B. Bradbury, Jr.                           32,083
----------------------------
Name: William B. Bradbury, Jr.
Address:

/s/ S. Jervis Brinton, Jr.                             17,089
--------------------------
Name: S. Jervis Brinton, Jr.
Address:

/s/ Thomas J. Curtin                                   11,196
--------------------
Name: Thomas J. Curtin
Address:

/s/ Stephen T. Emr                                     23,208
------------------
Name: Stephen T. Emr
Address:

/s/ Anthony G. Gallo                                  110,250
--------------------
Name: Anthony G. Gallo
Address:

/s/ Thomas G. Jonovich                                    220
----------------------
Name: Thomas G. Jonovich
Address:

/s/ W. Thomas Margetts                                 68,022
----------------------
Name: W. Thomas Margetts
Address:

/s/ C. Edward McConnell                               116,526
-----------------------
Name: C. Edward McConnell
Address:

/s/ Dale G. Potter                                     33,974
------------------
Name: Dale G. Potter
Address:

/s/ William. J. Shepherd                               42,892
------------------------
Name: William. J. Shepherd
Address:

/s/ Richard G. Whitehead                               34,146
------------------------
Name: Richard G. Whitehead
Address:

                                    EXHIBIT A

                                  FORM OF PROXY

      The undersigned,  for consideration received,  hereby appoints _____ , and
and  each  of  them  [my][its]   proxies,   with  power  of   substitution   and
resubstitution, to vote all shares of common

stock, par value $5.00 per share, of [_____________], a commercial bank chartered under the laws of the State of New Jersey (the "Company"), [and [insert any New Shares (as defined in the Voting Agreement) or other shares of capital stock of the Company owned by the Shareholder (as defined in the Voting Agreement)]] owned by the undersigned at the [special] meeting of shareholders of the Company to be held [insert date, time and place] and at any adjournment thereof IN FAVOR OF adoption of the Agreement and Plan of Merger, dated as of December __, 2004 (the "Merger Agreement"), by and among the Company, [_______] Bancorp, Inc. and [________] National Bank, IN FAVOR OF consummation of the transactions contemplated by the Merger Agreement, and AGAINST any Acquisition Proposal (as defined in the Merger Agreement) at any meeting of shareholders of the Company and at any adjournment thereof at which any Acquisition Proposal is considered. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Shareholders' Agreement, dated as of December __, 2004, between the undersigned, other shareholders of the Company and Buyer (the "Shareholders' Agreement") terminates in accordance with its terms. This proxy shall be revoked upon termination of the Shareholders'Agreement.

Dated:
       -----------------------------


                                  [SHAREHOLDER]

                                     ANNEX C


March 18, 2005

Board of Directors
Red Oak Bank
190 Park Avenue
Morristown, NJ 07960

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Red Oak Bank ("Red Oak", or the "Company") common stock of the consideration to be paid pursuant to the Agreement and Plan of Merger dated December 17, 2004 and amended on March 3, 2005 (the "Agreement") by and between the Company and Center Bancorp, Inc. ("CNBC" or the "Buyer"). Pursuant to the Agreement, the Company will be merged into the Buyer's bank subsidiary, Union Center National Bank (the "Merger") and as a result of the Merger, as defined in the Agreement, each share of the Company's Common Stock held shall cease to be outstanding and shall be converted to the right to receive Buyer's common stock and/or cash so that 50% of the total consideration is in the form of Buyer's common stock and 50% is in the form of cash (the "Merger Consideration").

The Kafafian Group, Inc. ("TKG"), as part of our financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuations for corporate and other purposes. In the ordinary course of business TKG provides consulting services to financial institutions, including performance measurement, profitability outsourcing, strategic planning, process improvement, and various other financial advisory services. Prior to our engagement to render this fairness opinion, TKG has not performed other consulting or financial advisory services on behalf of the Company.

In rendering its opinion, TKG, among other things:

      - Reviewed the Agreement and Plan of Merger dated December 17, 2004 and amended on March 3, 2005;

      -     Analyzed   regulatory   filings  and  other  financial   information
            concerning Red Oak since 1999;

      -     Analyzed   regulatory   filings  and  other  financial   information
            concerning CNBC since 1999;

      - Discussed past, present, and future financial performance and operating philosophies with Red Oak and CNBC senior managements;

      - Reviewed certain internal financial data and projections of Red Oak and analyst estimates for CNBC;

      - Compared the financial condition, financial performance, and market trading multiples of Red Oak to similar financial institutions;

      - Compared the financial condition, financial performance, and market trading multiples of CNBC to similar financial institutions;

      - Reviewed reported price and trading activity for Red Oak and compared it to the price and trading activity for similar financial institutions;

      -     Reviewed  reported price and trading  activity for CNBC and compared
            it  to  the  price  and  trading  activity  for  similar   financial
            institutions;

      -     Compared  the  consideration  to be paid to Red Oak  pursuant to the
            Agreement  with  the  consideration   paid  by  other  acquirers  in
            comparable acquisitions of other financial institutions;

      - Reviewed the pro forma impact of the merger on the earnings and book value of the combined company and compared the contributions of each institution in a number of key financial categories to the combined company; and

      -     Considered other financial studies, analyses, and investigations and
            reviewed  other  information   deemed  appropriate  to  render  this
            opinion.

TKG spoke with certain members of senior management and other representatives of Red Oak and CNBC to discuss the foregoing as well as matters TKG deemed relevant. As part of its analyses, TKG took into account its assessment of general economic, market and financial conditions, its experience in similar transactions, as well as its experience in and knowledge of the banking industry. TKG's opinion is based upon conditions as they existed and could be evaluated on the respective dates thereof and the information made available to TKG through the respective dates thereof.

TKG relied upon the accuracy and completeness of all of the financial and other information reviewed and/or discussed for the purposes of its opinion. TKG assumed that financial forecasts provided by Red Oak were reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management. Any estimates contained in the analyses performed by TKG are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. TKG did not make any independent evaluation or appraisals of the assets or liabilities of Red Oak and CNBC nor was it furnished with any such appraisals. TKG also assumed, without independent verification, that the aggregate allowances for loan losses for Red Oak and CNBC were adequate.

This opinion is being furnished for the use and benefit of the Board of Directors of the Company and is not a recommendation to shareholders.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration on the terms and subject to the conditions provided in the Agreement, as amended, is fair, from a financial point of view, to Red Oak shareholders.

Very truly yours,

/s/ The Kafafian Group, Inc.
----------------------------
The Kafafian Group, Inc.

                                     ANNEX D

                         SUBSECTIONS (B), (C) AND (D) OF

           SECTION 215A OF THE NATIONAL BANK ACT (DISSENTERS' RIGHTS)

"MERGER OF NATIONAL BANKS OR STATE BANKS INTO NATIONAL BANKS"

(B) DISSENTING SHAREHOLDERS

If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(C) VALUATION OF SHARES

The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(D)  APPLICATION  TO  SHAREHOLDERS   OF  MERGING   ASSOCIATIONS:   APPRAISAL  BY
COMPTROLLER; EXPENSES OF RECEIVING ASSOCIATION; SALE AND RESALE OF SHARES; STATE APPRAISAL AND MERGER LAW

If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

      Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful.

      Subsection (3) of the Section 3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which the person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent that the Superior Court of New Jersey or the court in which the action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Subsection (4) of Section 3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith; subsection (8) of Section 3-5 provides that indemnification provided for by Section 3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled; and subsection (9) of Section 3-5 empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities and expenses under Section 3-5.

      The Registrant's Restated Certificate of Incorporation contains the following provision regarding indemnification:

            "Every person who is or was a director, officer, employee or agent of the corporation, or of any corporation which he served as such at the request of the corporation, shall be indemnified by the corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director, officer, employee or agent of the corporation, or of such other corporation, whether or not he is a director, officer, employee or agent of the corporation or such other corporation at the time that the expenses or liabilities are incurred."

            The Registrant also maintains directors' and officers' liability insurance.

Item 21. Exhibits and Financial Statement Schedules

(a)   Exhibits.

      2.1 Amended and Restated Agreement and Plan of Merger, dated as of March 3, 2005, by and among the Registrant, Union Center National Bank and Red Oak Bank. See Annex A of the proxy statement/prospectus included in this registration statement.

      2.2 Shareholders' Agreement, dated as of December 17, 2004, by and among certain shareholders of Red Oak Bank and the Registrant. See Annex B of the proxy statement/prospectus included in this registration statement.

      3.1   Certificate  of  Incorporation  of the  Registrant,  as amended,  is incorporated by reference to Registrant's Certificate of Incorporation, as amended, is incorporated by reference to Exhibit
            3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

      3.2   By-laws of the Registrant are  incorporated  by reference to Exhibit
            3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

      5.1   Opinion of Lowenstein Sandler PC.

      8.1   Opinion of Lowenstein Sandler PC, concerning tax matters.

      23.1  Consent of Independent Registered Public Accounting Firm

      23.2  Consent of  Lowenstein  Sandler  PC  (contained  in Exhibit  5.1 and
            Exhibit 8.1).

      23.3  Consent of The Kafafian Group.

      24.1  Power of Attorney.

      99.1  Form of Red Oak Bank Proxy Card.

      99.2  Election Form.

(b)   Financial Statement Schedules.

      All schedules are omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto.

(c)   Report, Opinion or Appraisal.

      Not applicable.

Item 22. Undertakings

      (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section l0(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933,
      each  such   post-effective   amendment  shall  be  deemed  to  be  a  new
      registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

      (g) The undersigned Registrant hereby undertakes:

      1. To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Union, State of New Jersey, on March 24, 2005.


                                        CENTER BANCORP INC.


                                        By: /s/ John J. Davis
                                            -------------------
                                            John J. Davis
                                            President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 24th day of March, 2005 by the following persons in the capacities indicated below.


SIGNATURE                                                 TITLE

/s/  Alexander A. Bol*                       Chairman of the Board
-------------------------------
     Alexander A. Bol


/s/ John J. Davis                            President; Chief Executive Officer;
-------------------------------                Director
    John J. Davis


/s/ Hugo Barth, III*                         Director
-------------------------------
    Hugo Barth, III


/s/ Brenda Curtis*                           Director
-------------------------------
    Brenda Curtis


/s/ Donald G. Kein*                          Director
-------------------------------
    Donald G. Kein


/s/ James J. Kennedy*                        Director
-------------------------------
    James J. Kennedy


/s/ Paul Lomakin, Jr.*                       Director
-------------------------------
    Paul Lomakin, Jr.


/s/ Eugene V. Malinowski*                    Director
-------------------------------
    Eugene V. Malinowski


/s/ Herbert Schiller*                        Director
-------------------------------
    Herbert Schiller


/s/ Norman F. Schroeder*                     Director
-------------------------------
    Norman F. Schroeder


/s/ William A. Thompson*                     Director
-------------------------------
    William A. Thompson


/s/ Anthony C. Weagley                       Principal Accounting and Financial
-------------------------------                Officer
Anthony C. Weagley


*By: /s/ Anthony C. Weagley
     -------------------------------
     Anthony C. Weagley, Attorney-in-Fact

                                  EXHIBIT INDEX

2.1 Amended and Restated Agreement and Plan of Merger, dated as of March 3, 2005, by and among the Registrant, Union Center National Bank and Red Oak Bank. See Annex A of the proxy statement/prospectus included in this registration statement.

2.2 Shareholders' Agreement, dated as of December 17, 2004, by and among certain shareholders of Red Oak Bank and the Registrant. See Annex B of the proxy statement/prospectus included in this registration statement.

3.1 Certificate of Incorporation of the Registrant, as amended, is incorporated by reference to Registrant's Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

3.2 By-laws of the Registrant are incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

5.1   Opinion of Lowenstein Sandler PC.

8.1   Opinion of Lowenstein Sandler PC, concerning tax matters.

23.1  Consent of Independent Registered Public Accounting Firm

23.2  Consent of  Lowenstein  Sandler PC  (contained  in Exhibit 5.1 and Exhibit
      8.1).

23.3  Consent of The Kafafian Group.

24.1  Power of Attorney.

99.1  Form of Red Oak Bank Proxy Card.

99.2  Election Form.